AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2007
                                                     REGISTRATION NO. 333-132810
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-1

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ---------------

                           MONY LIFE INSURANCE COMPANY

                                   OF AMERICA

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     ARIZONA
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6311
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)


                                   86-0222062

                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 --------------

                                   DODIE KENT
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                      AXA EQUITABLE LIFE INSURANCE COMPANY
                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                          CHRISTOPHER E. PALMER, ESQ.
                              GOODWIN PROCTER LLP
                           901 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20001

                                ---------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:    |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    |_|

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 333-105089, as most recently amended on April 22, 2005.

Individual Flexible Payment Variable Annuity Contract
Issued by MONY Life Insurance Company of America with variable investment options under MONY America's MONY America Variable Account A.

PROSPECTUS DATED MAY 1, 2007


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, you should read the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------

MONY Life Insurance Company of America (the "Company") issues the flexible payment variable annuity contract described in this prospectus. As of September 1, 2005, we are no longer offering this product to Non-Qualified Contracts. We are only offering this product to certain existing Qualified Plans. This Contract may not be available in all states. (See "Summary of the Contract -- Purpose of the Contract.") Although this prospectus is primarily designed for potential purchasers of the Contract, you may have previously purchased a Contract and be receiving this prospectus as a current Contract owner. If you are a current Contract owner, you should note that the investment options, features and charges of the Contract may have varied over time. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your Contract.
You can tell us what to do with your Purchase Payments. You can also tell us what to do with the fund value your contract may create for you resulting from those Purchase Payments.

You may allocate some or all of your Purchase Payments into the subaccounts. Each subaccount is a subaccount of separate account MONY America Variable Account A. Both the value of your contract before the date annuity payments begin and the amount of income afterward will depend on the investment performance of the portfolios you select. You bear the investment risk of investing in the portfolios. The subaccounts invest in shares of the following portfolios of AIM Variable Insurance Funds, The Alger American Fund, AXA Premier VIP Trust, Dreyfus Investment Portfolios, EQ Advisors Trust, Franklin Templeton Variable Insurance Products Trust, Janus Aspen Series, MFS(R) Variable Insurance TrustSM, Old Mutual Insurance Series Fund, Oppenheimer Variable Account Funds, PIMCO Variable Insurance Trust, ProFunds and The Universal Institutional Funds, Inc. (the "Funds").




--------------------------------------------------------------------------------
 Subaccounts
--------------------------------------------------------------------------------
o AIM V.I. Basic Value++                 o EQ/PIMCO Real Return
o AIM V.I. Financial Services            o EQ/Short Duration Bond
o AIM V.I. Global Health Care            o EQ/Small Company Growth+
o AIM V.I. Mid Cap Core Equity++         o EQ/UBS Growth and Income
o AIM V.I. Technology                    o EQ/Van Kampen Emerging Markets Equity
o Alger American Balanced++              o Franklin Income Securities
o Alger American MidCap Growth++         o Franklin Rising Dividends Securities
o All Asset Allocation*+++               o Franklin Zero Coupon 2010
o AXA Aggressive Allocation(1)**         o Janus Aspen Series Flexible Bond++
o AXA Conservative Allocation(1)**       o Janus Aspen Series Forty
o AXA Conservative-Plus Allocation(1)**  o Janus Aspen Series International
o AXA Moderate Allocation(1)**             Growth
o AXA Moderate-Plus Allocation(1)**      o MFS(R) Mid Cap Growth Series++
o Dreyfus IP Small Cap Stock Index++     o MFS(R) New Discovery Series++
o EQ/BlackRock Basic Value Equity*       o MFS(R) Total Return Series++
o EQ/Boston Advisors Equity Income       o MFS(R) Utilities Series
o EQ/Calvert Socially Responsible        o Multimanager High Yield*
o EQ/FI Mid Cap                          o Old Mutual Select Value++
o EQ/GAMCO Mergers and Acquisitions      o Oppenheimer Global Securities
o EQ/GAMCO Small Company Value             Fund/VA
o EQ/Government Securities               o Oppenheimer Main Street(R) Fund/VA++
o EQ/JPMorgan Core Bond                  o PIMCO Global Bond (Unhedged)
o EQ/Long Term Bond                      o PIMCO StocksPLUS Growth and Income
o EQ/Lord Abbett Growth and Income       o ProFund VP Bear
o EQ/Lord Abbett Mid Cap Value           o ProFund VP Rising Rates Opportunity
o EQ/Montag & Caldwell Growth            o ProFund VP UltraBull
o EQ/Money Market                        o UIF Global Value Equity++
                                         o UIF U.S. Real Estate++
--------------------------------------------------------------------------------

  Not all of these portfolios may be available in all states or all markets.

(1) The "AXA Allocation" portfolios.

* This is the investment option's new name effective on or about May 29, 2007 or July 9, 2007, subject to regulatory approval. Please see "The Funds" later in this Prospectus for the investment option's former name.

** This investment option will be available on or about June 15, 2007, subject to regulatory approval.

+ This investment option's name, investment objective and sub-adviser will change on or about May 29, 2007, subject to regulatory approval. See the supplement included with this Prospectus for more information. ++ Please see the supplement included with this Prospectus regarding the planned substitution or merger of this investment option.

+++ Please see the corresponding Fund prospectus for a change in investment strategy that will also occur on or about July 9, 2007, subject to regulatory approval.


You may also allocate some or all of your Purchase Payments and fund values into our Guaranteed Interest Account with Market Value Adjustment, which is discussed later in this Prospectus.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

o Guaranteed interest to be credited for specific periods (referred to as "Accumulation Periods").


o Three (3), five (5), seven (7), and ten (10) year Accumulation Periods are available. The one (1) year Accumulation Period is limited to the following states: Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington.

o Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.


o A market value adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

o Potential purchasers should carefully consider the factors described in "Risk Factors" (pages 2-3) as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.


--------------------------------------------------------------------------------
These are only some of the terms of the Guaranteed Interest Account with Market Value Adjustment. Please read this prospectus carefully for more complete details of the contract.
--------------------------------------------------------------------------------

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

MLA-VA/X01537

A Statement of Additional Information dated May 1, 2007 containing additional information about the contract is incorporated herein by reference. It has been filed with the Securities and Exchange Commission and is available from the Company without charge upon written request. You may request one by writing to our processing office located at MONY Life Insurance Company of America, Policyholder Services, 100 Madison Street, Syracuse, New York 13202, by telephoning 1-800-487-6669 or by accessing the SEC's website at www.sec.gov. The Table of Contents of the Statement of Additional Information can be found on the last page of this prospectus.

Table of contents
--------------------------------------------------------------------------------


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1. SUMMARY OF THE CONTRACT                                                   1
--------------------------------------------------------------------------------
Definitions                                                                  1

Purpose of the contract                                                      1
Purchase Payments and fund value                                             1

Minimum Purchase Payments                                                    1

MONY America Variable Account A                                              1

Guaranteed Interest Account with Market Value Adjustment                     2
The Accumulation Periods                                                     2

Crediting of interest                                                        2
The Market Value Adjustment                                                  2

Benefit option packages                                                      4

Transfer of fund value                                                       6
Loans                                                                        6
Surrenders                                                                   6
Charges and deductions                                                       6
Right to return contract provision                                           6

Death benefit                                                                6

Fee tables                                                                   7
Example                                                                      8
Other contracts                                                              9
Condensed financial information                                              9


--------------------------------------------------------------------------------
2. WHO IS MONY LIFE INSURANCE COMPANY
   OF AMERICA?                                                              10
--------------------------------------------------------------------------------
MONY Life Insurance Company of America                                      10

How to reach us                                                             10

MONY America Variable Account A                                             10


--------------------------------------------------------------------------------
3. THE FUNDS                                                                12
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Purchase of portfolio shares by MONY America Variable

   Account A                                                                17



--------------------------------------------------------------------------------
4. DETAILED INFORMATION ABOUT THE CONTRACT                                  18
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Payment and allocation of Purchase Payments                                 18
Telephone/fax/web transactions                                              22
Disruptive transfer activity                                                22
Termination of the Contract                                                 23

                                                            Table of contents  i

--------------------------------------------------------------------------------
5. DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT
   WITH MARKET VALUE ADJUSTMENT                                             24
--------------------------------------------------------------------------------

General                                                                     24

Guaranteed Interest Account with Market Value Adjustment                    24

Allocations to the Guaranteed Interest Account with Market
     Value Adjustment                                                       24
Specified interest rates and the accumulation periods                       24

Surrenders, transfers or loans                                              26

The Market Value Adjustment                                                 26

Investments                                                                 27



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6.  SURRENDERS                                                              28
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7. LOANS                                                                    29
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8. DEATH BENEFIT                                                            30
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Death benefit provided by the contract                                      30
Earnings increase death benefit                                             31
Election and effective date of election                                     32
Payment of death benefit proceeds                                           32


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9. CHARGES AND DEDUCTIONS                                                   33
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Deductions from Purchase Payments                                           34
Charges against fund value                                                  34
Deductions from fund value                                                  34


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10. ANNUITY PROVISIONS                                                      37
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Annuity payments                                                            37
Guaranteed minimum annuity payments                                         37
Election and change of settlement option                                    37
Settlement options                                                          38
Frequency of annuity payments                                               38
Additional provisions                                                       38


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11. OTHER PROVISIONS                                                        40
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Ownership                                                                   40
Provision required by Section 72(s) of the Code                             40
Provision required by Section 401(a)(9) of the Code                         40
Secondary annuitant                                                         40
Assignment                                                                  41
Change of beneficiary                                                       41
Substitution of securities                                                  41
Changes to Contracts                                                        41
Change in operation of MONY America Variable Account A                      41

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12. VOTING RIGHTS                                                           42
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13. DISTRIBUTION OF THE CONTRACTS                                           43
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14. FEDERAL TAX STATUS                                                      45
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Introduction                                                                45
Taxation of annuities in general                                            45
Retirement plans                                                            46
Tax treatment of the company                                                46


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15. ADDITIONAL INFORMATION                                                  47
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16. LEGAL PROCEEDINGS                                                       48
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17. FINANCIAL STATEMENTS                                                    49
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APPENDICES
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A -- For contracts issued in the State of Washington                       A-1
B -- Condensed financial information                                       B-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------


ii  Table of contents

1. Summary of the Contract

--------------------------------------------------------------------------------

This summary provides you with a brief overview of the more important aspects of your Contract, including the Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this summary and in your Contract. This summary and the entire prospectus will describe the part of the Contract involving MONY America Variable Account A. The prospectus also briefly will describe the Guaranteed Interest Account with Market Value Adjustment and the portfolios offered by AIM Variable Insurance Funds, The Alger American Fund, Dreyfus Investment Portfolios, EQ/Advisors Trust, Franklin Templeton Variable Insurance Products Trust, Janus Aspen Series, Lord Abbett Series Fund, MFS(R) Variable Insurance TrustSM, Old Mutual Insurance Series Fund, Oppenheimer Variable Account Funds, PIMCO Variable Insurance Trust, ProFunds and The Universal Institutional Funds, Inc. See applicable fund prospectuses for more detailed information about the portfolios offered by the Funds.


DEFINITIONS

--------------------------------------------------------------------------------
Specialized terms will be defined on the page where they first appear enclosed in a box.
--------------------------------------------------------------------------------
PURPOSE OF THE CONTRACT

The Contract is an Individual Flexible Payment Variable Annuity Contract (the "Contract" or "Contracts").

The Contract is designed to allow an owner to make Purchase Payments to the Company under the Contract. Those Purchase Payments are allocated at the owner's choice among the subaccounts of MONY America Variable Account A and the Guaranteed Interest Account with Market Value Adjustment. Those Purchase Payments can accumulate for a period of time and create fund value for the owner. The owner can choose the length of time that such Purchase Payments may accumulate. The owner may choose at some point in the future to receive annuity benefits based upon that accumulated fund value.

An owner may use the Contract's design to accumulate fund value for various purposes including retirement or to supplement other retirement programs. Some of these retirement programs (the "Qualified Plans") may qualify for federal income tax advantages available under certain sections of the Internal Revenue Code (the "Code"). Sections 401,403 (other than Section 403(b)), 408, 408A and 457, for example. We no longer offer contracts to fund plans intended to be qualified under Sections 403 or 457 of the Code, but may accept Purchase Payments under existing contracts or offer contracts to new Participants in existing plans. Accordingly, if you are purchasing this Contract through a Qualified Plan, you should consider purchasing this Contract for its death benefit, income benefits, and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances in order to determine whether or not the Contract is an appropriate investment for you.

We no longer offer the MONY America Variable Account A contract on a nonqualified basis or for any IRAs, SEP IRAs or SIMPLE IRA plans except as noted below:

(1) If you have a Non-Qualified Contract or an IRA, or if you established a SARSEP before 1997, we will continue to accept contributions under the contract; or

(2) If you have established an existing SIMPLE IRA or SEP IRA Plan we will offer Contracts to new employees and continue to accept contributions for all participating employees.

--------------------------------------------------------------------------------
QUALIFIED PLANS -- Retirement plans that may receive favorable tax treatment under certain Sections of the Code.
QUALIFIED CONTRACTS -- Contracts issued under Qualified Plans.
NON-QUALIFIED CONTRACTS -- Contracts not issued under Qualified Plans.
--------------------------------------------------------------------

The Contract is also designed to allow the owner to request payments of part or all of the accumulated fund values before the owner begins to receive annuity benefits. This payment may result in the imposition of a surrender charge and a market value adjustment. The market value adjustment will not apply to Contracts issued in certain states. These payments also may be subject to a contract charge and/or income or other taxes.


PURCHASE PAYMENTS AND FUND VALUE

You may allocate your Purchase Payments to one or more of the subaccounts of MONY America Variable Account A that are available under the Contract and/or to the Guaranteed Interest Account with Market Value Adjustment. The Purchase Payments you allocate among the various subaccounts of MONY America Variable Account A may increase or decrease in value on any day depending on the investment experience of the subaccounts you select. There is no guarantee that the value of the Purchase Payments you allocate to any of the subaccounts of MONY America Variable Account A will increase or that the Purchase Payments you make will not lose value.


MINIMUM PURCHASE PAYMENTS

The minimum Purchase Payment for individuals varies depending upon the purchaser of the contract, the method of paying the Purchase Payments and the benefit option package selected. (See "Payment and allocation of Purchase Payments.")

Additional Purchase Payments may be made at any time.



MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A is a separate investment account of MONY Life Insurance Company of America (the "Company"). MONY America Variable Account A's assets are owned by the Company, but are not chargeable with liabilities arising from any other business the Company conducts.


                                                      Summary of the Contract  1

The subaccounts of MONY America Variable Account A invest in shares of the Funds at their net asset value. (See "The Funds"). Owners bear the entire investment risk for all amounts allocated to MONY America Variable Account A subaccounts.

--------------------------------------------------------------------------------
FUND -- Any open-end management investment company or unit investment trust in which a subaccount invests.
OWNER -- The person so designated in the application to whom all rights, benefits, options and privileges apply while the Annuitant is living. If a Contract has been absolutely assigned, the assignee becomes the Owner.
PURCHASE PAYMENT -- An amount paid to the Company by the Owner or on the
Owner's behalf as consideration for the benefits provided by the Contract.
NET PURCHASE PAYMENT -- Purchase Payment less any applicable tax charge.
--------------------------------------------------------------------------------

GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is part of the Company's general account ("General Account"). It consists of all the Company's assets other than assets allocated to separate investment accounts of the Company. Net Purchase Payments allocated to the Guaranteed Interest Account with Market Value Adjustment will be credited with interest at rates guaranteed by the Company for specified periods. (See "Description of the Guaranteed Interest Account with Market Value Adjustment".)

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation Period.



The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply a market value adjustment ("MVA"). This adjustment may be positive, negative, or zero.


You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.



THE ACCUMULATION PERIODS

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period, and a 10-year Accumulation Period. Certain states limit contracts to a 1-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods subject to any applicable MVA. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See "Allocations to the Guaranteed Interest Account with Market Value Adjustment.")


Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the "Maturity Date"). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See "Specified interest rates and the accumulation periods.")


CREDITING OF INTEREST

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the Specified Interest Rate. It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See "Specified interest rates and the accumulation periods.")

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See "Specified interest rates and the accumulation periods.")


THE MARKET VALUE ADJUSTMENT


Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon payment of a death benefit upon the death of the annuitant. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.

A market value adjustment will not be imposed on contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington; however, restrictions on transfers apply in these States. The adjustment can be either a positive or negative adjustment. No adjustment is



2  Summary of the Contract
made for the amount withdrawn or transferred within 30 days before the end of the accumulation period.

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FUND VALUE -- The aggregate dollar value as of any Business Day of all amounts accumulated under each of the subaccounts, the Guaranteed Interest Account, and the loan account of the Contract. If the term Fund Value is preceded or followed by the terms subaccount(s), the Guaranteed Interest Account, and the loan account, or any one or more of those terms, Fund Value means only the Fund Value of the subaccount, the Guaranteed Interest Account or the loan account, as the context requires.
BUSINESS DAY -- Each day that the New York Stock Exchange is open for regular trading. A Business Day ends at 4:00 p.m. Eastern Time.
MONTHLY CONTRACT ANNIVERSARY -- The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract's Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.
--------------------------------------------------------------------------------


                                                       Summary of the Contract 3

BENEFIT OPTION PACKAGES

As of November 29, 2004, Option 3 is no longer available for new business.

Currently, Option 1 and Option 2 are available to new sales under the Contract. The two benefit option packages may not be available in all states. There are two benefit option packages available under Contracts issued in the state of Washington--see Appendix A for a table summarizing the benefit option packages. Each benefit option package is distinct. You select a benefit option package at the time of application. Once a selection is made, you may not transfer from one benefit option package to another.


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                             Option 1
--------------------------------------------------------------------------------
Mortality and expense risk   Current annual rate--1.20%
charge                       Maximum annual rate--1.40%
--------------------------------------------------------------------------------
Death benefit on death of    The greater of:
annuitant                    (1) The Fund Value less any
                             outstanding debt on the date due
                             proof of the Annuitant's death is
                             received by the Company

                             or
                             (2) The Purchase Payments paid,
                             reduced proportionately by each
                             partial surrender (reflecting any
                             market value adjustment and any
                             surrender charge) and less any
                             outstanding debt.*
--------------------------------------------------------------------------------
Earnings increase amount     Not Available
added to death benefit
--------------------------------------------------------------------------------
Guaranteed minimum           Not Available
annuity payments



------------------------------------------------------------------------------------------------------
                             Option 2                              Option 3***
------------------------------------------------------------------------------------------------------
Mortality and expense risk   Current annual rate--1.70%            Current annual rate--2.35%
charge                       Maximum annual rate--1.95%            Maximum annual rate--2.80%
------------------------------------------------------------------------------------------------------
Death benefit on death of    The greatest of:                      The greatest of:
annuitant                    (1) The Fund Value less any           (1) The Fund Value less any
                             outstanding debt on the date due      outstanding debt on the date due
                             proof of the Annuitant's death is     proof of the Annuitant's death is
                             received by the Company               received by the Company

                             or                                    or
                             (2) The Purchase Payments paid,       (2) The Purchase Payments paid,
                             reduced proportionately by each       reduced proportionately by each
                             partial surrender (reflecting any     partial surrender (reflecting any
                             market value adjustment and any       market value adjustment and any
                             surrender charge) and less any        surrender charge) and less any
                             outstanding debt.*                    outstanding debt.*
                             or                                    or
                             (3) Step Up Value (See "Death         (3) Step Up Value (See "Death
                             benefit").                            Benefit") or (4) Roll Up Value (See
                                                                   "Death benefit").
------------------------------------------------------------------------------------------------------
Earnings increase amount     The amount of the Earnings            The amount of the Earnings Increase
added to death benefit       Increase depends upon the age of      depends upon the age of the
                             the Annuitant on the Contract's       Annuitant on the Contract's Effective
                             Effective Date.                       Date.
                             If the Annuitant was age 69 or        If the Annuitant was age 69 or
                             younger on the Contract's Effective   younger on the Contract's Effective
                             Date, the Earnings Increase Amount    Date, the Earnings Increase Amount
                             is equal to 40% of the lesser of:     is equal to 40% of the lesser of:
                             (1) Net Purchase Payments;            (1) Net Purchase Payments;

                             or                                    or
                             (2) Fund Value minus Purchase         (2) Fund Value minus Purchase
                             Payments.**                           Payments.**
                             If the Annuitant was age 70 or        If the Annuitant was age 70 or older
                             older on the Contract's Effective     on the Contract's Effective Date, the
                             Date, the Earnings Increase Amount    Earnings Increase Amount is equal to
                             is equal to 25% of the lesser of:     25% of the lesser of:
                             (1) Net Purchase Payments;            (1) Net Purchase Payments;
                             or                                    or
                             (2) Fund Value minus Purchase         (2) Fund Value minus Purchase
                             Payments.**                           Payments.**
------------------------------------------------------------------------------------------------------
Guaranteed minimum           Not Available                         If certain conditions are met, the
annuity payments                                                   Guaranteed Annuitization Value may
                                                                   be used to provide guaranteed
                                                                   minimum annuity payments that are
                                                                   greater than annuity payments that
                                                                   would be provided by the Contract's
                                                                   Fund Value or Cash Value, as
                                                                   applicable.
------------------------------------------------------------------------------------------------------


4 Summary of the Contract


--------------------------------------------------------------------------------
                           Option 1
--------------------------------------------------------------------------------
Minimum initial Purchase   Qualified Contracts--The minimum
Payment                    Purchase Payment for Qualified
                           Plans is the same for all three
                           options. (See "Detailed information
                           about the contract.")
                           Non-Qualified Contracts--$5,000
--------------------------------------------------------------------------------
Annuitant Issue age        Qualified Contracts--0-85
                           Non-Qualified Contracts--0-85
--------------------------------------------------------------------------------
Annual contract charge     Current charge is $30.
                           The annual contract charge may
                           be increased to a maximum of $50
                           ($30 in certain states) on 30 days
                           written notice.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------
                           Option 2                              Option 3***
--------------------------------------------------------------------------------------------------------
Minimum initial Purchase   Qualified Contracts--The minimum      Qualified Contracts--the minimum
Payment                    Purchase Payment for Qualified        Purchase Payment for Qualified Plans
                           Plans is the same for all three       is the same for all three options. (See
                           options. (See "Detailed information   "Detailed information about the
                           about the contract.")                 contract.")
                           Non-Qualified Contracts--$10,000      Non-Qualified Contracts--$10,000
--------------------------------------------------------------------------------------------------------
Annuitant Issue age        Qualified Contracts--0-79             Qualified Contracts--0-79
                           Non-Qualified Contracts--0-79         Non-Qualified Contracts--0-79
--------------------------------------------------------------------------------------------------------
Annual contract charge     Current charge is $0.                 Current charge is $0.
                           The annual contract charge may        The annual contract charge may be
                           be increased to a maximum of $50      increased to a maximum of $50 ($30
                           ($30 in certain states) on 30 days    in certain states) on 30 days written
                           written notice.                       notice.
--------------------------------------------------------------------------------------------------------

* In the calculations of the death benefit, for each partial surrender, the proportionate reduction is equal to the amount of that partial surrender and any surrender charge and any market value adjustment divided by the Fund Value immediately before that partial surrender, multiplied by the Purchase Payments paid before that partial surrender. Depending on your state, for Contracts purchased prior to July 22, 2003, the death benefit is the greater of: (1) The Fund Value less any outstanding debt on the date due proof of the Annuitant's death is received by the Company, or (2) The Purchase Payments paid, less any partial surrenders and their surrender charges minus any outstanding debt, and plus or minus any Market Value Adjustment.


** The payments and values described in (1) and (2) do not include Purchase
   Payments made during the 12-month period immediately prior to the date due proof of death is received by the Company and reflect any partial surrenders made including any applicable market value adjustment and surrender charge, and less any outstanding debt.



*** As of November 29, 2004, Option 3 is no longer available for new business.


                                                       Summary of the Contract 5

TRANSFER OF FUND VALUE


You may transfer fund value among the subaccounts and to or from the Guaranteed Interest Account with Market Value Adjustment. Transfers from the Guaranteed Interest Account with Market Value Adjustment may be subject to a market value adjustment for Contracts issued in certain states. Transfers may be made by telephone, facsimile or via the web if the proper form or the telephone/facsimile/web authorization on a Contract application has been completed, signed, and received by the Company at its Operations Center. Transfers by telephone, facsimile or via the web are subject to the Company's rules and conditions for such privilege. (See "Transfers.")

LOANS

If your Contract permits, you may borrow up to 50% of your Contract's Fund Value from the Company. Your Contract will be the only security required for the loan. Contracts issued to 401(k) plans are generally the only Contracts which permit loans. An amount equal to the amount of the loan is transferred to the loan account as security for the loan. The loan account is part of the Company's General Account.

We will charge you interest on the amount borrowed. If you do not pay the interest when due, the amount due plus any accrued interest will be added to the outstanding debt.

SURRENDERS

You may surrender all or part of the Contract at any time and receive its Cash Value while the Annuitant is alive prior to the annuity starting date. We may impose a surrender charge and market value adjustment (if applicable). A partial surrender may reduce your death benefit proportionately by the same percentage that the surrender (including any surrender charge and any market value adjustment, if applicable) reduced Fund Value. The amounts you receive upon surrender may be subject to income taxes and a 10% penalty tax if you are younger than 59 1/2 at the time of surrender. (See "Federal tax status.")

CHARGES AND DEDUCTIONS

The Contract provides for the deduction of various charges and expenses from the fund value of the Contract.

We pay compensation to brokers-dealers who sell the Contracts. (For a discussion of this compensation, see "Distribution of the contracts.")

RIGHT TO RETURN CONTRACT PROVISION

You have the right to examine the Contract when you receive it. You may return the Contract for any reason during the right to return contract period (usually within ten days from the day you receive it). You will receive the Purchase Payments received by the Company, less any partial surrenders you make. During the "right to return contract period," Purchase Payments will be retained in the Company's General Account and will earn interest at a rate not less than 3.50% per year. If you have not returned the Contract at the end of the right to return contract period, we transfer the Net Purchase Payments with interest to the subaccounts and/or the Guaranteed Interest Account.

DEATH BENEFIT

If the Annuitant (and the Secondary Annuitant, if any) dies before the annuity starting date, the Company will pay a death benefit to the Beneficiary. The death benefit will depend upon the benefit option package in effect on the date the Annuitant dies. If the Annuitant dies after annuity payments start, no death benefit is payable except as may be payable under the settlement option selected. (See "Death benefit".)

--------------------------------------------------------------------------------
ANNUITANT -- The person upon whose continuation of life any annuity payment depends.
SECONDARY ANNUITANT -- The party designated by the Owner to become the Annuitant, subject to certain conditions, on the death of the Annuitant. BENEFICIARY -- The party entitled to receive benefits payable at the death of the Annuitant or (if applicable) the Secondary Annuitant.

ANNUITY STARTING DATE -- Attainment of age 95, or at the discretion of the
Owner of the Contract, an earlier date that is at least ten years from the Effective Date of the Contract.
--------------------------------------------------------------------------------



6  Summary of the Contract

FEE TABLES*

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer fund value between investment options or, for Contracts funding 401(k) plans only, take a loan. A charge for taxes may also be deducted.


--------------------------------------------------------------------------------
Owner Transaction Expenses:
--------------------------------------------------------------------------------
Maximum deferred sales load (surrender charge)    7.00%(1)
(as a percentage of Fund Value surrendered)
--------------------------------------------------------------------------------
Loan interest spread (effective annual rate)      2.50%(2)
--------------------------------------------------------------------------------
Maximum transfer charge                           $  25(3)
--------------------------------------------------------------------------------

The next table describes the fees and expense that you will pay periodically during the time that you own the Contract, not including Fund portfolio company fees and expenses.

--------------------------------------------------------------------------------
Maximum annual contract charge               $  50(4)
Separate Account Annual Expenses:
--------------------------------------------------------------------------------
 Option 1
--------------------------------------------------------------------------------
  Maximum mortality and expense risk fees    1.40%(5)
--------------------------------------------------------------------------------
  Total separate account annual expenses     1.40%(5)
--------------------------------------------------------------------------------
 Option 2
--------------------------------------------------------------------------------
  Maximum mortality and expense risk fees    1.95%(6)
--------------------------------------------------------------------------------
  Total separate account annual expenses     1.95%(6)
--------------------------------------------------------------------------------
 Option 3(7)
--------------------------------------------------------------------------------
  Maximum mortality and expense risk fees    2.80%(8)
--------------------------------------------------------------------------------
  Total separate account annual expenses     2.80%(8)
--------------------------------------------------------------------------------


* For the table of fees applicable to Contracts issued in the State of Washington, see Appendix A.

1 The surrender charge percentage, which reduces to zero, is determined by the Contract Year in which the surrender occurs.
   The surrender charge may be reduced under certain circumstances which include reduction in order to guarantee that certain amounts may be received free of the surrender charge. (See "Charges against fund value -- Free partial surrender amount.")

2 The loan interest spread is the difference between the amount of interest we charge on loans and the amount of interest we credit to amounts held in the loan account to secure loans.

3 The transfer charge currently is $0. However, the Company has reserved the right to impose a charge for each transfer which will not exceed $25 (except for contracts issued in the states of South Carolina and Texas, where it will not exceed $10). (See "Deductions from fund value -- Transfer charge.")

4 The annual contract charge for Option 1 is currently $30. The annual contract charge for Option 2 and Option 3 is currently $0. However, the Company may in the future change the amount of the charge to an amount not exceeding $50 per Contract Year (except for Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington where the charge may not exceed $30). (See "Deductions from fund value -- Annual contract charge.")

5 The mortality and expense risk charge is deducted daily equivalent to a current annual rate of 1.20% (and is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.40%) from the value of the net assets of MONY America Variable Account A.

6 The mortality and expense risk charge is deducted daily equivalent to a current annual rate of 1.70% (and is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.95%) from the value of the net assets of MONY America Variable Account A.

7  As of November 29, 2004, Option 3 is no longer available for new business.

8 The mortality and expense risk charge is deducted daily equivalent to a current annual rate of 2.35% (and is guaranteed not to exceed a daily rate equivalent to an annual rate of 2.80%) from the value of the net assets of MONY America Variable Account A.



The next item shows the minimum and maximum total operating expenses charged by the portfolio companies for the year ended December 31, 2006. You may pay portfolio company operating expenses periodically during the time that you own the Contract. Certain variable investment options invest in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). More detail concerning each Fund portfolio company's fees and expenses is contained in the prospectus for each portfolio.



                                                       Summary of the Contract 7

-------------------------------------------------------------------------------------------------------------
 Total Annual Fund Operating Expenses:                                                   Minimum     Maximum
-------------------------------------------------------------------------------------------------------------
Expenses that are deducted from portfolio company assets, including management fees,     0.47%       1.72%
distribution and/or services fees (12b-1 fees), and other expenses.
-------------------------------------------------------------------------------------------------------------


EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include Owner transaction expenses, contract fees, separate account annual expense, and Fund fees and expenses for the year ended December 31, 2006.


The example assumes that you invest $10,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. The example assumes the maximum contract charges and annual expenses of any of the Fund portfolios (before expense limitations) set forth in the previous charts. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

1.    a.   If you surrender your Contract at the end of the applicable time period (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $1,003       $1,672        $2,356        $3,880
  Option 2        $1,054       $1,821        $2,598        $4,347
  Option 3        $1,132       $2,045        $2,958        $5,015
--------------------------------------------------------------------------------


     b. If you surrender your Contract at the end of the applicable time period (assuming minimum fees and expenses of any of the Fund portfolios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $  887       $1,325        $1,779        $2,706
  Option 2        $  938       $1,479        $2,038        $3,242
  Option 3        $1,017       $1,713        $2,423        $4,010
--------------------------------------------------------------------------------


2.    a.   If you do not surrender your Contract (assuming maximum fees and expenses of any of the Fund portfolios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1         $364         $1,109        $1,873        $3,880
  Option 2         $419         $1,267        $2,129        $4,347
  Option 3         $502         $1,506        $2,509        $5,015
--------------------------------------------------------------------------------


     b. If you do not surrender your Contract (assuming minimum fees and expenses of any of the Fund portfolios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1         $240         $  739        $1,265        $2,706
  Option 2         $295         $  904        $1,538        $3,242
  Option 3         $379         $1,152        $1,944        $4,010
--------------------------------------------------------------------------------


3.    a.   If you annuitize your Contract and the proceeds are settled under
           Settlement Options 3 or 3A (life income with annuity options) (assuming maximum fees and expenses of any of the Fund portfolios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $1,003       $1,109        $1,873        $3,880
  Option 2        $1,054       $1,267        $2,129        $4,347
  Option 3        $1,132       $1,506        $2,509        $5,015
--------------------------------------------------------------------------------



8 Summary of the Contract

      b. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming minimum fees and expenses of any of the Fund portfolios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $  887       $  739        $1,265        $2,706
  Option 2        $  938       $  904        $1,538        $3,242
  Option 3        $1,017       $1,152        $1,944        $4,010
--------------------------------------------------------------------------------


4.    a.   If you annuitize your Contract and the proceeds are settled under
           Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming maximum fees and expenses of any of the Fund portfolios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $1,003       $1,672        $2,356        $3,880
  Option 2        $1,054       $1,821        $2,598        $4,347
  Option 3        $1,132       $2,045        $2,958        $5,015
--------------------------------------------------------------------------------


     b. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingen-cies) (assuming minimum fees and expenses of any of the Fund portfolios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $  887       $1,325        $1,779        $2,706
  Option 2        $  938       $1,479        $2,038        $3,242
  Option 3        $1,017       $1,713        $2,423        $4,010
--------------------------------------------------------------------------------


For the purposes of the Fee Tables and the Example, we assume that the Contract is owned during the accumulation period. (See "Charges and deductions".) On and after the annuity starting date, different fees and charges will apply. Please note, as of November 29, 2004, Option 3 is no longer available for new business.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other annuity contracts that he or she distributes. You can also contact us to find out more about any MONY Life Insurance Company of America annuity contracts.


CONDENSED FINANCIAL INFORMATION


Please see Appendix B at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2006.



                                                       Summary of the Contract 9

2. Who is MONY Life Insurance Company of America?

--------------------------------------------------------------------------------

MONY LIFE INSURANCE COMPANY OF AMERICA

We are MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. The Company is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, and under its other arrangements with the Company and parent, AXA exercises significant influence over the operations and capital structure of the Company and its parent. AXA holds its interest in the Company through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and MONY Holdings, LLC, and MONY Life Insurance Company, a life insurance company. The Company is obligated to pay all amounts that are promised to be paid under the contracts. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the contracts.

Our general account supports all of our policy and contract guarantees, including those that apply to the Guaranteed Interest Account with Market Value, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of Arizona and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by the Company and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



HOW TO REACH US

To obtain (1) any forms you need for communicating with us, (2) unit values and other values under your policy, and (3) any other information or materials that we provide in connection with your contract or the Portfolios, you may communicate with our processing office as listed below for the purposes described. Please refer to "Telephone/ Fax/Web Transactions" for effective dates for processing telephone, Internet, and facsimile requests, later in this prospectus. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our fax service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 BY MAIL:
--------------------------------------------------------------------------------
For contract owner inquiries, write our Operations Center:
MONY Life Insurance Company of America
Policyholder Services
100 Madison Street
Syracuse, New York 13202

--------------------------------------------------------------------------------
 BY TOLL-FREE PHONE:
--------------------------------------------------------------------------------
Our automated voice response system is normally available seven days a week, 24 hours a day at 1-800-487-6669. Customer service representatives are available weekdays from 9AM to 5PM, Eastern Time.

--------------------------------------------------------------------------------
 BY INTERNET:
--------------------------------------------------------------------------------
If you are an AXA Advisors client, our Website is www.axaonline.com. All other clients may access EQAccess by visiting our other Website at www.axa-equitable.com. Our Websites provide access to account information and customer service. After enrolling and setting up a password, you can view account details, perform certain transactions, print customer service forms and find answers to Frequently Asked Questions (FAQs).

You can also change your allocation percentages, transfer among investment options, make a payment, and/or change your address (1) by toll-free phone, (2) over the Internet, through EQAccess, or (3) by writing our Operations Center. For more information about the transaction requests you can make by phone, fax or internet, see "Telephone/fax/web transactions" later in this prospectus.

                      ----------------------------------

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New York), the District of Columbia, and Puerto Rico. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A is a separate investment account of the Company. Presently, only Purchase Payments for individual flexible payment variable annuity contracts are permitted to be allocated to MONY America Variable Account A. The assets in MONY America Variable Account A are kept separate from the General Account assets and other separate accounts of the Company.


10  Who is MONY Life Insurance Company of America?

The Company owns the assets in MONY America Variable Account A. The Company is required to keep assets in MONY America Variable Account A that equal the total market value of the contract liabilities funded by MONY America Variable Account A. Realized or unrealized income gains or losses of MONY America Variable Account A are credited or charged against MONY America Variable Account A assets without regard to the other income, gains or losses of the Company. Reserves and other liabilities under the contracts are assets of MONY America Variable Account A. MONY America Variable Account A assets are not chargeable with liabilities of the Company's other businesses. The assets of MONY America Variable Account A are, however, available to cover the liabilities of our General Account to the extent that the assets of MONY America Variable Account A exceed the liabilities of the contracts supported by it. The amount of some of our obligations under the Contracts is based on the assets in MONY America Variable Account A. However, the obligations themselves are obligations of the Company.

MONY America Variable Account A was authorized by the Board of Directors of the Company and established under Arizona law on March 27, 1987. MONY America Variable Account A is registered under the Investment Company Act of 1940 ("the 1940 Act") and is registered and classified under that act as a "unit investment trust". The SEC, however, does not manage or supervise the Company or MONY America Variable Account A. Although MONY America Variable Account A is registered, the Securities and Exchange Commission (the "SEC") does not monitor the activity of MONY America Variable Account A on a daily basis. The Company is not required to register, and is not registered, as an investment company under the 1940 Act. A unit investment trust is a type of investment company. For state law purposes, MONY America Variable Account A is treated as a part or division of the Company.

MONY America Variable Account A is divided into subdivisions called subaccounts. Each subaccount invests only in shares of a designated portfolio of the Funds. For example, the EQ/Long Term Bond Subaccount invests solely in shares of the EQ Advisors Trust EQ/Long Term Bond Portfolio. These portfolios serve only as the underlying investment for variable annuity and variable life insurance contracts issued through separate accounts of the Company or other life insurance companies. The portfolios may also be available to certain pension accounts. The portfolios are not available directly to individual investors. Income and realized and unrealized gains or losses from assets of each subaccount are credited to or charged against that subaccount without regard to income, gains or losses in the other subaccounts, our General Account, or any other separate accounts. We reserve the right to credit or charge a subaccount in a different manner if required, or appropriate, by reason of a change in the law. In the future, we reserve the right, in compliance with the laws that apply, to establish additional subaccounts; eliminate subaccounts; combine two or more subaccounts; transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any subaccount to another subaccount; restrict or eliminate any voting rights as to the MONY America Variable Account A; and cause one or more subaccounts to invest some or all of their assets in one or more other trusts or investment companies of MONY America Variable Account A if marketing needs, tax conditions or investment conditions warrant. Future subaccounts may invest in other portfolios of the Funds or in other securities, as permitted by applicable law. Any new subaccounts may be made available to existing Contracts on a basis to be determined by us. If any of these changes are made, we may, by appropriate endorsement, change the Contract to reflect the change.


                              Who is MONY Life Insurance Company of America?  11

3. The Funds

--------------------------------------------------------------------------------

Each available subaccount of MONY America Variable Account A will invest only in the shares of the Funds. There is a separate subaccount which corresponds to each portfolio of a Fund offered under the Contract. The Funds are registered with the SEC under the 1940 Act. The Funds, or any of them, may withdraw from sale any or all the respective portfolios as allowed by applicable law. Not all Funds may be available in all states or in all markets.

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include fees; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


The AXA Allocation Portfolios offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation Portfolios may enable the Company to more efficiently manage the Company's financial risks associated with certain guaranteed features. Please see "Payment and allocation of Purchase Payment" in "Detailed information about the contract" for more information about your role in managing your allocations.

AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate of the Company, serves as the investment manager of the portfolios of the AXA Premier VIP Trust and the EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), as applicable for each portfolio.



--------------------------------------------------------------------------------
 Portfolio Name                  Objective
--------------------------------------------------------------------------------
 AIM VARIABLE INSURANCE
 FUNDS -- SERIES I SHARES
--------------------------------------------------------------------------------
AIM V.I. BASIC VALUE FUND(++)   Long-term growth of capital.
--------------------------------------------------------------------------------
AIM V.I. FINANCIAL SERVICES     Seeks capital growth.
 FUND
--------------------------------------------------------------------------------
AIM V.I. GLOBAL HEALTH CARE     Seeks capital growth.
 FUND
--------------------------------------------------------------------------------
AIM V.I. MID CAP CORE EQUITY    Long-term growth of capital.
 FUND(++)
--------------------------------------------------------------------------------
AIM V.I. TECHNOLOGY FUND        Seeks capital growth.
--------------------------------------------------------------------------------
 THE ALGER AMERICAN FUND --
 CLASS O SHARES
--------------------------------------------------------------------------------
ALGER AMERICAN BALANCED         Seeks current income and long-term capital appreciation.
 PORTFOLIO(++)
--------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP           Seeks long-term capital appreciation.
 GROWTH PORTFOLIO(++)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST --
 CLASS A AND CLASS B SHARES
--------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION(+)    Seeks long-term capital appreciation.
--------------------------------------------------------------------------------
AXA CONSERVATIVE                Seeks a high level of current income.
 ALLOCATION(+)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                 applicable)
--------------------------------------------------------------------------------
 AIM VARIABLE INSURANCE
 FUNDS -- SERIES I SHARES
--------------------------------------------------------------------------------
AIM V.I. BASIC VALUE FUND(++)   A I M Advisors, Inc.
--------------------------------------------------------------------------------
AIM V.I. FINANCIAL SERVICES     A I M Advisors, Inc.
 FUND
--------------------------------------------------------------------------------
AIM V.I. GLOBAL HEALTH CARE     A I M Advisors, Inc.
 FUND
--------------------------------------------------------------------------------
AIM V.I. MID CAP CORE EQUITY    A I M Advisors, Inc.
 FUND(++)
--------------------------------------------------------------------------------
AIM V.I. TECHNOLOGY FUND        A I M Advisors, Inc.
--------------------------------------------------------------------------------
 THE ALGER AMERICAN FUND --
 CLASS O SHARES
--------------------------------------------------------------------------------
ALGER AMERICAN BALANCED         Fred Alger Management, Inc.
 PORTFOLIO(++)
--------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP           Fred Alger Management, Inc.
 GROWTH PORTFOLIO(++)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST --
 CLASS A AND CLASS B SHARES
--------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION(+)    o AXA Equitable
--------------------------------------------------------------------------------
AXA CONSERVATIVE                o AXA Equitable
 ALLOCATION(+)
--------------------------------------------------------------------------------


12 The Funds

--------------------------------------------------------------------------------
 Portfolio Name                  Objective
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST --
 CLASS A AND CLASS B SHARES
--------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS           Seeks current income and growth of capital, with a
 ALLOCATION(+)                  greater emphasis on current income.
--------------------------------------------------------------------------------
AXA MODERATE ALLOCATION(+)      Seeks long-term capital appreciation and current income.
--------------------------------------------------------------------------------
AXA MODERATE-PLUS               Seeks long-term capital appreciation and current income,
 ALLOCATION(+)                  with a greater emphasis on capital appreciation.
--------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD(1)      High total return through a combination of current
                                income and capital appreciation.
--------------------------------------------------------------------------------
 DREYFUS INVESTMENT
 PORTFOLIOS -- SERVICE SHARES
--------------------------------------------------------------------------------
SMALL CAP STOCK INDEX           Seeks to match the performance of S&P Small Cap 600
 PORTFOLIO(++)                  Index.
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST(*) CLASS
 1A AND 1B SHARES
--------------------------------------------------------------------------------
ALL ASSET ALLOCATION(2)(+++)    Seeks long-term capital appreciation and current income.
--------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks capital appreciation and secondarily, income.
 EQUITY(3)
--------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks a combination of growth and income to achieve an
 INCOME                         above-average and consistent total return.
--------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPON-     Seeks long-term capital appreciation.
 SIBLE
--------------------------------------------------------------------------------
EQ/FI MID CAP                   Seeks long-term growth of capital.
--------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND            Seeks to achieve capital appreciation.
 ACQUISITIONS
--------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY          Seeks to maximize capital appreciation.
 VALUE
--------------------------------------------------------------------------------
EQ/GOVERNMENT SECURITIES        Seeks to maximize income and capital appreciation
                                through investment in the highest credit quality debt
                                obligations.
--------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND           Seeks to provide a high total return consistent with mod-
                                erate risk to capital and maintenance of liquidity.
--------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation
                                through investment in long-maturity debt obligations.
--------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks capital appreciation and growth of income without
 INCOME                         excessive fluctuation in market value.
--------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Capital appreciation.
--------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.
 GROWTH
--------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income, preserve
                                its assets and maintain liquidity.
--------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN            Seeks maximum real return consistent with preservation
                                of real capital and prudent investment management.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                 applicable)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST --
 CLASS A AND CLASS B SHARES
--------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS           o AXA Equitable
 ALLOCATION(+)
--------------------------------------------------------------------------------
AXA MODERATE ALLOCATION(+)      o AXA Equitable
--------------------------------------------------------------------------------
AXA MODERATE-PLUS               o AXA Equitable
 ALLOCATION(+)
--------------------------------------------------------------------------------
MULTIMANAGER HIGH YIELD(1)      o Pacific Investment Management Company
                                  LLC
                                o Post Advisory Group, LLC
--------------------------------------------------------------------------------
 DREYFUS INVESTMENT
 PORTFOLIOS -- SERVICE SHARES
--------------------------------------------------------------------------------
SMALL CAP STOCK INDEX           The Dreyfus Corporation
 PORTFOLIO(++)
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST(*) CLASS
 1A AND 1B SHARES
--------------------------------------------------------------------------------
ALL ASSET ALLOCATION(2)(+++)    o AXA Equitable
--------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        o BlackRock Investment Management LLC
 EQUITY(3)
--------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       o Boston Advisors, LLC
 INCOME
--------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPON-     o Calvert Asset Management Company, Inc.
 SIBLE
                                o Bridgeway Capital Management, Inc.
--------------------------------------------------------------------------------
EQ/FI MID CAP                   o Fidelity Management & Research Company
--------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND            o GAMCO Asset Management Inc.
 ACQUISITIONS
--------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY          o GAMCO Asset Management Inc.
 VALUE
--------------------------------------------------------------------------------
EQ/GOVERNMENT SECURITIES        o BlackRock Financial Management, Inc.
--------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND           o JPMorgan Investment Management Inc.
--------------------------------------------------------------------------------
EQ/LONG TERM BOND               o BlackRock Financial Management, Inc.
--------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       o Lord, Abbett & Co., LLC
 INCOME
--------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    o Lord, Abbett & Co., LLC
--------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            o Montag & Caldwell, Inc.
 GROWTH
--------------------------------------------------------------------------------
EQ/MONEY MARKET                 o The Dreyfus Corporation
--------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN            o Pacific Investment Management Company,
                                  LLC
--------------------------------------------------------------------------------


                                                                    The Funds 13

--------------------------------------------------------------------------------
 Portfolio Name                     Objective
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST(*) CLASS
 1A AND 1B SHARES
--------------------------------------------------------------------------------
EQ/SHORT DURATION BOND             Seeks current income with reduced volatility of principal.
--------------------------------------------------------------------------------
EQ/SMALL COMPANY GROWTH(**)        Seeks to achieve capital appreciation.
--------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME           Seeks to achieve that total return through capital appre-
                                   ciation with income as a secondary consideration.
--------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING             Seek long-term capital appreciation.
 MARKETS EQUITY
--------------------------------------------------------------------------------
 FRANKLIN TEMPLETON VARIABLE
 INSURANCE PRODUCTS TRUST --
 CLASS 2
--------------------------------------------------------------------------------
FRANKLIN INCOME SECURITIES         Seeks to maximize income while maintaining prospects
 FUND                              for capital appreciation.
--------------------------------------------------------------------------------
FRANKLIN RISING DIVIDENDS          Seeks long-term capital appreciation, with preservation of
 SECURITIES FUND                   capital as an important consideration.
--------------------------------------------------------------------------------
FRANKLIN ZERO COUPON FUND          Seeks to provide as high an investment return as is con-
 2010                              sistent with capital preservation.
--------------------------------------------------------------------------------
 JANUS ASPEN SERIES --
 SERVICE SHARES
--------------------------------------------------------------------------------
FLEXIBLE BOND PORTFOLIO(++)        Seeks to obtain maximum total return, consistent with
                                   preservation of capital.
--------------------------------------------------------------------------------
FORTY PORTFOLIO(+++)               Seeks long-term growth of capital by normally investing
                                   in a core group of 20-40 common stocks.
--------------------------------------------------------------------------------
INTERNATIONAL GROWTH               Seeks long-term growth of capital.
 PORTFOLIO
--------------------------------------------------------------------------------
 MFS(R) VARIABLE INSURANCE
 TRUSTSM -- INITIAL CLASS
--------------------------------------------------------------------------------
MFS(R) MID CAP GROWTH SERIES(++)   The Fund's investment objective is to seek capital appre-
                                   ciation.
--------------------------------------------------------------------------------
MFS(R) NEW DISCOVERY SERIES(++)    The Fund's investment objective is to seek capital appre-
                                   ciation.
--------------------------------------------------------------------------------
MFS(R) TOTAL RETURN SERIES(++)     The Fund's investment objective is to seek total return.
--------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES            The Fund's investment objective is to seek total return.
 OLD MUTUAL INSURANCE SERIES
 FUND
--------------------------------------------------------------------------------
OLD MUTUAL SELECT VALUE            Seeks to provide long-term growth of capital and income.
 PORTFOLIO(++)                     Current income is a secondary objective.
--------------------------------------------------------------------------------
 OPPENHEIMER VARIABLE
 ACCOUNT FUNDS -- SERVICE
 CLASS
--------------------------------------------------------------------------------
OPPENHEIMER GLOBAL                 Seeks long-term capital appreciation by investing a sub-
 SECURITIES FUND/VA                stantial portion of its assets in securities of foreign
                                   issuers, "growth-type" companies, cyclical industries and
                                   special situations that are considered to have apprecia-
                                   tion possibilities.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                   Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                    applicable)
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST(*) CLASS
 1A AND 1B SHARES
--------------------------------------------------------------------------------
EQ/SHORT DURATION BOND             o BlackRock Financial Management, Inc.
--------------------------------------------------------------------------------
EQ/SMALL COMPANY GROWTH(**)        o Bear Stearns Asset Management, Inc.
                                   o Eagle Asset Management, Inc.
                                   o Wells Capital Management, Inc.
--------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME           o UBS Global Asset Management (Americas)
                                     Inc.
--------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING             o Morgan Stanley Investment Management Inc.
 MARKETS EQUITY
--------------------------------------------------------------------------------
 FRANKLIN TEMPLETON VARIABLE
 INSURANCE PRODUCTS TRUST --
 CLASS 2
--------------------------------------------------------------------------------
FRANKLIN INCOME SECURITIES         Franklin Advisers, Inc.
 FUND
--------------------------------------------------------------------------------
FRANKLIN RISING DIVIDENDS          Franklin Advisory Services, LLC
 SECURITIES FUND
--------------------------------------------------------------------------------
FRANKLIN ZERO COUPON FUND          Franklin Advisers, Inc.
 2010
--------------------------------------------------------------------------------
 JANUS ASPEN SERIES --
 SERVICE SHARES
--------------------------------------------------------------------------------
FLEXIBLE BOND PORTFOLIO(++)        Janus Capital Management LLC
--------------------------------------------------------------------------------
FORTY PORTFOLIO(+++)               Janus Capital Management LLC
--------------------------------------------------------------------------------
INTERNATIONAL GROWTH               Janus Capital Management LLC
 PORTFOLIO
--------------------------------------------------------------------------------
 MFS(R) VARIABLE INSURANCE
 TRUSTSM -- INITIAL CLASS
--------------------------------------------------------------------------------
MFS(R) MID CAP GROWTH SERIES(++)   Massachusetts Financial Services Company
--------------------------------------------------------------------------------
MFS(R) NEW DISCOVERY SERIES(++)    Massachusetts Financial Services Company
--------------------------------------------------------------------------------
MFS(R) TOTAL RETURN SERIES(++)     Massachusetts Financial Services Company
--------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES            Massachusetts Financial Services Company
--------------------------------------------------------------------------------
 OLD MUTUAL INSURANCE SERIES
 FUND
--------------------------------------------------------------------------------
OLD MUTUAL SELECT VALUE            Old Mutual Capital, Inc. (subadvised by Liberty
 PORTFOLIO(++)                     Ridge Capital, Inc.)
--------------------------------------------------------------------------------
 OPPENHEIMER VARIABLE
 ACCOUNT FUNDS -- SERVICE
 CLASS
--------------------------------------------------------------------------------
OPPENHEIMER GLOBAL                 OppenheimerFunds, Inc.
 SECURITIES FUND/VA
--------------------------------------------------------------------------------


14 The Funds

----------------------------------------------------------------------------------------------
 Portfolio Name                   Objective
----------------------------------------------------------------------------------------------
 OPPENHEIMER VARIABLE
 ACCOUNT FUNDS -- SERVICE
 CLASS
----------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET          Seeks high total return (which includes growth in the
 FUND(R)/VA(++)                  value of its shares as well as current income) from equity and debt securities.
----------------------------------------------------------------------------------------------
 PIMCO VARIABLE INSURANCE
 TRUST -- ADMINISTRATIVE
 CLASS
----------------------------------------------------------------------------------------------
GLOBAL BOND PORTFOLIO            Seeks to maximize total return, consistent with preserva-
 (UNHEDGED)                      tion of capital and prudent investment management.
----------------------------------------------------------------------------------------------
STOCKSPLUS GROWTH AND            An enhanced S&P 500 index strategy that seeks total
 INCOME PORTFOLIO                return, which exceeds the return of the S&P 500 Index.
 PROFUNDS -- INSURANCE
 SHARES
----------------------------------------------------------------------------------------------
PROFUND VP BEAR                  Seeks daily investment results, before fees and expenses,
                                 that correspond to the inverse (opposite) of the daily
                                 performance of the S&P 500 Index.
----------------------------------------------------------------------------------------------
PROFUND VP RISING RATES          Seeks daily investment results, before fees and expenses,
 OPPORTUNITY                     that correspond to the one and one-quarter times
                                 (125%) the inverse (opposite) of the daily price move-
                                 ment of the most recently issued 30-year U.S. Treasury
                                 Bond ("Long Bond").
----------------------------------------------------------------------------------------------
PROFUND VP ULTRABULL             Seeks daily investment results, before fees and expenses
                                 that correspond to twice (200%) the daily performance of
                                 the S&P 500 Index.
----------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL
 FUNDS, INC. -- SHARE CLASS I
----------------------------------------------------------------------------------------------
GLOBAL VALUE EQUITY              Seeks long-term capital appreciation by investing prima-
 PORTFOLIO(++)                   rily in equity securities of issuers throughout the world, including U.S. issuers.
----------------------------------------------------------------------------------------------
U.S. REAL ESTATE PORTFOLIO(++)   Seeks to provide above-average current return and long-
                                 term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                                 including real estate investment trusts.
----------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
                                 Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  applicable)
----------------------------------------------------------------------------------------------
 OPPENHEIMER VARIABLE
 ACCOUNT FUNDS -- SERVICE
 CLASS
----------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET          OppenheimerFunds, Inc.
 FUND(R)/VA(++)
 PIMCO VARIABLE INSURANCE
 TRUST -- ADMINISTRATIVE
 CLASS
----------------------------------------------------------------------------------------------
GLOBAL BOND PORTFOLIO            Pacific Investment Management Company, LLC
 (UNHEDGED)
----------------------------------------------------------------------------------------------
STOCKSPLUS GROWTH AND            Pacific Investment Management Company, LLC
 INCOME PORTFOLIO
 PROFUNDS -- INSURANCE
 SHARES
----------------------------------------------------------------------------------------------
PROFUND VP BEAR                  ProFund Advisors
----------------------------------------------------------------------------------------------
PROFUND VP RISING RATES          ProFund Advisors
 OPPORTUNITY
----------------------------------------------------------------------------------------------
PROFUND VP ULTRABULL             ProFund Advisors
 THE UNIVERSAL INSTITUTIONAL
 FUNDS, INC. -- SHARE CLASS I
----------------------------------------------------------------------------------------------
GLOBAL VALUE EQUITY              Morgan Stanley Investment Management Inc.,
 PORTFOLIO(++)                   which does business in certain instances using
                                 the name "Van Kampen," is the investment
                                 adviser to The Universal Institutional Funds, Inc.
                                 (subadvised by Morgan Stanley Investment Man-
                                 agement Limited)
----------------------------------------------------------------------------------------------
U.S. REAL ESTATE PORTFOLIO(++)   Morgan Stanley Investment Management Inc.,
                                 which does business in certain instances using
                                 the name "Van Kampen," is the investment
                                 adviser to The Universal Institutional Funds, Inc.
----------------------------------------------------------------------------------------------


(*) This portfolio information reflects the portfolio's name change effective on or about May 29, 2007 or July 9, 2007, subject to regulatory approval. The chart below reflects the portfolio's name in effect, until on or about May 29, 2007 or July 9, 2007. The number in the "FN" column corresponds with the number contained in the table above.



--------------------------------------------------------------------------------
             Portfolio Name until May 29, 2007 or
    FN       July 9, 2007
--------------------------------------------------------------------------------
   (1)      AXA Premier VIP High Yield (May 29, 2007)
--------------------------------------------------------------------------------
   (2)      EQ/Enterprise Moderate Allocation (July 9, 2007)
--------------------------------------------------------------------------------
   (3)      EQ/Mercury Basic Value Equity (May 29, 2007)
--------------------------------------------------------------------------------

(**) This investment option's name, investment objective and sub-adviser will change on or about May 29, 2007, or July 9, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

(***) Unlike the other Funds, the Janus Aspen Series Forty Portfolio is a non-diversified, open-end management investment company. A nondiversified Fund may hold a larger position in a smaller number of securities than a diversified Fund. This means that a single security's increase or decrease in value may have a greater impact on the return and net asset value of a non-diversified Fund than a diversified Fund.

(+) This investment option will be available on or about June 15, 2007, subject to regulatory approval.

(++) Please see the supplement included with the prospectus regarding the planned substitution or merger of this portfolio.

(+++) Please see the corresponding Fund prospectus for a change in the investment strategy that will also occur on or about July 9, 2007, subject to regulatory approval.



                                                                    The Funds 15

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. Share classes, where applicable, are defined in the corresponding Fund prospectus. The prospectuses for the Fund contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Fund prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1-800-487-6669.


Each Owner should periodically review their allocation of Purchase Payments and Fund Values among the subaccounts and the Guaranteed Interest Account with Market Value Adjustment in light of their current objectives, the current market conditions, and the risks of investing in each of the Funds' various portfolios. A full description of the objectives, policies, restrictions, risks and expenses for each of the Funds' portfolios can be found in the prospectus for each of the Funds.


16 The Funds

PURCHASE OF PORTFOLIO SHARES BY MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A will buy and redeem shares from the Funds at net asset value. Shares will be redeemed when needed for the Company to:

o  Collect charges under the Contracts;

o  Pay Cash Value on full surrenders of the Contracts;

o  Fund partial surrenders;

o  Provide benefits under the Contracts; or

o Transfer assets from one subaccount to another or between one or more subaccounts of MONY America Variable Account A and the Guaranteed Interest Account with Market Value Adjustment as requested by Owners.

Any dividend or capital gain distribution received from a portfolio of a Fund will be:

o  Reinvested immediately at net asset value in shares of that portfolio; or

o  Kept as assets of the corresponding subaccount.

--------------------------------------------------------------------------------
CASH VALUE -- The Contract's Fund Value, less (1) any applicable surrender charge, (2) any outstanding debt, and (3) any applicable market value adjustment.
--------------------------------------------------------------------------------

Shares of the Funds are not sold directly to the general public. They are sold to the Company, and may be sold to other insurance companies that issue variable annuity and variable life insurance contracts. In addition, they may be sold to retirement plans.

When a Fund sells shares in any of its portfolios both to variable annuity and to variable life insurance company separate accounts, it engages in mixed funding. When a Fund sells shares in any of its portfolios to separate accounts of unaffiliated life insurance companies, it engages in shared funding. Each Fund may engage in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interests of various shareholders participating in a Fund could conflict.

The Boards of Directors or Trustees of each of the Funds monitors the respective Fund for the existence of material irreconcilable conflict between the interests of variable annuity Owners and variable life insurance Owners. The Boards shall report any such conflict to the boards of the Company and its affiliates. The Boards of Directors of the Company and its affiliates have agreed to be responsible for reporting any potential or existing mixed and shared funding conflicts to the Directors and Trustees of each of the relevant Funds. The Boards of Directors of the Company and its affiliates will remedy any conflict at their own cost. The remedy may include establishing a new registered management investment company and segregating the assets underlying the variable annuity contracts and the variable life insurance contracts.


The investment objectives and policies of certain portfolios are similar to the investment objectives and policies of other portfolios that may be managed by the same investment adviser or manager. The investment results of the portfolios, however, may be higher or lower than the results of such other portfolios. There can be no assurance, and no representation is made that the investment results of any of the portfolios will be comparable to the investment results of any other portfolio, even if the other portfolio has the same investment adviser or manager, or if the other portfolio has a similar name.



                                                                   The Funds  17

4. Detailed information about the contract

--------------------------------------------------------------------------------

The Fund Value in MONY America Variable Account A and in the Guaranteed Interest Account with Market Value Adjustment provide many of the benefits of your Contract. The information in this section describes the benefits, features, charges and major provisions of the Contract and the extent to which those depend upon the Fund Value, particularly the Fund Value in MONY America Variable Account A. There may be differences in your Contract such as differences in fees, charges, and benefits because of the state where we issued your Contract. We will include any such differences in your Contract. If we issued your Contract in the State of Washington, please see Appendix A.

PAYMENT AND ALLOCATION OF PURCHASE PAYMENTS

ISSUE AGES

The issue ages for the two benefit option packages available under the Contract vary as per the table below. The maximum issue age of the Annuitant for Option 1 is 85. The maximum issue age of the Annuitant for Option 2 is 79. For Option 3, it was 79.


--------------------------------------------------------------------------------
                               Option 1       Option 2       Option 3*
--------------------------------------------------------------------------------
    Annuitant Issue Ages        0-85           0-79            0-79
--------------------------------------------------------------------------------

*  As of November 29, 2004, Option 3 is no longer available for new business.


ISSUANCE OF THE CONTRACT


The Contract is between you and the Company. The Contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under your Contract. In the absence of a specific written arrangement to the contrary, you as the owner of the Contract, have the sole authority to make investment allocations and other decisions under the Contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your Contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


Individuals who want to buy a Contract must:

(1) complete an application;

(2) personally deliver the application to

   (a) a licensed agent of the Company who is also a registered representative of AXA Advisors, LLC or AXA Distributors, LLC (together, the "Distributors") who act as the principal underwriters for the Contracts, or

   (b) a licensed agent who is also a registered representative of a broker dealer which had been authorized by the Distributors to sell the Contract; and

(3) pay the minimum initial Purchase Payment.

If we receive a completed application and all other information necessary for processing a purchase order at our Operations Center, we will apply your initial Purchase Payment no later than two Business Days after we receive the order. While attempting to finish an incomplete application, we may hold your initial Purchase Payment for no more than five Business Days. If an incomplete application cannot be completed within those five days, we will inform you of the reasons, and will return your Purchase Payment immediately (unless you specifically authorize us to keep it until the application is complete). Once you complete your application, we must apply the initial Purchase Payment within two Business Days. We will apply any additional Purchase Payments you make on the Business Day we receive them at our Operations Center.

The Contract may be used with certain tax qualified plans. The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified plan. Accordingly, if you are purchasing this Contract, you should purchase it for its death benefit, annuity benefits, and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances in order to determine whether the Contract is an appropriate investment for you.


The minimum initial Purchase Payment for individuals varies depending upon the use of the Contract, the method of purchase and the benefit option package selected. The chart below shows the minimum initial Purchase Payment for each situation.



18 Detailed information about the contract

------------------------------------------------------------------------------------------------------------------------------------
Use of Contract or Method of Making Purchase Payment                              Minimum Initial Purchase Payment
------------------------------------------------------------------------------------------------------------------------------------
Individual retirement accounts and annuities under Section 408 of the Code        $2,000
(other than Simplified Employee Pensions), including Roth IRAs under Section
408A of the Code (no longer available to new purchasers).
------------------------------------------------------------------------------------------------------------------------------------
Non-Qualified Contracts (no longer available to new purchasers).                  Option 1 $5,000
                                                                                  Option 2 $10,000
                                                                                  Option 3 $10,000
------------------------------------------------------------------------------------------------------------------------------------
H.R. 10 plans (self-employed individuals' retirement plans under Section 401 of   $  600
the Code) (no longer available to new purchasers) and Simplified Employee Pen-
sions under Section 408 of the Code (no longer available to new purchasers).
------------------------------------------------------------------------------------------------------------------------------------
Certain corporate or association retirement plans.                                $  600
------------------------------------------------------------------------------------------------------------------------------------
Annuity purchase plans sponsored by certain tax-exempt organizations, govern-     $  600
mental entities and deferred compensation plans under Section 457 of the Code.
------------------------------------------------------------------------------------------------------------------------------------
Payroll deduction and automatic checking account withdrawal plans.                Annualized rate of $600 (i.e., $600 per year,
                                                                                  $300 semian-
                                                                                  nually, $150 quarterly or $50 per month)
------------------------------------------------------------------------------------------------------------------------------------
Government Allotment Plans                                                        $50 per month

--------------------------------------------------------------------------------
GOVERNMENT ALLOTMENT PLANS -- Payroll deduction plans used for financial products by government employees.
--------------------------------------------------------------------------------
Additional Purchase Payments may be made at any time--before the annuity starting date as long as the Annuitant is living. However, for certain automatic payment plans, the smallest additional payment is $50.

The Company reserves the right to revise its rules from time to time to specify different minimum Purchase Payments for such plans. In addition, the prior approval of the Company is needed before it will accept a Purchase Payment if that would cause Cumulative Purchase Payments, less any partial surrenders and their surrender charges and market value adjustments, to exceed $1,500,000.

The Company reserves the right to reject an application for any reason permitted by law.

Net Purchase Payments received before the Effective Date will be held in the Company's General Account and will be credited with interest at not less than 3.50% per year if:

(1) the Contract is issued by the Company, and

(2) the Contract is delivered to the Owner.

No interest will be paid if the Contract is not issued or if it is declined by the Owner.

These amounts will be held in that account pending end of the right to return contract period. (See below.)

--------------------------------------------------------------------------------
EFFECTIVE DATE -- The date the contract begins as shown in the Contract.
--------------------------------------------------------------------------------
TAX-FREE 'SECTION 1035' EXCHANGES


The Owner can generally exchange one annuity contract for another in a 'tax-free exchange' under Section 1035 of the Internal Revenue Code. Similar rules may apply to changing the funding vehicle in a Qualified Plan. Before making the exchange, the Owner should compare both contracts carefully. Remember that if you exchange another contract for the one described in this prospectus, you might have to pay a surrender charge on the old contract. There will be a new surrender charge period for this Contract and other charges may be higher (or lower) and the benefits may be different. If the exchange does not qualify for Section 1035 treatment, the Owner may have to pay federal income tax, and penalty taxes on the exchange. The Owner should not exchange another contract for this one unless he or she determines, after knowing all the facts, that the exchange is in the Owner's best interest and not just better for the person trying to sell the Owner this Contract (that person will generally earn a commission if the Owner buys this Contract through an exchange or otherwise).

RIGHT TO RETURN CONTRACT PROVISION

The Owner may return the Contract during the right to return contract period (usually within 10 days) of the delivery date. The Contract must be returned to the Company or any agent of the Company. When the Company receives the Contract, it will be voided as if it were never in effect. Unless state law requires otherwise, the amount to be refunded is equal to the Purchase Payments received by the Company, less any partial surrenders you made. During the right to return contract period, Purchase Payments will be retained in the Company's General Account and will earn interest at a rate not less than 3.50% per year. If you have not returned the Contract at the end of the right to return contract period, we transfer the Net Purchase Payments with interest to the subaccounts and/or the Guaranteed Interest Account.

ALLOCATION OF PAYMENTS AND FUND VALUE

ALLOCATION OF PAYMENTS. On the application, the Owner may allocate Net Purchase Payments to any of the available subaccounts of MONY America Variable Account A or to the Guaranteed Interest Account with Market Value Adjustment. Net Purchase Payments (and any interest thereon) are held in the General Account if they are received before the end of the right to return contract period.

The portion of Net Purchase Payments allocated to the Guaranteed Interest Account with Market Value Adjustment will be held in the Guaranteed Interest Account with Market Value Adjustment of the General Account for the specified period selected and will be credited with interest at the rate declared by the Company for that specified period. The portion of Net Purchase Payments allocated to subaccounts of MONY America Variable Account A will earn 3.50% annual interest until the right to return contract period expires. (See "Right to return contract provision" above.) After the right to return Contract


                                    Detailed information about the contract   19
period has expired, the value of Net Purchase Payments allocated to subaccounts of MONY America Variable Account A will automatically be transferred to MONY America Variable Account A subaccount(s) according to the Owner's percentage allocation.

After the right to return contract period, under a non-automatic payment plan, if the Owner does not:

(1) specify the amount to be allocated among subaccounts, or

(2) specify the percentage to be allocated among subaccounts, or

(3) the amount or percentage specified is incorrect or incomplete,

the Net Purchase Payments will be allocated under the Owner's most recent instructions on record with the Company. The percentage specified must not be less than 5% of the Net Purchase Payment. Allocation percentages must total 100%. For automatic payment plans, Net Purchase Payments will be allocated according to the Owner's most recent instructions on record.

The Owner may change the specified allocation formula for future Net Purchase Payments at any time without charge by sending written notification to the Company at the Operations Center. Prior allocation instructions may also be changed by telephone, facsimile or via the web subject to the rules of the Company and its right to terminate or modify telephone, facsimile or via the web allocation. The Company reserves the right to deny any telephone, facsimile or via the web allocation request. (See "Telephone/fax/web transactions.") Any such change, whether made in writing or by telephone, facsimile or via the web, will be effective seven days after we receive notice of the change in accordance with the requirements of state insurance departments and the Investment Company Act of 1940.

Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington must maintain a minimum Fund Value balance of $2,500 in the Guaranteed Interest Account with Market Value Adjustment when an allocation to said account is chosen.

CALCULATING UNIT VALUES FOR EACH SUBACCOUNT

When allocated Net Purchase Payments are received they are credited to subaccounts of MONY America Variable Account A in the form of units. The number of units is determined by dividing the dollar amount allocated to a particular subaccount by the unit value for that subaccount for the Business Day on which the Purchase Payment is received.

To determine the unit value of a subaccount on each Business Day, the Company takes the prior Business Day's unit value and multiplies it by the Net Investment Factor for the current Business Day. The Net Investment Factor is used to measure the investment performance of a subaccount from one Business Day to the next. The Net Investment Factor for each subaccount equals:

     (1) the net asset value per share of each Fund held in the sub account at the end of the current Business Day divided by

     (2) the net asset value per share of each Fund held in the sub account at the end of the prior Business day, minus

     (3) the daily mortality and expense risk charge and any other applicable charges adjusted for the number of calendar days in the period.

The unit value of these subaccounts may increase, decrease or remain the same from Business Day to Business Day. The unit value depends on the investment performance of the portfolio of the Fund in which the subaccount invests and any expenses and charges deducted from MONY America Variable Account A. The Owner bears the entire investment risk. Owners should periodically review their allocations of payments and values in light of market conditions and overall financial planning requirements.

CALCULATION OF GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT FUND
VALUE

Net Purchase Payments to be allocated to the Guaranteed Interest Account with Market Value Adjustment will be credited to the Accumulation Period chosen by the Owner on

     (1)   the date received at the Operations Center, or

     (2) if the day Net Purchase Payments are received is not a Busi ness Day, then on the next Business Day.

Interest will be credited daily.

CALCULATION OF FUND VALUE

The Contract's Fund Value will reflect:

o The investment performance of the selected subaccount(s) of MONY America Variable Account A.

o Amounts credited (including interest) to the Guaranteed Interest Account with Market Value Adjustment.

o  Any Net Purchase Payments.

o  Any transfer charges.

o  Any partial surrenders.

o  Any outstanding debt.

o All Contract charges (including surrender charges and market value adjustments) imposed.

There is no guaranteed minimum Fund Value, except to the extent Net Purchase Payments have been allocated to the Guaranteed Interest Account with Market Value Adjustment. Because a Contract's Fund Value at any future date will be dependent on a number of variables, it cannot be predetermined.

The Fund Value will be computed first on the Effective Date and thereafter on each Business Day. On the Effective Date, the Contract's Fund Value will be the Net Purchase Payments received on or before the Effective Date plus any interest credited on those Payments during the period when Net Purchase Payments are held in the General Account. (See "Issuance of the contract".)

After amounts allocated to the subaccounts are transferred from the General Account to MONY America Variable Account A, on each Business Day, the Contract's Fund Value will be computed as follows:

     (1) Determine the aggregate of the Fund Values attributable to the Contract in each of the subaccounts on that Business Day. This is done by multiplying the subaccount's unit value on that date by the number of subaccount units allocated to


20  Detailed information about the contract
           the Contract. The computation of the Contract's Fund Value in the subaccount is done before any other Contract transactions on that Business Day.

     (2)   Add any amount credited to the Guaranteed Interest
           Account with Market Value Adjustment before that Business Day. This amount is the aggregate of all Net Purchase Payments allocated to the Guaranteed Interest Account with Market Value Adjustment and:

           o  The addition of any interest credited.

           o  Addition or subtraction of any amounts transferred.

           o  Subtraction of any partial surrenders.

           o Subtraction of any Contract charges, surrender charges, transfer charges, and any Market Value Adjustments

     (3) Add the value held in the loan account to secure Contract loans and interest credited on that day on that amount;

     (4)   Add any Net Purchase Payment received on that Business
           Day;

     (5) Subtract any partial surrender amount (reflecting any surren der charge and Market Value Adjustment) made on that Business Day;

     (6) Subtract any annual contract charge and/or transfer charge deductible on that Business Day.

Regarding (1) above, for each subaccount we multiply the number of units credited to that subaccount by its unit Value on that Business Day. The multiplication is done before the purchase or redemption of any units on that Business Day.

If a transaction would ordinarily require that the Contract's Fund Value be computed for a day that is not a Business Day, the next following Business Day will be used.

TRANSFERS. You may transfer the value of the Contract among the subaccounts after the right to return Contract period has expired by sending a proper written request to the Company's Operations Center. Transfers may be made by telephone, facsimile or via the web if proper authorization has been received at the Company's Operations Center. (See "Telephone/fax/web transactions.") Transfers will be executed at the net asset value next calculated by the Company if the transfer instruction is received before 4:00 P.M. (Eastern Time) on a day on which the New York Stock Exchange is open for business. If the New York Stock Exchange is not open for business on the day of receipt, the transfer instruction will be executed at the net asset value calculated at the close of business on the first day thereafter on which the New York Stock Exchange is open for business. Such transfers are subject to the Company's rules and conditions for such privilege. Currently, there are no limitations on the number of transfers between subaccounts. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

Transfers may be postponed for any period during which

(1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

(2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

(3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

A transfer charge is not currently imposed on transfers. (See "Deductions from fund value -- Transfer charge.") However, the Company reserves the right to impose a charge which will not exceed $25 per transfer. If imposed the charge will be deducted from the first subaccount(s) or the Guaranteed Interest Account with Market Value Adjustment you designate funds to be transferred from. This charge is in addition to the amount transferred. All transfers in a single request are treated as one transfer transaction. A transfer resulting from the first reallocation of Fund Value at the end of the right to return Contract period will not be subject to a transfer charge and transfers made at the end of an Accumulation Period of amounts allocated to the Guaranteed Interest Account with Market Value Adjustment (see below) will not be subject to a transfer charge. Under present law, transfers are not taxable transactions.

TRANSFERS INVOLVING THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT. Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7, or 10 year Accumulation Period there will be a market value adjustment for Contracts issued in most states. If the transfer request is received within 30 days before the end of the Accumulation Period, no market value adjustment will apply. If multiple Accumulation Periods are in effect, your transfer request must specify from which Accumulation Period(s) we are to make the transfer.

Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington with fund value in the Guaranteed Interest Account with Market Value Adjustment must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

TRANSFERS BY THIRD PARTIES. As a convenience to Owners, the Company may allow an Owner to give certain third parties the right to effect transfers on the Owner's behalf. However, when the same third party possesses this ability on behalf of many Owners, the result can be simultaneous transfers involving large amounts of Fund Value. Such transfers can disrupt the orderly management of the portfolios underlying the Contract, can result in higher costs to Owners, and are generally not compatible with the long-range goals of Owners. The Company believes that such simultaneous transfers effected by such third parties are not in the best interests of all shareholders of the Funds underlying the Contracts, and the management of the Funds share this position. Therefore, the Company may limit or disallow transfers made by a third party. The Company will mail notification to the Owner within one Business Day if it does not execute a transfer. The limitations on transfers by third parties do not, however, prevent Owners from making their transfer requests, subject to the Company's disruptive transfer provisions. (See "Payment and allocation of Purchase Payments -- Disruptive transfer activity.")


                                    Detailed information about the contract   21

Please see "Payment and allocation of Purchase Payments" earlier in this section "Detailed information about the contract" for more information about your role in managing your allocations.



TELEPHONE/FAX/WEB TRANSACTIONS


Prior allocation instructions may be changed or transfers requested by telephone, fax or via the web subject to the Company's guidelines (which we believe to be reasonable) and the Company's right to modify or terminate the telephone/fax/web privilege. The Company reserves the right to deny any telephone, fax or web request.


If all telephone lines are busy or the internet is not available (for example, during periods of substantial market fluctuations), Owners may be unable to request telephone, fax or web allocation changes or transfers by telephone, fax or web. In such cases, an Owner would submit a written request.


We have adopted guidelines relating to changes of allocations and transfers by telephone, fax or web which, among other things, outlines procedures designed to prevent unauthorized instructions. If the Owner does not follow these procedures:


(1) the Company shall not be liable for any loss as a result of following fraudulent telephone, fax or web instructions; and

(2) the Owner will, therefore, bear the entire risk of loss due to fraudulent telephone, fax or web instructions.


A copy of the guidelines and our form for electing telephone/facsimile transfer privileges is available from your financial professional or by calling us at 1-800-487-6669, Monday through Friday, 9AM to 5PM, Eastern Time. Web transfer privileges and a copy of the guidelines and forms are available online at www.axaonline.com. The telephone or fax allocation and transfer privileges may also be elected by completing the telephone or fax authorization. The Company's form or a Contract application with a completed telephone or fax authorization must be signed and received at the Company's Operations Center before telephone or fax allocation instructions will be accepted. To elect web allocation and transfer privileges, you must log on to www.AXAonline.com, and register for online account access. This online application must be electronically signed and received by the Company via the internet before web transaction instructions will be accepted.


SPECIAL NOTE ON RELIABILITY. Please note that the internet or our telephone system may not always be available. Any system, whether it is yours, your service provider's, or your registered representative's, can experience unscheduled outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you can make your transactions by writing our Operations Center.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the subaccounts invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all policy and contract owners.

We currently require that any transfer request of $250,000 or more must be submitted in writing to our customer service office by U.S. mail (first class). Overnight mail is not permitted for those transfer requests. We measure the $250,000 threshold on a daily basis and combine transfer activities for all contracts with the same or related owner. We do not permit exceptions to this policy. We may change this policy, and any new or revised policy will apply to all contract owners uniformly.


We offer subaccounts with underlying portfolios that are part of the AXA Premier VIP Trust and EQ Advisors Trust, as well as subaccounts with underlying portfolios of outside trusts with which AXA Equitable



22 Detailed information about the contract has entered participation agreements (the "unaffiliated trusts" and, collectively with the AXA Premier VIP Trust and EQ Advisors Trust, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, a trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same subaccount within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information. When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. The current and any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.


Contract owners should note that it is not always possible for us and the trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


TERMINATION OF THE CONTRACT

The Contract will remain in effect until the earlier of:

(1) the date the Contract is surrendered in full,

(2) the date annuity payments start,

(3) the Contract Anniversary on which, after deduction for any annual contract charge then due, no Fund Value in the subaccounts and the Guaranteed Interest Account with Market Value Adjustment remains in the Contract, or

(4) the date the death benefit is payable under the Contract.

                                    Detailed information about the contract   23

5. Description of the Guaranteed Interest Account with Market Value Adjustment


--------------------------------------------------------------------------------

GENERAL

The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under the contract. The Guaranteed Interest Account with Market Value Adjustment may not be available in every state jurisdiction.

The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.


Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon annuitization under Settlement Option 3 or 3A.

Market Value Adjustments do not apply for partial or full surrenders or transfers requested within 30 days before the end of the Accumulation Period, nor to any benefits paid upon the death of the Annuitant. The Market Value Adjustment does apply to benefits paid upon death of the Owner. Market Value Adjustments also do not apply to Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington. In addition, Contracts issued in these states must maintain a minimum Fund Value balance of $2,500 in the Guaranteed Interest Account with Market Value Adjustment when an allocation to this account is chosen.

GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is a part of the Company's General Account and consists of all the Company's assets other than assets allocated to segregated investment accounts of the Company, including MONY America Variable Account A.
--------------------------------------------------------------------------------
MARKET VALUE ADJUSTMENT -- An amount added to or deducted from the amount surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment for Contracts issued in certain states.
ACCUMULATION PERIOD -- Currently 3, 5, 7 and 10 years. The Accumulation Period starts on the Business Day that falls on, or next follows the date the Purchase Payment is transferred into the Guaranteed Interest Account with Market Value Adjustment and ends on the monthly Contract anniversary immediately prior to the last day of that Accumulation Period. (THE ACCUMULATION PERIOD IS LIMITED
TO ONE YEAR FOR CONTRACTS ISSUED IN MARYLAND, THE COMMONWEALTH OF
MASSACHUSETTS, NEW JERSEY, OKLAHOMA, OREGON, THE COMMONWEALTH OF PENNSYLVANIA, SOUTH CAROLINA, TEXAS AND WASHINGTON.)
CONTRACT YEAR -- Any period of twelve (12) months commencing with the Effective Date and each Contract Anniversary thereafter.
CONTRACT ANNIVERSARY -- An anniversary of the Effective Date of the Contract.
--------------------------------------------------------------------------------

ALLOCATIONS TO THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

   (1) an initial Purchase Payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

   (2) a subsequent or additional Purchase Payment made under a Contract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

   (3) amounts transferred from Subaccounts available under the Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.


There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The one (1) year Accumulation Period (which is limited to certain states in which there is no Market Value Adjustment), requires the Guaranteed Interest Account to have a minimum Fund Value of $2,500 when an allocation to said account is chosen.

SPECIFIED INTEREST RATES AND THE
ACCUMULATION PERIODS


SPECIFIED INTEREST RATES

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the


24  Description of the Guaranteed Interest Account with Market Value Adjustment

Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years). (The Accumulation Period is limited to one year for Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington.)


The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. Owners bear the risk that the Specified Interest Rate will not exceed the guaranteed minimum rate.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the Investment Period. All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent of the Company who is also a registered representative of AXA Advisors, LLC or by calling the following toll free telephone number: (800) 487-6669.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred.


CREDITING OF INTEREST.

Any Net Purchase Payments you as Owner of the Contract allocate to the Guaranteed Interest Account with Market Value Adjustment will be credited with interest at the rate declared by the Company. The Company guarantees that the rate credited will not be less than 3.50% annually (0.0094%, compounded daily). You bear the risk that we will not declare interest in excess of that 3.50% rate. If you allocate Purchase Payments or transfer funds to the Guaranteed Interest Account, you will choose between Accumulation Periods of 3, 5, 7, or 10 years for Contracts issued in most states. The Accumulation Period is limited to one year for Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington. Before the beginning of each calendar month, the Company will declare interest rates for each period, if those rates will be higher than the guaranteed rate. Each interest rate declared by the Company will be applicable for all Net Purchase Payments received or transfers from MONY America Variable Account A completed within the period during which it is effective. Amounts you allocate to the Accumulation Period you select will receive this interest rate for the entire Accumulation Period. Within 45 days, but not less than 15 days before the Accumulation Period expires, we will notify you of the new rates we are then declaring. When the period expires you can (1) elect a new Accumulation Period of 3, 5, 7, or 10 years (except in certain states where the Accumulation Period is limited to a one year period) or (2) you may elect to transfer the amounts allocated to the expiring Accumulation Period to MONY America Variable Account A. If you make no election, the entire amount allocated to the expiring Accumulation Period will automatically be held for an Accumulation Period of the same length. If that period will extend beyond the annuity starting date or if that period is no longer offered, the money will be transferred into the Money Market subaccount.




ACCUMULATION PERIODS


For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years. (The Accumulation Period is limited to one year for Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington.)


For example, if the Effective Date of a Contract is August 10, 2000 and an allocation is made to a 10 year Accumulation Period on August 15, 2000 and the funds for a new Purchase Payment are received on that day, the Accumulation Period will begin on August 15, 2000 and end on August 10, 2010, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7, and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.


 Description of the Guaranteed Interest Account with Market Value Adjustment  25

END OF ACCUMULATION PERIODS


At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

(1) During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

(2) During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.


(3) If the Owner does not make an election within thirty days follow ing the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty day period following the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.


SURRENDERS, TRANSFERS OR LOANS

When you as Owner request that Contract Fund Value from the Guaranteed Interest Account with Market Value Adjustment be transferred to MONY America Variable Account A, surrendered, loaned to you, or used to pay any charge imposed in accordance with the Contract, you should tell the Company the source by interest rate Accumulation Period of amounts you request be transferred, surrendered, loaned, or used to pay charges. We will not process the surrender unless you tell us the source by interest rate Accumulation Period to use. If you do not specify an Accumulation Period, your transaction will be processed using the Accumulation Periods in the order in which money was most recently allocated.


THE MARKET VALUE ADJUSTMENT

GENERAL INFORMATION REGARDING THE MVA


A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that particular Accumulation Period, will be subject to a Market Value Adjustment. A Market Value Adjustment will not apply upon annuitization under Settlement Option 3 or 3A, or upon payment of a death benefit. The Market Value Adjustment is determined by the multiplication of an MVA Factor by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our administrative office within 30 days before the end of the applicable Accumulation Period.


The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.


A market value adjustment can increase or decrease the amounts surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment depending on current interest rate fluctuations.


If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.

THE MVA FACTOR

The formula for determining the MVA Factor is:

                          [(1+a)/(1+b)]((n-t)/12) - 1

26  Description of the Guaranteed Interest Account with Market Value Adjustment

Where:

     a = the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or loan is to be taken;

     b = the Specified Interest Rate declared at the time a surrender or transfer is requested for an Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the Owner for a Loan) is requested, plus 0.25%;

     n = the Accumulation Period from which the surrender or transfer occurs in months; and

     t = the number of elapsed months (or portion thereof) in the Accumulation Period from which the surrender or transfer occurs.

If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.


The MVA Factor will be multiplied by that portion of the Specified Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.


INVESTMENTS

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company's management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.



 Description of the Guaranteed Interest Account with Market Value Adjustment  27

6. Surrenders

--------------------------------------------------------------------------------

The Owner may elect to make a surrender of all or part of the Contract's Fund Value provided it is:

o on or before the annuity payments start, and

o during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center.

The amount of the surrender may be equal to the Contract's Cash Value, which is its Fund Value less:

(1) any applicable surrender charge, and

(2) any applicable Market Value Adjustment.

The surrender may also be for a lesser amount (a "partial surrender"). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any surrender charge or any applicable Market Value Adjustment will be in addition to the amount requested by the Owner. A partial surrender may reduce your death benefit proportionately by the same percentage that the surrender (including any surrender charge and any market value adjustment, if applicable) reduced Fund Value.

A surrender will result in the cancellation of units and the withdrawal of amounts credited to the Guaranteed Interest Account with Market Value Adjustment Accumulation Periods as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any surrender charge and any applicable Market Value Adjustment. For a partial surrender, the Company will cancel units of the particular subaccounts and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation Period under the allocation specified by the Owner. The unit value will be calculated as of the end of the Business Day the surrender request is received. The Owner can specify partial surrender allocations by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). The minimum percentage of allocation for a partial surrender is 10% of any subaccount or Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

o there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a subaccount to provide for the requested allocation against it, or

o the request is incomplete or incorrect.


Any surrender charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.


The amount of any surrender, death benefit, or transfer payable from MONY America Variable Account A amount will be paid in accordance with the requirements of the 1940 Act. However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

(1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

(2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

(3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the company. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a Market Value Adjustment, in addition to a surrender charge. The Owner may elect to have the amount of a surrender settled under one of the settlement options of the Contract. (See "Annuity provisions".)

Contracts offered by this prospectus may be issued in connection with retirement plans meeting the requirements of certain sections of the Internal Revenue Code. Owners should refer to the terms of their particular retirement plan for any limitations or restrictions on cash surrenders.

The tax results of a cash surrender should be carefully considered. (See "Federal tax status".)

Please note: If mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner's account and thereby refuse to honor any request for transfers, partial surrenders, loans or death benefits until instructions are secured from the appropriate regulator. We may also be required to provide additional information about your account to government regulators.


28  Surrenders

7. Loans

--------------------------------------------------------------------------------

Qualified Contracts issued under an Internal Revenue Code Section 401(k) plan will have a loan provision (except in the case of Contracts issued in Vermont) under which a loan can be taken using the Contract as collateral for the loan. All of the following conditions apply in order for the amount to be considered a loan, rather than a (taxable) partial surrender:

o The term of the loan must be 5 years or less.

o Repayments are required at least quarterly and must be substantially level.

o The loan amount is limited to certain dollar amounts as specified by the IRS.


The Owner (Plan Trustee) must certify that these conditions are satisfied.

In any event, the maximum outstanding loan on a Contract is 50% of the Fund Value in the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return Contract period. In requesting a loan, the Owner must specify the subaccounts from which Fund Value equal to the amount of the loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the subaccounts is exhausted. If in order to provide the Owner with the amount of the loan requested, and Fund Values must be taken from the Guaranteed Interest Account with Market Value Adjustment, then the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify subaccounts and Accumulation Periods, the request for a loan will be returned to the Owner.

Values are transferred to a loan account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding loans will be 6% in arrears. Any interest not paid when due will be added to the loan and bear interest at the 6% annual rate.

Loan repayments must be specifically earmarked as loan repayment and will be allocated to the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a Net Purchase Payment.

--------------------------------------------------------------------------------
LOAN -- Available under a Contract issued under Section 401(k) of the Code; subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.
LOAN ACCOUNT -- A part of the General Account where Fund Value is held as collateral for a loan. An Owner may transfer Fund Value in the Subaccounts, and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.
--------------------------------------------------------------------------------

                                                                       Loans  29

8. Death benefit

--------------------------------------------------------------------------------

DEATH BENEFIT PROVIDED BY THE CONTRACT
The Company will pay a death benefit to the Beneficiary if

     (1)     the Annuitant dies, and

     (2)     the death occurs before the annuity payments start.

If there are funds allocated to the Guaranteed Interest Account with Market Value Adjustment at the time of death, any applicable market value adjustment will be waived. If the death of the Annuitant occurs on or after the annuity payments start, no death benefit will be payable except as may be provided under the settlement option elected.

The death benefit depends upon the benefit option package in effect on the date the Annuitant dies. You may not change benefit option packages once you select an option. For the chart relating to the death benefit under Contracts issued in the State of Washington, see Appendix A.


-----------------------------------------------------------------------------------------
 Option 1                                      Option 2
-----------------------------------------------------------------------------------------
 The greater of:                               The greatest of:
-----------------------------------------------------------------------------------------
(1)    The Fund Value less any outstanding    (1)  The Fund Value less any outstanding
       debt on the date due proof of the           debt on the date due proof of the
       Annuitant's death is received by            Annuitant's death is received by the
       the Company                                 Company
or                                            or
(2)    The Purchase Payments paid, reduced    (2)  The Purchase Payments paid, reduced
       proportionately by each partial             proportionately by each partial surren-
       surrender (reflecting any Market            der (reflecting any Market Value
       Value Adjustment and any surrender          Adjustment and any surrender charge)
       charge) and less any outstanding debt*      and less any outstanding debt *
                                              or
                                              (3)  Step Up Value (see description below).

-----------------------------------------------------------------------------------------
                                              Plus:
-----------------------------------------------------------------------------------------
                                              Earnings Increase Death Benefit (see "Earn-
                                              ings Increase Death Benefit" section)
-----------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------
 Option 1                                      Option 3**
-----------------------------------------------------------------------------------------
 The greater of:                               The greatest of:
-----------------------------------------------------------------------------------------
(1)  The Fund Value less any outstanding    (1) The Fund Value less any outstanding debt
     debt on the date due proof of the          on the date due proof of the Annuitant's
     Annuitant's death is received by the       death is received by the Company
     Company
or                                            or
(2)  The Purchase Payments paid, reduced    (2) The Purchase Payments paid, reduced
     proportionately by each partial surrender  proportionately by each partial surrender
     (reflecting any Market Value Adjustment    (reflecting any Market Value Adjustment
     and any surrender charge) and less any     and any surrender charge) and less any
     outstanding debt *                         outstanding debt *
                                              or
                                            (3) Step Up Value (see description below)

                                              or
                                            (4) Roll Up Value (see description below).

-----------------------------------------------------------------------------------------
                                              Plus:
-----------------------------------------------------------------------------------------
                                              Earnings Increase Death Benefit (see "Earnings
                                              Increase Death Benefit" section)
-----------------------------------------------------------------------------------------

* In the calculation of the death benefit for each partial surrender, the proportionate reduction is equal to the amount of that partial surrender and any surrender charge and any market value adjustment divided by the Fund Value immediately before that partial surrender, multiplied by the Purchase Payments paid before that partial surrender. For certain Contracts purchased prior to July 22, 2003, the death benefit is the greater of: (1) The Fund Value less any outstanding debt on the date due proof of the Annuitant's death is received by the Company, or (2) The Purchase Payments paid, less any partial surrenders and their surrender charges minus any outstanding debt, and plus or minus any market value adjustment.


** As of November 29, 2004, Option 3 is no longer available for new business.


30 Death benefit

In general, on the death of an Owner who is not the Annuitant, amounts must be distributed from the Contract. (See "Provisions required by Section 72(s) of the Code" later in this prospectus.) We will impose applicable surrender charges. (See "Charges and deductions" later in this prospectus.)

STEP UP VALUE

On the first Contract Anniversary, the Step Up Value is equal to the Fund Value of the Contract. Thereafter, on each subsequent Contract Anniversary prior to the Annuitant's 81st birthday, the Step Up Value will be recalculated to equal the greater of:

(1) the Fund Value on that Contract Anniversary; or

(2) the Step Up Value most recently calculated

     o reduced proportionately* by any partial surrenders (including surrender charges and any applicable market value adjustments assessed) since the last recalculation anniversary,

     o plus any Purchase Payments made since the last recalculation anniversary.

On each Contract Anniversary on or after the annuitant's 81st birthday, the Step Up Value shall be equal to the step up value on the Contract Anniversary preceding the annuitant's 81st birthday reduced proportionately by the same percentage that any partial surrenders (including surrender charges and any applicable market value adjustments assessed) reduced your Fund Value since that Contract Anniversary plus any Purchase Payments made since that Contract Anniversary.

The Step Up Value payable on death will be the Step Up Value on the Contract Anniversary immediately preceding the death of the Annuitant (or Secondary Annuitant, if any):

o reduced proportionately by any partial surrenders including surrender charges and any applicable market value adjustments assessed since that anniversary;

o plus any Purchase Payments made since that Contract Anniversary; and

o less any outstanding debt.

In no event will the Step Up Value payable on death exceed 200% of:

o the total Purchase Payments made reduced proportionately for each partial surrender (including surrender charges and any applicable market value adjustments assessed) and

o less any outstanding debt.

ROLL UP VALUE

The Roll Up Value will be calculated as follows. On each Contract Anniversary prior to the Annuitant's 81st birthday, the Roll Up Value is the total of:

o Purchase Payments accumulated at an annual interest rate of 5% from the date of the Purchase Payment to the date due proof of the

----------------------
* In the calculations of Step Up Value, for each partial surrender, the proportion ate reduction percentage is equal to the amount of that partial surrender divided by the Fund Value immediately before the partial surrender.

   Annuitant's death is received by the Company but not beyond the most recent contract anniversary prior to the Annuitant's 81st birthday;

o plus any Purchase Payments made after the most recent Contract Anniversary prior to the Annuitant's 81st birthday but before the date due proof of death is received by the Company;

o less partial surrenders (including surrender charges and any applicable Market Value Adjustments) accumulated at an annual interest rate of 5% from the date of the partial surrender to the date due proof of the Annuitant's death is received by the Company but not beyond the most recent Contract Anniversary prior to the Annuitant's 81st birthday; and

o less any partial surrenders made after the most recent Contract Anniversary prior to the Annuitant's 81st birthday but before the date due proof of the Annuitant's death is received by the Company.

On each Contract Anniversary on or after the Annuitant's 81st birthday, the Roll Up Value shall be equal to the Roll Up Value on the Contract Anniversary preceding the Annuitant's 81st birthday

o less any partial surrenders (including surrender charges and Market Value Adjustments assessed) since that Contract Anniversary;

o  plus any Purchase Payments made since that Contract Anniversary.

The Roll Up Value payable on death will be the Roll Up Value on the Contract Anniversary immediately preceding the death of the Annuitant (or Secondary Annuitant, if any)

o less any partial surrenders (including surrender charges and any applicable market value adjustments assessed) since that Contract Anniversary;

o  plus any Purchase Payments made since that Contract Anniversary, and

o  less any outstanding debt.

In no event will the roll up value payable on death exceed 200% of:

o the total Purchase Payments made reduced proportionately by the same percentage that any partial surrenders (including surrender charges and any applicable Market Value Adjustments assessed) reduced your Fund Value and;

o  less any outstanding debt.


EARNINGS INCREASE DEATH BENEFIT

If Option 2 is selected or Option 3 was selected, an additional death benefit, called the Earnings Increase Amount may be added to the applicable death benefit otherwise payable under the Contract. The amount of the Earnings Increase Amount depends upon the age of the Annuitant on the Contract's Effective Date.

If the Annuitant was age 69 or younger on the Contract's Effective Date, the Earnings Increase Amount is equal to 40% of the lesser of:


                                                              Death benefit   31

(1) Net Purchase Payments; or

(2) Fund Value minus Purchase Payments.

If the Annuitant was age 70 or older on the Contract's Effective Date, the Earnings Increase Amount is equal to 25% of the lesser of:

(1) Net Purchase Payments; or

(2) Fund Value minus Purchase Payments.


The payments and values described in (1) and (2) above:


(a) do not include Purchase Payments made during the 12-month period immediately prior to the date due proof of death is received by the Company; and

(b) reflect any partial surrenders made including any applicable Market Value Adjustment and any surrender charge, and are reduced by any outstanding debt.

The Earnings Increase Amount is calculated as of the date due proof of death of the Annuitant (or Secondary Annuitant) prior to the annuity starting date is received by the Company.

There are important things you should consider before you select the earnings increase death benefit. These include:

o The earnings increase death benefit does not guarantee that any amount will be added to your death benefit when payable. You bear the investment risk of investing in the subaccounts. Market declines may cause your Fund Value to be less than your Net Purchase Payments. In that event, we will not pay any amount under the Earnings Increase Death Benefit.

o Once you select the Earnings Increase Death Benefit, you cannot cancel it. This means that regardless of any changes in your circumstances, or even if the investment performance of the portfolios is such that the resulting basic death benefit would be sufficient to meet your needs, we will continue to assess the Earnings Increase Death Benefit charges.

o Please take advantage of the guidance of a qualified financial adviser in evaluating the Earnings Increase Death Benefit option, as well as the other aspects of the Contract.

ELECTION AND EFFECTIVE DATE OF ELECTION


The Owner may elect to have the death benefit of the Contract applied under one of four settlement options to effect an annuity for the Beneficiary as payee after the death of the Annuitant. The election must take place:


(1) during the lifetime of the Annuitant, and

(2) before the annuity payments start.


If no election of a settlement option for the death benefit is in effect on the date when proceeds become payable, the Beneficiary may elect:


(1) to receive the death benefit in the form of a lump sum payment; or

(2) to have the death benefit applied under one of the settlement options.

(See "Settlement options".) If an election by the payee is not received by the Company within one month following the date proceeds become payable, the payee will be considered to have elected a lump sum payment. Either election described above may be made by filing a written election with the Company in such form as it may require. Any proper election of a method of settlement of the death benefit by the Owner will become effective on the date it is signed. However, any election will be subject to any payment made or action taken by the Company before receipt of the notice at the Company's Operations Center.

Settlement option availability may be restricted by the terms of any applicable retirement plan and any applicable legislation for any limitations or restrictions on the election of a method of settlement and payment of the death benefit.


PAYMENT OF DEATH BENEFIT PROCEEDS

If the death benefit proceeds are to be paid in cash to the Beneficiary, payment will be made within seven (7) days of the date due proof of death of the Annuitant is received.

The Company may be permitted to postpone such payment from amounts payable from MONY America Variable Account A under the 1940 Act. If the death benefit is to be paid in one sum to the successor Beneficiary, or to the estate of the deceased Annuitant, payment will be made within seven (7) days of the date due proof of the death of the Annuitant and the Beneficiary is received by the Company. Unless another election is made, the death benefit proceeds will be transferred to an interest bearing checking account. The Beneficiary may make partial or full withdrawals from such account through a checkbook provided to the Beneficiary.


32  Death benefit

9. Charges and deductions

--------------------------------------------------------------------------------

The following table summarizes the charges and deductions under the Contract:

------------------------------------------------------------------------------------------------------------------------------------
              Deductions from Purchase Payments              Range for State and local premium tax -- 0% to 3.50%(1).
------------------------------------------------------------------------------------------------------------------------------------
 Tax charge                                                   Federal -- Currently 0%
                                                             (Company reserves the right to charge in the future.)
------------------------------------------------------------------------------------------------------------------------------------
                                  Daily Deductions from MONY America Variable Account A
------------------------------------------------------------------------------------------------------------------------------------
Mortality & expense risk charge                              Option 1
  Annual Rate deducted daily from average daily net assets   Maximum daily rate -- 0.003836%
Option 1 -- Current annual rate is 1.20%.                    Maximum annual rate -- 1.40%
                                                             Option 2
                                                             Maximum daily rate -- 0.005342%
Option 2 -- Current annual rate is 1.70%.                    Maximum annual rate -- 1.95%
                                                             Option 3(2)
                                                             Maximum daily rate -- 0.007671%
Option 3 -- Current annual rate is 2.35%.                    Maximum annual rate -- 2.80%
------------------------------------------------------------------------------------------------------------------------------------
                                            Deductions from Fund Value
------------------------------------------------------------------------------------------------------------------------------------
Annual contract charge                                       Maximum annual contract charge
Option 1 -- Current charge is $30.                           Option 1 -- The annual contract charge may be increased to a maxi-
                                                             mum of $50 on 30 days written notice.
Option 2 -- Current charge is $0.                            Option 2 -- The annual contract charge may be increased to a maxi-
                                                             mum of $50 on 30 days written notice.
Option 3(2) -- Current charge is $0.                         Option 3(2) -- The annual contract charge may be increased to a maximum of $50 on 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------------
Transaction and other charges                                Maximum Transaction and Other Charges
Transfer charge
Option 1 -- Current charge is $0.                            Option 1 -- The Company has reserved the right to impose a charge for each transfer which will not exceed $25.
Option 2 -- Current charge is $0.                            Option 2 -- The Company has reserved the right to impose a charge for each transfer which will not exceed $25.
Option 3(2) -- Current charge is $0.                         Option 3(2) -- The Company has reserved the right to impose a charge for each transfer which will not exceed $25.
------------------------------------------------------------------------------------------------------------------------------------
Surrender charge
  Grades from 7% to 0% of Fund Value surrendered based on a  See grading schedule and "Charges and deductions -- Charges
  schedule                                                   against fund value" for details of how it is computed.
------------------------------------------------------------------------------------------------------------------------------------
Loan interest spread                                         2.50%
------------------------------------------------------------------------------------------------------------------------------------

(1) Company currently assumes responsibility; current charge to Owner 0%.

(2) As of November 29, 2004, Option 3 is no longer available for new business.

The following provides additional details of the charges and deductions under the Contract.

Please note that the amount of the charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, the surrender charge we collect may not fully cover all of the sales and distribution expenses we actually incur. We also may realize a profit on one or more of the charges. We may use such profits for any corporate purpose, including the payment of sales expenses.


                                                       Charges and deductions 33

DEDUCTIONS FROM PURCHASE PAYMENTS

Deductions may be made from Purchase Payments for a charge for state and local premium or similar taxes prior to allocation of any Net Purchase Payment among the subaccounts. Currently, the Company makes no deduction, but may do so with respect to future Purchase Payments. If the Company is going to make deductions for such tax from future Purchase Payments, it will give notice to each affected Owner.


CHARGES AGAINST FUND VALUE

DAILY DEDUCTION FROM MONY AMERICA VARIABLE ACCOUNT A

MORTALITY AND EXPENSE RISK CHARGE. The Company assumes mortality and expense risks. A charge for assuming such risks is deducted daily from the net assets of MONY America Variable Account A. The charge varies based on the benefit option package selected.


Option 1 -- For Option 1, the daily mortality and expense risk charge from MONY America Variable Account A is deducted at a current daily rate equivalent to an annual rate of 1.20% from the value of the net assets of MONY America Variable Account A. The rate is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.40% from the value of the net assets of MONY America Variable Account A. The mortality and expense risk charge is deducted from MONY America Variable Account A, and therefore the subaccounts, on each Business Day. Where the previous day (or days) was not a Business Day, the deduction currently on the next Business Day will be 0.003288% (guaranteed not to exceed 0.003836%) multiplied by the number of days since the last Business Day.

Option 2 -- For Option 2, the daily mortality and expense risk charge from MONY America Variable Account A is deducted at a current daily rate equivalent to an annual rate of 1.70% from the value of the net assets of MONY America Variable Account A. The rate is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.95% from the value of the net assets of MONY America Variable Account A. The mortality and expense risk charge is deducted from MONY America Variable Account A, and therefore the subaccounts, on each Business Day. Where the previous day (or days) was not a Business Day, the deduction currently on the next Business Day will be 0.004658% (guaranteed not to exceed 0.005342%) multiplied by the number of days since the last Business Day.

Option 3 -- For Option 3, the daily mortality and expense risk charge from MONY America Variable Account A is deducted at a current daily rate equivalent to an annual rate of 2.35% from the value of the net assets of MONY America Variable Account A. The rate is guaranteed not to exceed a daily rate equivalent to an annual rate of 2.80% from the value of the net assets of MONY America Variable Account A. The mortality and expense risk charge is deducted from MONY America Variable Account A, and therefore the subaccounts, on each Business Day. Where the previous day (or days) was not a Business Day, the deduction currently on the next Business Day will be 0.006438% (guaranteed not to exceed 0.007671%) multiplied by the number of days since the last Business Day.

The mortality risk assumed by the Company is that Annuitants may live for a longer time than projected. If that occurs, an aggregate amount of annuity benefits greater than that projected will be payable. In making this projection, the Company has used the mortality rates from the 1983 Table "a" (discrete functions without projections for future mortality), with 3.50% interest. In addition, the Company also assumes risk in connection with the Step-Up Value, Roll-Up Value and Earnings Increase Death Benefit. The expense risk assumed is that expenses incurred in issuing and administering the Contracts will exceed the expense charges provided in the Contracts.

Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.


If the amount of the mortality and expense risk charge exceeds the amount needed, the excess will be kept by the Company in its General Account. If the amount of the charge is inadequate, the Company will pay the difference out of its General Account.


DEDUCTIONS FROM FUND VALUE

ANNUAL CONTRACT CHARGE. The Company has primary responsibility for the administration of the Contract and MONY America Variable Account A. An annual contract charge helps to reimburse the Company for administrative expenses related to the maintenance of the Contract. Ordinary administrative expenses expected to be incurred include premium collection, recordkeeping, processing death benefit claims and surrenders, preparing and mailing reports, and overhead costs. In addition, the Company expects to incur certain additional administrative expenses in connection with the issuance of the Contract, including the review of applications and the establishment of Contract records.


The Company intends to administer the Contract itself through an arrangement whereby it may buy some administrative services from AXA Equitable and such other sources as may be available.

The current amount of the annual contract charge depends upon the benefit option package selected.



--------------------------------------------------------------------------------
                       Annual Contract Charge
--------------------------------------------------------------------------------
    Option 1               Option 2                Option 3
--------------------------------------------------------------------------------
Current charge is      Current Charge is       Current Charge is
$30.                   $ 0.                    $ 0.
--------------------------------------------------------------------------------
The annual con-        The annual con-         The annual con-
tract charge may       tract charge may        tract charge may
be increased to a      be increased to a       be increased to a
maximum of $50.        maximum of $50.         maximum of $50.
--------------------------------------------------------------------------------


The Owner will receive a written notice 30 days in advance of any change in the charge. Any applicable charge will be assessed once per year on the Contract Anniversary, starting on the first Contract Anniversary.

If applicable, the annual contract charge is deducted from the Fund Value on each Contract Anniversary before the date annuity payments start.

The amount of the charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount of MONY America Variable Account A in the same proportion that the


34  Charges and deductions

Fund Value in those accounts bears to the Fund Value of the Contract. The Company does not expect to make any profit from the Annual Contract Charge.

TRANSFER CHARGE. Contract value may be transferred among the subaccounts or to or from the Guaranteed Interest Account with Market Value Adjustment and one or more of the subaccounts (including transfers made by telephone, facsimile or via the web, if permitted by the Company). Although we currently do not charge for transfers, the Company reserves the right to impose a transfer charge for each transfer instructed by the Owner. The transfer charge compensates the Company for the costs of effecting the transfer. The transfer charge will not exceed $25. The Company does not expect to make a profit from the transfer charge. If imposed, the transfer charge will be deducted from the Contract's Fund Value held in the subaccount(s) or from the Guaranteed Interest Account with Market Value Adjustment from which the first transfer is made.

SURRENDER CHARGE. A contingent deferred sales charge (called a "Surrender Charge") will be imposed when a full or partial surrender is requested or at the start of annuity benefits if it is during the first eight years of the Contract.


The surrender charge will never exceed 7% of the total Fund Value. The surrender charge is intended to reimburse the Company for expenses incurred in distributing the Contract. To the extent such charge is insufficient to cover all distribution costs, the Company will make up the difference. The Company will use funds from its General Account, which may contain funds deducted from MONY America Variable Account A to cover mortality and expense risks borne by the Company. (See "Mortality and expense risk charge").


We impose a surrender charge when a full or partial surrender is made during the first eight Contract Years, except as provided below.

A surrender charge will not be imposed:

(1) Against Fund Value surrendered after the eighth Contract Year.

(2) To the extent necessary to permit the Owner to obtain an amount equal to the free partial surrender amount (See "Free partial surrender amount").

(3) If the Contract is surrendered after the third Contract Year and the surrender proceeds are paid under either Settlement Option 3 or Settlement Option 3A (See "Settlement options"). The elimination of a surrender charge in this situation does not apply to Contracts issued in the State of Texas.

(4) Subject to approval within a state, if the Owner is confined in a Nursing Home and the following conditions are met:

     (a) At the time a request for a full or partial surrender is made, the Company receives proof the Owner is currently confined to a Nursing Home and has spent a period of 90 consecutive days in the Nursing Home;

     (b) the confinement must have been prescribed by a physician;

     (c) the 90-day period must have started after the Contract's first anniversary; and

     (d) the Annuitant is between ages 0-75 at the time the Contract is issued.

--------------------------------------------------------------------------------
NURSING HOME* -- A facility which

(a) is licensed by or legally operated in a state as a skilled or intermediate care facility;
(b) provides 24 hour per day nursing care under the supervision of a reg istered nurse to persons who do not require hospitalization but who do require care above the level of room and board with assistance;
(c)  is under the supervision of a physician; and
(d) maintains a daily clinical record of each patient in conformance with a plan of care.

A nursing home does not include a hospital or a facility licensed only to offer supervised or assisted room and board, rest care, care of the aged or treatment of alcoholism, drug addictions or mental or nervous disorders.

* The definition of Nursing Home may vary by state.
--------------------------------------------------------------------------------
In no event will the aggregate surrender charge exceed 7% of the Fund Value. Further, in no event will the surrender charges imposed, when added to any surrender charges previously paid on the Contract, exceed 9% of aggregate Purchase Payments made to date for the Contract.

The Owner may specify whether he/she wants the surrender charge to be deducted from the amount requested for surrender or the Fund Value remaining. If not specified or if the Fund Value remaining is not sufficient, then the surrender charge will be deducted from the amount requested for surrender. If it is specified that the surrender charge will come from the remaining Fund Value and it is sufficient, then the Company will determine the appropriate amount to be surrendered in order to pay the surrender charge. Any surrender charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount of MONY America Variable Account A in the same proportion that the amount of the partial surrender allocated against those accounts bears to the total amount of the partial surrender.

If any surrender from the Guaranteed Interest Account with Market Value Adjustment occurs prior to the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges.

No surrender charge will be deducted from death benefits except as described in "Death benefit".

If an existing MONY Master variable annuity contract issued by MONY Life Insurance Company of America is exchanged for this Contract, a separate effective date will be assigned to the Contract by endorsement for purposes of determining the amount of any Surrender Charge. The surrender charge effective date of this Contract with the endorsement will be the effective date of the existing MONY Master variable annuity contract. Your agent can provide further details. We reserve the right to disallow exchanges at any time.

AMOUNT OF SURRENDER CHARGE. The amount of the surrender charge is equal to a varying percentage of Fund Value during the first 8 Contract


                                                      Charges and deductions  35

Years. The surrender charge is determined by multiplying the surrender charge percentage for the Contract Year by the amount of Fund Value requested as follows:


--------------------------------------------------------------------------------
                Surrender Charge Percentage Table
--------------------------------------------------------------------------------
   # of Contract Anniversaries     Surrender Charge (as a percent-
      Since Effective Date         age of Fund Value surrendered)
--------------------------------------------------------------------------------
               0                                 7%
--------------------------------------------------------------------------------
               1                                 7
--------------------------------------------------------------------------------
               2                                 6
--------------------------------------------------------------------------------
               3                                 6
--------------------------------------------------------------------------------
               4                                 5
--------------------------------------------------------------------------------
               5                                 4
--------------------------------------------------------------------------------
               6                                 3
--------------------------------------------------------------------------------
               7                                 2
--------------------------------------------------------------------------------
           8 (or more)                           0
--------------------------------------------------------------------------------


The amount of the surrender charge is in addition to any applicable Market Value Adjustment that may be made if the surrender is made from Fund Value in the Guaranteed Interest Account with Market Value Adjustment. (See "Guaranteed Interest Account with Market Value Adjustment -- Surrenders" and the prospectus for the Guaranteed Interest Account with Market Value Adjustment which accompanies this prospectus for further details.)

FREE PARTIAL SURRENDER AMOUNT. The surrender charge may be reduced by using the free partial surrender amount provided for in the Contract. The surrender charge will not be deducted in the following circumstances:

(1) For Qualified Contracts, (other than Contracts issued for IRA and SEP-IRA), an amount each Contract Year up to the greater of:


       (a)  $10,000 (but not more than the Contract's Fund Value), or

       (b) 10% of the Contract's Fund Value at the beginning of the Contract Year (except if the surrender is requested during the first Contract Year, then 10% of the Contract's Fund Value at the time the first surrender is requested).

(2) For Non-Qualified Contracts (and Contracts issued for IRA and
    SEP-IRA), an amount up to 10% of the Contract's Fund Value at the beginning of the Contract Year (except if the surrender is requested during the first Contract Year, then 10% of the Contract's Fund Value at the time the first surrender is requested) may be received in each Contract Year without a surrender charge.


Free partial surrenders may only be made to the extent Cash Value in the subaccounts and/or Guaranteed Interest Account is available. For example, the Fund Value in the MONY America Variable Account A could decrease (due to unfavorable investment experience) after part of the 10% was withdrawn. In that case it is possible that there may not be enough Cash Value to provide the remaining part of the 10% free partial surrender amount.

Contract Fund Value here means the Fund Value in the subaccounts (and the Guaranteed Interest Account with Market Value Adjustment not the loan account). This reduction of surrender charge does not affect any applicable Market Value Adjustment that may be made if the surrender is made from Fund Value in the Guaranteed Interest Account with Market Value Adjustment. (See "Guaranteed Interest Account with Market Value Adjustment -- Surrenders" and the prospectus for the Guaranteed Interest Account with Market Value Adjustment which accompanies this prospectus for further details.)

TAXES

Currently, no charge will be made against MONY America Variable Account A for federal income taxes. However, the Company may make such a charge in the future if income or gains within MONY America Variable Account A will incur any federal income tax liability. Charges for other taxes, if any, attributable to MONY America Variable Account A may also be made. (See "Federal tax status".)

INVESTMENT ADVISORY AND OTHER FEES


Each portfolio in which MONY America Variable Account A invests incurs certain fees and charges. To pay for these fees and charges, the portfolio makes deductions from its assets. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. The portfolio expenses are described more fully in each Fund prospectus.


We sell the Contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of the Company. We pay commissions to the broker-dealers for selling the Contracts. You do not directly pay these commissions, we do. We intend to recover commissions, marketing, administrative and other expenses and cost of Contract benefits through the fees and charges imposed under the Contracts. (See "Distribution of the Contracts" for more information.)


36  Charges and deductions

10. Annuity provisions

--------------------------------------------------------------------------------

ANNUITY PAYMENTS

Annuity payments under a Contract will begin on the date that is selected by the Owner when the Contract is applied for. The date chosen for the start of annuity payments may be:

(1)  no earlier than the 10th Contract Anniversary, and

(2) no later than the Contract Anniversary after the Annuitant's 95th birthday.

The minimum number of years from the Effective Date to the start of annuity payments is 10. While the Annuitant is living, the date when annuity payments start may be:

(1) Advanced to a date that is not earlier than the 10th Contract Anni versary.

(2) Deferred from time to time by the Owner by written notice to the Company.

The date when annuity payments start will be advanced or deferred if:

(1) Notice of the advance or deferral is received by the Company prior to the current date for the start of annuity payments.

(2) The new start date for annuity payments is a date which is not later than the Contract Anniversary after the Annuitant's 95th birthday.

The change will be effective as of the date we receive your written request at our Operations Center. You do not need to return the Contract for us to make the change unless we ask for it.

A particular retirement plan may contain other restrictions. For Contracts issued in connection with retirement plans, reference should be made to the terms of the particular retirement plan for any limitations or restrictions on when annuity payments start.

When annuity payments start, unless Settlement Option 3 or 3A is elected, the Contract's Cash Value, less any tax charge which may be imposed, will be applied to provide an annuity or any other option previously chosen by the owner and permitted by the Company. If Settlement Option 3 or 3A is elected, the Contract's Fund Value (less any state taxes imposed upon annuitization) will be applied to provide an annuity.

A supplementary contract will be issued. That contract will describe the terms of the settlement. No payments may be requested under the Contract's surrender provisions after annuity payments start. No surrender will be permitted except as may be available under the settlement option elected.


GUARANTEED MINIMUM ANNUITY PAYMENTS*

Under Option 3, guaranteed minimum annuity payments are available. If certain conditions are met, a guaranteed minimum value called the "Guaranteed Annuitization Value" may be used to provide annuity payments that are greater than the annuity payments that would be provided by the Fund Value described in the Contract.

The Guaranteed Annuitization Value is:

o the sum of all Net Purchase Payments made, plus

o interest accumulated at an annual rate of 5% (interest is credited from the date we receive the Purchase Payment to the Contract Anniversary prior to the Annuitant's 81st birthday),

o reduced proportionately for each partial surrender including any surrender charges and Market Value Adjustments, if applicable.

The Guaranteed Annuitization Value provides annuity payments based on the 1983 Table "a", Projection Scale "G" with 3% interest.

In no event can the Guaranteed Annuitization Value exceed 200% of:

o the Net Purchase Payments made reduced proportionately for each partial surrender, including any surrender charges and any Market Value
  Adjustments, if applicable, and

o less any outstanding debt.

To apply the Guaranteed Annuitization Value to provide annuity payments, the following conditions must be met:

(1)  The Contract must have been in force for at least 7 years.

(2)  The Annuitant must have attained age 60.

(3) The annuitization must be elected within 30 days after a Contract anniversary.

(4)  Settlement Option 3 or 3A must be elected. (See "Settlement
     Options").

(5) The entire amount of Guaranteed Annuitization Value must be used to provide annuity payments.

Once annuity payments provided by the Guaranteed Annuitization Value begin, no withdrawals may be made.

The availability of guaranteed minimum annuity payments under Option 3 or 3A, does not limit the Owner's right to start annuity payments using the Contract's Cash Value or the Contract's Fund Value, as applicable, at any other time as permitted under the Contract.


ELECTION AND CHANGE OF SETTLEMENT OPTION

Instead of being paid in a single sum, you may elect to receive any death or surrender proceeds from the Contract in the form of a settlement option. During the lifetime of the Annuitant and prior to the start of annuity payments, the Owner may elect

o    one or more of the settlement options described below, or


                                                          Annuity provisions  37


----------------------
* Guaranteed minimum annuity payments are not available under Contracts issued in the state of Washington.

   o another settlement option as may be agreed to by the Company.

The Owner may also change any election while the Annuitant is living if written notice of the change is received by the Company at its Operations Center prior to the start of annuity payments. Depending upon when you purchased your Contract, if no election is in effect on the Annuity Starting Date, either Settlement Option 3 with a 10-year certain or a lump sum payment will be deemed to have been elected. For Contracts issued in the State of Texas, if no election is in effect when annuity payments start, Settlement Option 3 with a period certain of 10 years will be considered to have been elected.

Settlement options may also be elected by the Owner or the Beneficiary as provided in the Death benefit and Surrender sections of this prospectus. (See "Death benefit" and "Surrenders".)

Where applicable, reference should be made to the terms of a particular retirement plan and any applicable legislation for any limitations or restrictions on the options that may be elected.


SETTLEMENT OPTIONS

Proceeds settled under the settlement options listed below or otherwise currently available will not participate in the investment experience of MONY America Variable Account A. Unless you elect Settlement Option 1, you cannot change settlement options once settlement payments begin.

SETTLEMENT OPTION 1 -- INTEREST INCOME: The Company holds the proceeds and credits interest earned on the proceeds at a rate (not less than 2.75% per year) set by the Company each year. This Option will continue until the earlier of the date the payee dies or the date you elect another settlement option. Under certain contracts, this option is not available if the Annuitant is the payee.

SETTLEMENT OPTION 2 -- INCOME FOR SPECIFIED PERIOD: Fixed monthly payments for a specified period of time, as elected. The payments may, at the Company's option, be increased by additional interest each year.

SETTLEMENT OPTION 3 -- SINGLE LIFE INCOME: Payments for the life of the payee and for a period certain. The period certain may be (a) 0 years, 10 years, or 20 years, or (b) the period required for the total income payments to equal the proceeds (refund period certain). The amount of the income will be determined by the Company on the date the proceeds become payable.

SETTLEMENT OPTION 3A -- JOINT LIFE INCOME: Payments during the joint lifetime of the payee and one other person, and during the lifetime of the survivor. The survivor's monthly income may be equal to either (a) the income payable during the joint lifetime or (b) two-thirds of that income, depending on the election made at the time of settlement. If the lesser (two-thirds) amount paid to the survivor is elected, the dollar amount payable while both persons are living will be larger than it would have been if the same amount paid to the survivor had been elected. If a person for whom this option is chosen dies before the first monthly payment is made, the survivor will receive proceeds instead under Settlement Option 3, with 10 years certain.

SETTLEMENT OPTION 4 -- INCOME OF SPECIFIED AMOUNT: Income, of an amount chosen, for as long as the proceeds and interest last. The amount chosen to be received as income in each year may not be less than 10 percent of the proceeds settled. Interest will be credited annually on the amount remaining unpaid at a rate determined annually by the Company. This rate will not be less than 2.75% per year.

The Contract contains annuity payment rates for Settlement Options 3 and 3A described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of the monthly fixed annuity payment, when this payment is based on minimum guaranteed interest as described in the Contract.

The annuity payment rates may vary according to the settlement option elected and the age of the payee. The mortality table used in determining the annuity payment rates for Settlement Options 3 and 3A is the 1983 Table "a" (discrete functions, without projections for future mortality), with 3.50% interest per year.

Under Settlement Option 3, if income based on the period certain elected is the same as the income provided by another available period or periods certain, the Company will consider the election to have been made of the longest period certain.

In Qualified Plans, settlement options available to Owners may be restricted by the terms of the plans.


FREQUENCY OF ANNUITY PAYMENTS

At the time the settlement option is chosen, the payee may request that it be paid:

o Quarterly;

o Semiannually; or

o Annually

If the payee does not request a particular installment payment schedule, the payments will be made in monthly installments. However, if the net amount available to apply under any settlement option is less than $1,000, the Company has the right to pay such amount in one lump sum. In addition, if the payments provided for would be less than $25, the Company shall have the right to change the frequency of the payments to result in payments of at least $25.


ADDITIONAL PROVISIONS

The Company may require proof of the age of the Annuitant before making any life annuity payment under the Contract. If the Annuitant's age has been misstated, the amount payable will be the amount that would have been provided under the settlement option at the correct age. Once life income payments begin, any underpayments will be made up in one sum with the next annuity payment. Overpayments will be deducted from the future annuity payments until the total is repaid.

The Contract must be returned to the Company upon any settlement. Prior to any settlement of a death claim, proof of the Annuitant's death must be submitted to the Company.

Where any benefits under the Contract are contingent upon the recipient's being alive on a given date, the Company requires proof satisfactory to it that such condition has been met.


38  Annuity provisions

The Contracts described in this prospectus contain annuity payment rates that distinguish between men and women. On July 6, 1983, the Supreme Court held in Arizona Governing Committee v. Norris that optional annuity benefits provided under an employer's deferred compensation plan could not, under Title VII of the Civil Rights Act of 1964, vary between men and women on the basis of sex. Because of this decision, the annuity payment rates that apply to Contracts purchased under an employment-related insurance or benefit program may in some cases not vary on the basis of the Annuitant's sex. Unisex rates to be provided by the Company will apply for Qualified Plans.

Employers and employee organizations should consider, in consultation with legal counsel, the impact of Norris, and Title VII, generally and any comparable state laws that may apply, on any employment-related plan for which a Contract may be purchased.

The Contract is incontestable from its date of issue.


GUARANTEED INTEREST ACCOUNT AT ANNUITIZATION


On the Annuity Starting Date, the Contract's Cash Value, including the Cash Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. No Market Value Adjustment will apply at annuitization if the owner elects Settlement Option 3 or 3A. For more information about annuitization and annuity options, please refer to the Contract.



                                                          Annuity provisions  39

11. Other provisions

--------------------------------------------------------------------------------

OWNERSHIP
The Owner has all rights and may receive all benefits under the Contract. During the lifetime of the Annuitant (and Secondary Annuitant if one has been named), the Owner is the person so designated in the application, unless:

(1) A change in Owner is requested, or

(2) A Successor Owner becomes the Owner.


The Owner may name a Successor Owner or a new Owner at any time. If the Owner dies, the Successor Owner, if living, becomes the Owner. Any request for change must be:

(1)  Made in writing, and
(2)  Received at the Company.


The change will become effective as of the date the written request is signed. A new choice of Owner or Successor Owner will apply to any payment made or action taken by the Company after the request for the change is received. Owners should consult a competent tax adviser prior to changing Owners.

--------------------------------------------------------------------------------
SUCCESSOR OWNER -- The living person who, at the death of the Owner, becomes the new Owner.
--------------------------------------------------------------------------------
PROVISION REQUIRED BY SECTION 72(S) OF THE CODE

The interest under a Non-Qualified Contract must be distributed within five years after the Owner's death if:

(1) The Owner dies before the start of annuity payments, and

(2) The Owner's spouse is not the Successor Owner as of the date of the Owner's death.

Satisfactory proof of death must be provided to the Company.

This provision shall not extend the term of the Contract beyond the date when death proceeds become payable.


The surrender proceeds may be paid over the life of the Successor Owner if:

(1) The Successor Owner is the Beneficiary, and

(2) The Successor Owner chooses that option.


Payments must begin no later than one year after the date of death. If the Successor Owner is a surviving spouse, then the surviving spouse will be treated as the new Owner of the Contract. Under such circumstances, it is not necessary to surrender the Contract.

If the Owner dies on or after annuity payments start, any remaining portion of the proceeds will be distributed using a method that is at least as quick as the one used as of the date of the Owner's death.


PROVISION REQUIRED BY SECTION 401(A)(9) OF THE CODE

The entire interest of a Qualified Plan participant in the Contract generally will begin to be distributed no later than the required beginning date. For this purpose "Qualified Plans" include those intended to qualify under Sections 401 and 408 of the Code. Distribution will occur either by or beginning not later than April 1 of the calendar year following the calendar year the Qualified Plan Participant attains age 701/2. The interest is distributed:

(1)  Over the life of such Participant, or

(2)  The lives of such Participant and designated Beneficiary.

If (i) required minimum distributions have begun, and (ii) the Participant dies before the Owner's entire interest has been distributed to him/her, the remaining distributions will be made using a method that is at least as rapid as that used as of the date of the Participant's death. The Contract generally will be surrendered as of the Participant's death if:

(1)  The Participant dies before the start of such distributions, and

(2)  There is no designated Beneficiary.


The surrender proceeds generally must be distributed within 5 years after the date of death. But, the surrender proceeds may be paid over the life of any designated Beneficiary at his/her option. In such case, distributions will begin not later than one year after the December 31 following the Participant's death. If the designated Beneficiary is the surviving spouse of the Participant, distributions will begin not earlier than the December 31 following the date on which the participant would have attained age 701/2. If the surviving spouse dies before distributions to him/her begin, the provisions of this paragraph shall be applied as if the surviving spouse were the Participant. If the Qualified Plan is an IRA under Section 408 of the Code, the surviving spouse may elect to forgo distribution and treat the IRA as his/her own plan. Although the lifetime required minimum distribution rules do not apply to Roth IRAs under Section 408A of the Code, the post-death distribution rules apply.

It is the Owner's responsibility to assure that distribution rules imposed by the Code will be met. The Owner should consider the effect of recent revisions to the distribution rules which could increase the minimum distribution amount required from annuity contracts funding Qualified Plans where certain additional benefits are purchased under the Contract. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. The Owner may want to consult a tax advisor concerning the potential application of these complex rules before purchasing this annuity contract or purchasing additional features under this annuity contract.

SECONDARY ANNUITANT


Except where the Contract is issued in connection with a Qualified Plan, a Secondary Annuitant may be designated by the Owner. Such designation may be made only once before annuitization, either:

(1)     In the application for the Contract, or



40  Other provisions

(2) After the Contract is issued, by written notice to the Company at its Operations Center.


You cannot change the Secondary Annuitant, but you can delete the Secondary Annuitant. The Secondary Annuitant may be deleted by written notice to the Company at its Operations Center. A designation or deletion of a Secondary Annuitant will take effect as of the date the written election was signed. The Company, however, must first accept and record the change at its Operations Center. The change will be subject to:


(1)  Any payment made by the Company, or

(2) Action taken by the Company before the receipt of the notice at the Company's Operations Center.


The Secondary Annuitant will be deleted from the Contract automatically by the Company as of the Contract Anniversary following the Secondary Annuitant's 95th birthday.

On the death of the Annuitant, the Secondary Annuitant will become the Annuitant, under the following conditions:


(1) The death of the Annuitant must have occurred before the Annuity Starting Date;

(2) The Secondary Annuitant is living on the date of the Annuitant's death;

(3) If the Annuitant was the Owner on the date of death, the Succes sor Owner must have been the Annuitant's spouse; and

(4) If the date annuity payments start is later than the Contract Anniversary nearest the Secondary Annuitant's 95th birthday, the date annuity payments start will be automatically advanced to that Contract Anniversary.


EFFECT OF SECONDARY ANNUITANT'S BECOMING THE ANNUITANT. If the Secondary Annuitant becomes the Annuitant, the Death Benefit proceeds will be paid to the Beneficiary only on the death of the Secondary Annuitant. If the Secondary Annuitant was the Beneficiary on the Annuitant's death, the Beneficiary will be automatically changed to the person who was the successor Beneficiary on the date of death. If there was no successor Beneficiary, then the Secondary Annuitant's executors or administrators, unless the Owner directed otherwise, will become the Beneficiary. All other rights and benefits under the Contract will continue in effect during the lifetime of the Secondary Annuitant as if the Secondary Annuitant were the Annuitant.


ASSIGNMENT

The Owner may assign the Contract. However, the Company will not be bound by any assignment until the assignment (or a copy) is received by the Company at its Operations Center. The Company is not responsible for determining the validity or effect of any assignment. The Company shall not be liable for any payment or other settlement made by the Company before receipt of the assignment.

If the Contract is issued under certain retirement plans, then it may not be assigned, pledged or otherwise transferred except under conditions allowed under applicable law.

Because an assignment may be a taxable event, an Owner should consult a competent tax advisor before assigning the Contract.

CHANGE OF BENEFICIARY

So long as the Annuitant is living, the Owner may change the Beneficiary or successor Beneficiary. A change is made by submitting a written request to the Company at its Operations Center. The form of the request must be acceptable to the Company. The Contract need not be returned unless requested by the Company. The change will take effect as of the date the request is signed. The Company will not, however, be liable for any payment made or action taken before receipt of the request at its Operations Center.


SUBSTITUTION OF SECURITIES

The Company may substitute shares of another mutual fund for shares of the Funds already purchased or to be purchased in the future by Contract Purchase Payments if:


(1) The shares of any portfolio of the Funds is no longer available for investment by MONY America Variable Account A, or

(2) In the judgment of the Company's Board of Directors, further investment in shares of one or more of the portfolios of the Funds is inappropriate based on the purposes of the Contract.



The new portfolios may have higher fees and charges than the ones they replaced, and not all portfolios may be available to all classes of Contracts. We will notify you before we substitute securities in any subaccount, and, to the extent required by law, we will obtain prior approval from the Securities and Exchange Commission and the Arizona Insurance Department. We also will obtain any other required approvals. (See "Who is MONY Life Insurance Company -- MONY Variable Account A" for more information about changes we may make to the subaccounts).


CHANGES TO CONTRACTS

The Company reserves the right, subject to compliance with laws that apply, to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


CHANGE IN OPERATION OF MONY AMERICA VARIABLE ACCOUNT A

To the extent permitted by applicable law, MONY America Variable Account A (i) may be operated as a management company under the 1940 Act,(ii) may be deregistered under the 1940 Act in the event the registration is no longer required, or (iii) may be combined with any of our other MONY America separate accounts.

Deregistration of MONY America Variable Account A requires an order by the Securities and Exchange Commission. If there is a change in the operation of MONY America Variable Account A under this provision, the Company may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.


                                                            Other provisions  41

12. Voting rights

--------------------------------------------------------------------------------

All of the assets held in the subaccounts of MONY America Variable Account A will be invested in shares of the designated portfolios of the Funds. The Company is the legal holder of these shares.

To the extent required by law, the Company will vote the shares of each of the Funds held in MONY America Variable Account A (whether or not attributable to Owners).

We will determine the number of votes which you have the right to cast by applying your percentage interest in a subaccount to the total number of votes attributable to that subaccount. In determining the number of votes, we will recognize fractional shares.

We will vote portfolio shares of a class held in a subaccount for which we received no timely instructions in proportion to the voting instructions which we received for all Contracts participating in that subaccount. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the number of votes eligible to be cast.

Whenever a Fund calls a shareholders meeting, each person having a voting interest in a subaccount will receive proxy voting material, reports, and other materials relating to the relevant portfolio. Since each Fund may engage in shared funding, other persons or entities besides the Company may vote Fund shares.


42  Voting rights

13. Distribution of the Contracts

--------------------------------------------------------------------------------



The Contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of the securities issued with respect to MONY America Variable Account A.+ The offering of the Contracts is intended to be continuous.

AXA Advisors, and AXA Distributors are affiliates of the Company and are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other of the company's life and annuity products. As of June 6, 2005, registered representatives of MONY Securities Corporation became registered representatives of AXA Advisors.

The Contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

The Company pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from the Company to individual financial professionals or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial professionals as commissions related to the sale of the Contracts.

Sales compensation paid by the Company to the Distributors will generally not exceed 6.50% of the total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the Fund Value of the Contracts. The Distributors, in turn, may pay their financial professionals and/or Selling broker-dealers either all or a portion of the sales compensation that they receive. The sales compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company and/or its products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or Purchase Payments attributable to Contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company's products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of particular products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the Contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of the Company's products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of the Company's products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you

----------------------
+ Prior to June 6, 2005, MONY Securities Corporation served as both the distributor and principal underwriter of the Contracts.



                                               Distribution of the Contracts  43
products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products, which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although the Company takes all of its costs into account in establishing the level of fees and expenses in its products, any sales compensation paid by the Company to the Distributors will not result in any separate charge to you under your Contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



44  Distribution of the Contracts

14. Federal tax status

--------------------------------------------------------------------------------

INTRODUCTION

The Contract described in this prospectus is designed for use in connection with Qualified Plans and on a nonqualified basis. The ultimate effect of federal income taxes on:


o  the value of the Contract's Fund Value,

o  annuity payments,

o  death benefit, and

o economic benefit to the Owner, Annuitant, and the Beneficiary may depend upon

o the type of retirement plan for which the Contract is purchased, and

o  the tax and employment status of the individual concerned.


The following discussion of the treatment of the Contract and of the Company under the federal income tax laws is general in nature. The discussion is based on the Company's understanding of current federal income tax laws, and is not intended as tax advice. These federal income tax laws may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a Contract. We cannot predict what, if any, legislation will actually be proposed or enacted. Any person considering the purchase of a Contract should consult a qualified tax adviser. Additional information on the treatment of the Contract under federal income tax laws is contained in the Statement of Additional Information. The Company does not make any guarantee regarding any tax status, federal, state, or local, of any Contract or any transaction involving the Contract.



TAXATION OF ANNUITIES IN GENERAL

The Contract described in this prospectus is designed for use in connection with Qualified Plans and on a nonqualified basis. All or a portion of the contributions to such plans will be used to make Purchase Payments under the Contract. In general, contributions to Qualified Plans and income earned on contributions to all plans are tax-deferred until distributed to plan participants or their beneficiaries. Such tax deferral is not, however, available for Non-Qualified Contracts if the Owner is other than a natural person unless the contract is held as an agent for a natural person. Annuity payments made under a Contract are generally taxable to the Annuitant as ordinary income except to the extent of:


o participant after-tax contributions (in the case of Qualified Plans), or

o  owner contributions (in the case of Non-Qualified Contracts).


Owners, Annuitants, and Beneficiaries should seek advice from their own tax advisers about the tax consequences of distributions, withdrawals and payments under Non-Qualified Contracts and under any Qualified Plan in connection with which the Contract is purchased. For Qualified Contracts, among other things individuals should discuss with their tax advisers are the "required minimum distribution rules" which generally require distributions to be made after age 701/2 and after death, including requirements applicable to the calculation of such required distributions from annuity contracts funding Qualified Plans.

Federal tax law imposes requirements for determining the amount includable in gross income with respect to distributions not received as an annuity. Distributions include, but are not limited to, transfers, including gratuitous transfers, and pledges of the contract are treated the same as distributions. Distributions from all annuity contracts issued during any calendar year by the same company (or an affiliate) to the Owner (other than those issued to qualified retirement plans) in the same year will be treated as distributed from one annuity contract. The IRS is given power to prescribe additional rules to prevent avoidance of this rule through serial purchases of contracts or otherwise. None of these rules affects Qualified Plans.

The Company will withhold and remit to the United States Government and, where applicable, to state and local governments, part of the taxable portion of each distribution made under a Contract unless the Owner or Annuitant:


(1) Provides his or her taxpayer identification number to the Company, and

(2)  Notifies the Company that he or she chooses not to have amounts withheld.


Distributions of plan benefits from qualified retirement plans, other than traditional individual retirement arrangements ("traditional IRAs"), generally will be subject to mandatory federal income tax withholding unless they either are:

(1) Part of a series of substantially equal periodic payments (at least annually) for:
       (a)  the participant's life or life expectancy,


       (b) the joint lives or life expectancies of the participant and his/her beneficiary,

       (c)  or a period certain of not less than 10 years;

(2)  Required minimum distributions; or

(3)  Qualifying hardship distributions.

The withholding can be avoided if the participant's interest is directly rolled over by the old plan to another eligible traditional retirement plan, including an IRA. A direct rollover to the new plan can be made only in accordance with the terms of the old plan.


                                                          Federal tax status  45

Under the generation skipping transfer tax, the Company may be liable for payment of this tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the death benefit proceeds.


RETIREMENT PLANS

Aside from Contracts purchased on a nonqualified basis, the Contract described in this prospectus currently is designed for use with the following types of retirement plans:

(1) Pension and Profit Sharing Plans established by business employ ers and certain associations, as permitted by Sections 401(a) and 401(k) of the Code, including those purchasers who would have been covered under the rules governing H.R. 10 (Keogh) Plans;

(2) Individual Retirement Annuities permitted by Section 408(b) of the Code, including Simplified Employee Pensions established by employers pursuant to
    Section 408(k);

(3) Roth IRAs permitted by Section 408A of the Code; and

(4) Deferred compensation plans provided by certain governmental entities and tax-exempt organizations under Section 457.

The tax rules applicable to participants in such retirement plans vary according to the type of plan and its terms and conditions. Therefore, no attempt is made here to provide more than general information about the use of the Contract with the various types of retirement plans. Participants in such plans as well as Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under these plans are subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The Company will provide purchasers of Contracts used in connection with Individual Retirement Annuities with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency. Any person contemplating the purchase of a Contract should consult a qualified tax adviser.


TAX TREATMENT OF THE COMPANY

Under existing federal income tax laws, the income of MONY America Variable Account A, to the extent that it is applied to increase reserves under the Contract, is substantially nontaxable to the Company.


46  Federal tax status

15. Additional information

--------------------------------------------------------------------------------


This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). The omitted information may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission or by accessing the SEC's website at www.sec.gov.


For further information with respect to the Company and the Contracts offered by this prospectus, including the Statement of Additional Information (which includes applicable financial statements), Owners and prospective investors may also contact the Company at its address or phone number set forth on the cover of this prospectus for requesting such statement. The Statement of Additional Information is available from the Company without charge.


The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Guaranteed Interest Account with Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Guaranteed Interest Account with Market Value Adjustment.

The Company's annual report on Form 10-K for the year ended December 31, 2006 is hereby incorporated into this prospectus by reference. Please refer to Form 10-K for a description of the Company and its business, including financial statements. The Company intends to send Owners account statements and other such legally-required reports. The Company does not anticipate such reports will include periodic financial statements or information concerning the Company.

The Company's Annual Report on Form 10-K for the year ended December 31, 2006 is considered to be a part of this prospectus because it is incorporated by reference.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000835357. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to MONY Life Insurance Company of America, 1290 Avenue of the Americas, New York, New York 10104, Attention: Corporate Secretary (telephone: (212) 554-1234). You can also find our annual report on Form 10-K on our website at www.axa-financial.com.

                                                      Additional information  47

16. Legal proceedings

--------------------------------------------------------------------------------

MONY Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to an Owner's interest in MONY America Variable Account A, nor would any of these proceedings be likely to have a material adverse effect upon MONY America Variable Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.



48  Legal proceedings

17. Financial statements

--------------------------------------------------------------------------------

The audited financial statements of MONY America Variable Account A and the Company are set forth in the Statement of Additional
Information.


These financial statements have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The financial statements of the Company should be considered only as bearing upon the ability of the Company to meet its obligations under the Contracts. You should not consider the financial statements of the Company as affecting investment performance of assets in the Variable Account. PricewaterhouseCoopers LLP also provides independent audit services and certain other non-audit services to the Company as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.



                                                        Financial statements  49

Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington

--------------------------------------------------------------------------------
                            SUMMARY OF THE CONTRACT


BENEFIT OPTION PACKAGES

There are two benefit option packages available under the Contract. Each benefit option package is distinct. You select a benefit option package at the time of application. Once a selection is made, you may not transfer from one benefit option package to another.


---------------------------------------------------------------------------------------
                                      Option 1
---------------------------------------------------------------------------------------
Mortality and                         Current annual rate--1.20%
expense risk charge                   Maximum annual rate--1.40%
---------------------------------------------------------------------------------------
Death benefit on death of annuitant   The greater of:
                                      (1) The Fund Value less any outstanding debt
                                      on the date due proof of the Annuitant's death
                                      is received by the Company.

                                      or
                                      (2) The Purchase Payments paid, reduced
                                      proportionately by each partial surrender
                                      (reflecting any Market Value Adjustment and
                                      any surrender charge) and less any outstanding
                                      debt.*
---------------------------------------------------------------------------------------
Minimum initial Purchase Payment      Qualified Contracts--The minimum Purchase
                                      Payment for qualified plans is the same for
                                      both options. (See "Detailed information about
                                      the contract.")
                                      Non-Qualified Contracts--$5,000
---------------------------------------------------------------------------------------
Annuitant Issue age                   Qualified Contracts--0-80
                                      Non-Qualified Contracts--0-80
---------------------------------------------------------------------------------------
Annual contract charge                Current charge is $30.
---------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------
                                      Option 2
---------------------------------------------------------------------------------------
Mortality and                         Current annual rate--1.70%
expense risk charge                   Maximum annual rate--1.95%
---------------------------------------------------------------------------------------
Death benefit on death of annuitant   The greatest of:
                                      (1) The Fund Value less any outstanding debt on
                                      the date due proof of the Annuitant's death is
                                      received by the Company.

                                      or
                                      (2) The Purchase Payments paid, reduced
                                      proportionately by each partial surrender
                                      (reflecting any Market Value Adjustment and
                                      any surrender charge) and less any outstanding
                                      debt.*

                                      or
                                      (3) Step Up Value (See "Death benefit")
---------------------------------------------------------------------------------------
Minimum initial Purchase Payment      Qualified Contracts--The minimum Purchase
                                      Payment for qualified plans is the same for both
                                      options. (See "Detailed information about the
                                      contract.")
                                      Non-Qualified Contracts--$10,000
---------------------------------------------------------------------------------------
Annuitant Issue age                   Qualified Contracts--0-79
                                      Non-Qualified Contracts--0-79
---------------------------------------------------------------------------------------
Annual contract charge                Current charge is $0.
                                      The annual contract charge may be increased to
                                      a maximum of $30 on 30 days written notice.
---------------------------------------------------------------------------------------

* In the calculation of the death benefit, for each partial surrender, the proportionate reduction is equal to the amount of that partial surrender and any surrender charge and any Market Value Adjustment divided by the Fund Value immediately before that partial surrender, multiplied by the Purchase Payments paid before that partial surrender.

   For certain Contracts purchased prior to July 22, 2003 , the death benefit is greater of: (1) the Fund Value less any outstanding debt on the date due proof of the Annuitant's death is received by the Company, or (2) the Purchase Payments paid, less any partial surrenders and their surrender charges, less any outstanding debt and plus or minus any Market Value Adjustment.

A-1 Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington

FEE TABLES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer fund value between investment options. State premium taxes may also be deducted.


--------------------------------------------------------------------------------
Owner Transaction Expenses:
--------------------------------------------------------------------------------
Maximum deferred sales load (surrender charge)       7.00%(1)
(as a percentage of Purchase Payments surrendered)
--------------------------------------------------------------------------------
Loan interest spread (effective annual rate)         2.50%(2)
--------------------------------------------------------------------------------
Maximum transfer charge                              $  25(3)
--------------------------------------------------------------------------------

The next table describes the fees and expense that you will pay periodically during the time that you own the Contract, not including Fund portfolio company fees and expenses.


--------------------------------------------------------------------------------
Maximum annual contract charge               $  30(4)
 Separate Account annual Expenses:
(as a percentage of average Fund Value in the Variable Account):
--------------------------------------------------------------------------------
 Option 1
--------------------------------------------------------------------------------
  Maximum mortality and expense risk fees    1.40%(5)
--------------------------------------------------------------------------------
  Total separate account annual expenses     1.40%(5)
--------------------------------------------------------------------------------
 Option 2
--------------------------------------------------------------------------------
  Maximum mortality and expense risk fees    1.95%(6)
--------------------------------------------------------------------------------
  Total separate account annual expenses     1.95%(6)
--------------------------------------------------------------------------------


(1) The surrender charge percentage, which reduces to zero, is determined under a surrender charge schedule. (See "Deductions from fund value -- Amount of surrender charge.")

    The surrender charge may be reduced under certain circumstances which include reduction in order to guarantee that certain amounts may be received free of the surrender charge. (See "Deductions from fund value -- Free partial surrender amount.")

(2) The loan interest spread is the difference between the amount of interest we charge on loans and the amount of interest we credit to amounts held in the loan account to secure loans.

(3) The transfer charge currently is $0. However, the Company has reserved the right to impose a charge for each transfer after the first 12 transfers in a Contract Year, which will not exceed $25. (See "Deductions from fund value -- Transfer charge.")

(4) The annual contract charge for Option 1 is currently $30. The annual contract charge for Option 2 is currently $0. However, the Company may in the future change the amount of the charge to an amount not exceeding $30 per Contract Year. (See "Deductions from fund value -- Annual contract charge.")

(5) The mortality and expense risk charge is deducted daily equivalent to a current annual rate of 1.20% (and is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.40%) from the value of the net assets of MONY America Variable Account A.

(6) The mortality and expense risk charge is deducted daily equivalent to a current annual rate of 1.70% (and is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.95%) from the value of the net assets of MONY America Variable Account A.


The next item shows the minimum and maximum total operating expenses charged by the portfolio companies for the year ended December 31, 2006. You may pay portfolio company operating expenses periodically during the time that you own the Contract. More detail concerning each Fund portfolio company's fees and expenses is contained in the prospectus for each portfolio.



--------------------------------------------------------------------------------------------------------------
Total Annual Fund Portfolio
Operating Expenses:                                                                  Minimum     Maximum
--------------------------------------------------------------------------------------------------------------
(expenses that are deducted from portfolio company assets, including management fees,  0.47%       1.72%
distribution and/or services fees (12b-1 fees), and other expenses)
--------------------------------------------------------------------------------------------------------------



Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington A-2

EXAMPLE


This example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expense, and Fund fees and expenses for the year ended December 31, 2006.


The example assumes that you invest $10,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. The example assumes the minimum and maximum fees and expenses of any of the Fund portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

1. a. If you surrender your Contract at the end of the applicable time period (assuming maximum fees and expenses of any of the Fund port folios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $  985       $1,618        $2,266        $3,703
  Option 2        $1,036       $1,767        $2,511        $4,181
--------------------------------------------------------------------------------

   b. If you surrender your Contract at the end of the applicable time period (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $868         $1,268        $1,683        $2,503
  Option 2        $919         $1,423        $1,945        $3,051
--------------------------------------------------------------------------------

2. a. If you do not surrender your Contract (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1         $345         $1,051        $1,779        $3,703
  Option 2         $399         $1,210        $2,037        $4,181
--------------------------------------------------------------------------------

   b. If you do not surrender your Contract (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1         $220         $679          $1,164        $2,503
  Option 2         $275         $844          $1,440        $3,051
--------------------------------------------------------------------------------

3. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $  985       $1,051        $1,779        $3,703
  Option 2        $1,036       $1,210        $2,037        $4,181
--------------------------------------------------------------------------------

   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1         $868         $679          $1,164        $2,503
  Option 2         $919         $844          $1,440        $3,051
--------------------------------------------------------------------------------



A-3 Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington

4. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingena.
      cies) (assuming maximum fees and expenses of any of the Fund portfolios):


--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1        $  985       $1,618        $2,266        $3,703
  Option 2        $1,036       $1,767        $2,511        $4,181
--------------------------------------------------------------------------------

   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
                  1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1         $868         $1,268        $1,683        $2,503
  Option 2         $919         $1,423        $1,945        $3,051
--------------------------------------------------------------------------------

For the purposes of the Fee Tables and the Example, we assume that the Contract is owned during the accumulation period. (See "Charges and deductions"). On and after the annuity starting date, different fees and charges will apply.




                    DETAILED INFORMATION ABOUT THE CONTRACT


Payment and allocation of Purchase Payments

Issue ages

The issue ages for the two benefit option packages available under the Contract vary as per the table below. The maximum issue age of the Annuitant for Option 1 is 85. The maximum issue age of the Annuitant for Option 2 is 79.

--------------------------------------------------------------------------------
                                    Option 1         Option 2
--------------------------------------------------------------------------------
       Annuitant Issue Ages           0-85            0-79
--------------------------------------------------------------------------------

                                 DEATH BENEFIT


Death benefit provided by the contract

The death benefit depends upon the benefit option package in effect on the date the Annuitant dies. You may not change benefit option packages once you select an option.

------------------------------------------------------------------------------------------------------------------------------------
 Option 1                                                                Option 2
------------------------------------------------------------------------------------------------------------------------------------
 The greater of:                                                         The greatest of:
------------------------------------------------------------------------------------------------------------------------------------
(1) The Fund Value less any outstanding debt on the date due proof of   (1) The Fund Value less any outstanding debt on the
 the Annuitant's death is received by the Company.                      date due proof of the Annuitant's death is received
                                                                        by the Company.
or                                                                      or
(2) The Purchase Payments paid, reduced proportionately by each par-    (2) The Purchase Payments paid, reduced proportionately
tial surrender and their surrender charges, any outstanding debt and    by each partial surrender and their surrender
plus or minus any Market Value Adjustment.*                             charges, less any outstanding debt and plus or minus any
                                                                        Market Value Adjustment.*
                                                                        or
                                                                        (3) Step Up Value (See "Step Up Value" in the prospectus)
------------------------------------------------------------------------------------------------------------------------------------

* In the calculations of the death benefit, for each partial surrender, the proportionate reduction is equal to the amount of that partial surrender and any surrender charge and any Market Value Adjustment divided by the Fund Value immediately before that partial surrender, multiplied by the Purchase Payments paid before that partial surrender. For certain Contracts purchased prior to July 22, 2003, the death benefit is the greater of: (1) the Fund Value less any outstanding debt on the date due proof of the Annuitant's death is received by the Company, or (2) the Purchase Payments paid, less any partial surrenders and their surrender charges, less any outstanding debt and plus or minus any Market Value Adjustment.


    Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington A-4

                            CHARGES AND DEDUCTIONS

The following table summarizes the charges and deductions under the Contract:


------------------------------------------------------------------------------------------------------------------------------------
                                              Deductions from Purchase Payments
------------------------------------------------------------------------------------------------------------------------------------
Tax charge                                                 Range for State and local premium tax -- 0% to 3.50%(1).
                                                           Federal -- currently 0%
                                                           (Company reserves the right to charge in the future.)
------------------------------------------------------------------------------------------------------------------------------------
                                      Daily deductions from MONY America Variable Account A
------------------------------------------------------------------------------------------------------------------------------------
Separate account annual expenses:
Mortality & expense risk charge                            Option 1 Maximum daily rate -- 0.003836%
Annual rate deducted daily from net assets                 Maximum annual rate -- 1.40%

                                                           Option 2
                                                           Maximum daily rate -- 0.005342%
                                                           Maximum annual rate -- 1.95%
------------------------------------------------------------------------------------------------------------------------------------
                                                   Deductions from fund value
------------------------------------------------------------------------------------------------------------------------------------
Annual contract charge                                     Maximum annual contract charge
  Option 1 -- Current charge is $30.                       Option 1 -- The maximum annual contract charge is $30.
  Option 2 -- Current charge is $0.                        Option 2 -- The annual contract charge may be increased to a maxi-
                                                           mum of $30 on 30 days written notice.
------------------------------------------------------------------------------------------------------------------------------------
Transaction and other charges                              Maximum transaction and other charges
Transfer charge                                            Option 1 -- The Company has reserved the right to impose a charge
 Option 1 -- Current charge is $0.                         for each transfer after the first 12 transfers in a Contract Year which will not exceed $25.

 Option 2 -- Current charge is $0.                         Option 2 -- The Company has reserved the right to impose a charge for each transfer after the first 12 transfers in a Contract Year which will not exceed $25.
------------------------------------------------------------------------------------------------------------------------------------
Surrender charge                                           See grading schedule and "Charges and deductions -- Charges
Grades from 7% to 0% of Fund Value surrendered based on a  against fund value" for details of how it is computed.
schedule
------------------------------------------------------------------------------------------------------------------------------------
Loan interest spread                                       2.50%
------------------------------------------------------------------------------------------------------------------------------------


(1) Company currently assumes responsibility; current charge to Owner 0%.

Please note that the amount of the charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, the surrender charge we collect may not fully cover all of the sales and distribution expenses we actually incur. We also may realize a profit on one or more of the charges. We may use such profits for any corporate purpose, including the payment of sales expenses.

Deductions from Purchase Payments
Deductions may be made from Purchase Payments for state and local premium taxes prior to allocation of any Net Purchase Payment among the subaccounts. Currently, the Company makes no deduction, but may do so with respect to future payments. If the Company is going to make deductions for such tax from future Purchase Payments, it will give notice to each affected Owner.

Charges against fund value
Daily deduction from MONY America Variable Account A

Mortality and expense risk charge. The Company assumes mortality and expense risks. A charge for assuming such risks is deducted daily from the net assets of MONY America Variable Account A. The charge varies based on the benefit option package selected. The mortality and expense risk charge will not be deducted from the Guaranteed Interest Account.
Option 1 -- For Option 1, the daily mortality and expense risk charge from MONY America Variable Account A is deducted at a current daily rate equivalent to an annual rate of 1.20% from the value of the net assets of MONY America Variable Account A. The rate is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.40% from the value of the net assets of MONY America Variable Account A. The mortality and expense


A-5 Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington risk charge is deducted from MONYAmerica Variable Account A, and therefore the subaccounts, on each Business Day. Where the previous day (or days) was not a Business Day, the deduction currently on the next Business Day will be 0.003288% (guaranteed not to exceed 0.003836%) multiplied by the number of days since the last Business Day.

Option 2 -- For Option 2, the daily mortality and expense risk charge from MONY America Variable Account A is deducted at a current daily rate equivalent to an annual rate of 1.70% from the value of the net assets of MONY America Variable Account A. The rate is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.95% from the value of the net assets of MONY America Variable Account A. The mortality and expense risk charge is deducted from MONY America Variable Account A, and therefore the subaccounts, on each Business Day. Where the previous day (or days) was not a Business Day, the deduction currently on the next Business Day will be 0.004658% (guaranteed not to exceed 0.005342%) multiplied by the number of days since the last Business Day.

The mortality risk assumed by the Company is that Annuitants may live for a longer time than projected. If that occurs, an aggregate amount of annuity benefits greater than that projected will be payable. In making this projection, the Company has used the mortality rates from the 1983 Table "a" (discrete functions without projections for future mortality), with 3.50% interest. In addition, the Company also assumes risk in connection with the Step-Up Value. The expense risk assumed is that expenses incurred in issuing and administering the Contracts will exceed the expense charges provided in the Contracts.

If the amount of the charge exceeds the amount needed, the excess will be kept by the Company in its General Account. If the amount of the charge is inadequate, the Company will pay the difference out of its General Account.

Deductions from fund value

Annual contract charge. The Company has primary responsibility for the administration of the Contract and MONY America Variable Account A. An annual contract charge helps to reimburse the Company for administrative expenses related to the maintenance of the Contract. Ordinary administrative expenses expected to be incurred include premium collection, recordkeeping, processing death benefit claims and surrenders, preparing and mailing reports, and overhead costs. In addition, the Company expects to incur certain additional administrative expenses in connection with the issuance of the Contract, including the review of applications and the establishment of Contract records.


The Company intends to administer the Contract itself.

The current amount of the annual contract charge depends upon the benefit option package selected.

------------------------------------------------------------------------------------------------------------------------------------
Annual Contract Charge
------------------------------------------------------------------------------------------------------------------------------------
Option 1                                     Option 2
------------------------------------------------------------------------------------------------------------------------------------
Current charge is $30.                       Current charge is $0.
The maximum annual contract charge is $30.   The annual contract charge may be increased to a maximum of $30.
------------------------------------------------------------------------------------------------------------------------------------

The Owner will receive a written notice 30 days in advance of any change in the charge. Any applicable charge will be assessed once per year on the contract anniversary, starting on the first contract anniversary.

If applicable, the annual contract charge is deducted from the Fund Value on each Contract Anniversary before the date annuity payments start.

The amount of the charge will be allocated against the Guaranteed Interest Account and each subaccount of MONY America Variable Account A in the same proportion that the Fund Value in those accounts bears to the Fund Value of the Contract. The Company does not expect to make any profit from the annual contract charge.


Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington A-6

Appendix B: Condensed financial information

--------------------------------------------------------------------------------

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                        MONY AMERICA VARIABLE ACCOUNT A
                           ACCUMULATION UNIT VALUES


-------------------------------------------------------------------------------------------------------------
                                                                  Unit Value
                                      -----------------------------------------------------------------------
                                            Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                   Option 1                   2006        2005        2004        2003        2002
-------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value                        $ 16.10     $ 14.40     $ 13.78     $ 12.56       --
AIM V.I. Financial Services                   13.48       11.72       11.20       10.43      8.14
AIM V.I. Global Health Care                   12.10       11.64       10.89       10.25      8.11
AIM V.I. Mid Cap Core Equity                  14.84       13.50       12.70       11.29       --
AIM V.I. Technology                            9.22        8.45        8.37        7.91      5.96
Alger American Balanced                       11.86       11.46       10.70       10.36      8.81
Alger American MidCap Growth                  14.89       13.68       12.61       11.29      7.73
AXA Premier High Yield                        14.33          --          --          --       --
Dreyfus IP Small Cap Stock Index              17.89       15.82       14.93       12.40       --
EQ/Boston Advisors Equity Income              15.06       13.14       12.52       10.75      8.59
EQ/Calvert Socially Responsible               10.82       10.40          --          --       --
EQ/Enterprise Moderate Allocation             11.30       10.38        9.99        9.31      7.80
EQ/FI Mid Cap                                 15.85          --          --          --       --
EQ/GAMCO Mergers and Acquisitions             12.57       11.35       10.98       10.55       --
EQ/GAMCO Small Company Value                  18.11       15.43       14.96       12.52      9.22
EQ/Government Securities                      10.79       10.54       10.52       10.51     10.46
EQ/JP Morgan Core Bond                        13.54          --          --          --       --
EQ/Long Term Bond                             12.53       12.42       12.20       11.44     11.05
EQ/Lord Abbett Growth and Income              14.16          --          --          --       --
EQ/Lord Abbett Mid Cap Value                  15.46          --          --          --       --
EQ/Mercury Basic Value Equity                 12.20       10.21          --          --       --
EQ/Money Market                               10.42       10.07          --          --       --
EQ/Montag & Caldwell Growth                   10.52        9.87        9.47        9.21      7.96
EQ/PIMCO Real Return                          11.26       11.35       11.40       11.01     10.55
EQ/Short Duration Bond                        10.32       10.05       10.03        9.99       --
EQ/Small Company Growth                       12.60       11.57       10.88        9.79      8.05
EQ/UBS Growth and Income                      12.89       11.43       10.62        9.49      7.53
EQ/Van Kampen Emerging Markets Equity         26.32          --          --          --       --
Franklin Income Securities                    15.89       13.60       13.55       12.04       --
Franklin Rising Dividends Securities          15.56       13.45       13.16       12.00       --
Franklin Zero Coupon 2010                      9.85        9.74        9.72        9.42       --
Janus Aspen Series Flexible Bond              12.09       11.77       11.71       11.43     10.89
Janus Aspen Series Forty                      14.06       13.04       11.73       10.06      8.47
Janus Aspen Series International Growth       21.78       15.03       11.53        9.83      7.40
MFS(R) Mid Cap Growth                          9.47        9.35        9.18        8.11      5.99
MFS(R) New Discovery                          11.35       10.15        9.76        9.27      7.02
MFS(R) Total Return                           12.93       11.70       11.51       10.47      9.11
MFS(R) Utilities                              22.64       17.46       15.12       11.75      8.75
Old Mutual Select Value                       11.45        9.22        8.92        8.78      7.51
Oppenheimer Global Securities                 21.20       18.28       16.22       13.81       --
Oppenheimer Main Street(R)                    15.05       13.28       12.71       11.78       --
PIMCO Global Bond (Unhedged)                  14.01       13.55       14.68       13.44     11.88
PIMCO StocksPLUS Growth and Income            13.56       11.95       11.69       10.67      8.29
ProFund VP Bear                                6.36        6.96        7.14        8.06       --
ProFund VP Rising Rates Opportunity            9.30        8.55        9.39       10.67       --
ProFund VP Ultra Bull Portfolio               17.77       14.62       14.42       12.45       --
Van Kampen UIF Global Value Equity            14.22       11.87       11.36       10.12      7.94
Van Kampen UIF U.S. Real Estate               28.16       20.64       17.85       13.24      9.75
-------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                                              Units Outstanding
                                      -----------------------------------------------------------------------
                                             Dec.31,    Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                   Option 1                   2006        2005        2004        2003       2002
-------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value                        204,983     197,896     187,167      67,580          --
AIM V.I. Financial Services                  83,552      79,714      84,428      68,229      23,757
AIM V.I. Global Health Care                 128,350     130,612     133,944      89,624      34,314
AIM V.I. Mid Cap Core Equity                131,672     152,625     156,043      54,643          --
AIM V.I. Technology                          75,551      80,630      89,696      58,966      23,622
Alger American Balanced                     266,636     312,484     343,962     295,883     125,009
Alger American MidCap Growth                381,971     383,838     370,311     237,964      89,076
AXA Premier High Yield                      482,385          --          --          --          --
Dreyfus IP Small Cap Stock Index            166,340     173,658     149,981      48,284          --
EQ/Boston Advisors Equity Income            458,184     481,560     408,003     239,493      82,561
EQ/Calvert Socially Responsible              40,077      41,217          --          --          --
EQ/Enterprise Moderate Allocation           571,946     684,468     600,615     492,730     204,572
EQ/FI Mid Cap                               508,220          --          --          --          --
EQ/GAMCO Mergers and Acquisitions           114,393     118,242     117,926      38,541          --
EQ/GAMCO Small Company Value              1,023,043   1,143,854   1,097,488     756,306     311,226
EQ/Government Securities                    960,726   1,151,184   1,272,012   1,086,722     453,598
EQ/JP Morgan Core Bond                    1,073,917          --          --          --          --
EQ/Long Term Bond                           304,714     376,420     402,596     400,844     167,274
EQ/Lord Abbett Growth and Income          1,103,903          --          --          --          --
EQ/Lord Abbett Mid Cap Value                726,385          --          --          --          --
EQ/Mercury Basic Value Equity                73,324      76,278          --          --          --
EQ/Money Market                           1,099,869   1,052,098          --          --          --
EQ/Montag & Caldwell Growth               1,361,636   1,685,752   1,581,734   1,198,093     392,688
EQ/PIMCO Real Return                        359,919     446,362     457,385     319,045     143,483
EQ/Short Duration Bond                       97,460     132,706     116,589      60,362          --
EQ/Small Company Growth                     478,312     503,409     553,406     407,080     142,861
EQ/UBS Growth and Income                    260,211     272,117     270,546     191,851      91,127
EQ/Van Kampen Emerging Markets Equity       219,291          --          --          --          --
Franklin Income Securities                  416,536     328,984     247,404     116,756          --
Franklin Rising Dividends Securities        171,880     146,067     158,869      98,376          --
Franklin Zero Coupon 2010                    93,960      38,190      33,849      13,218          --
Janus Aspen Series Flexible Bond            416,951     478,990     496,699     429,082     148,126
Janus Aspen Series Forty                    335,485     220,717     182,506     136,171      32,480
Janus Aspen Series International Growth     698,959     698,879     723,025     546,239     174,311
MFS(R) Mid Cap Growth                       154,044     195,437     206,497     167,338      45,024
MFS(R) New Discovery                        132,168     144,837     164,099     151,028      67,541
MFS(R) Total Return                         562,464     673,212     633,043     499,656     238,826
MFS(R) Utilities                            195,895     171,034     134,931      72,426      18,209
Old Mutual Select Value                     186,196     182,095     190,013     139,825      60,816
Oppenheimer Global Securities               449,536     419,429     330,561      95,923          --
Oppenheimer Main Street(R)                  149,256     167,150     158,898      61,225          --
PIMCO Global Bond (Unhedged)                381,670     391,686     381,980     222,104      53,299
PIMCO StocksPLUS Growth and Income          935,688   1,045,318   1,063,823     751,480     260,192
ProFund VP Bear                               8,292       7,569      13,091       4,960          --
ProFund VP Rising Rates Opportunity         609,227     613,062     617,666     528,778          --
ProFund VP Ultra Bull Portfolio              90,284      82,491      89,655      53,814          --
Van Kampen UIF Global Value Equity          251,427     277,293     268,706     208,605      53,212
Van Kampen UIF U.S. Real Estate             431,212     461,215     440,363     290,438     124,373
-------------------------------------------------------------------------------------------------------------



B-1 Appendix B: Condensed financial information

-------------------------------------------------------------------------------------------------------------
                                                                  Unit Value
-------------------------------------------------------------------------------------------------------------
                                            Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                   Option 2                   2006        2005        2004        2003        2002
-------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value                        14.45       12.99       12.49       11.44         --
AIM V.I. Financial Services                 13.79       12.05       11.57       10.83        8.50
AIM V.I. Global Health Care                 11.82       11.43       10.75       10.16        8.09
AIM V.I. Mid Cap Core Equity                15.87       14.51       13.72       12.26         --
AIM V.I. Technology                          9.08        8.35        8.32        7.90        5.98
Alger American Balanced                     11.72       11.38       10.68       10.39        8.87
Alger American MidCap Growth                14.18       13.10       12.13       10.92        7.51
AXA Premier High Yield                      13.97         --          --          --          --
Dreyfus IP Small Cap Stock Index            17.64       15.68       14.87       12.41         --
EQ/Boston Advisors Equity Income            13.72       12.03       11.52        9.94        7.99
EQ/Calvert Socially Responsible             10.75       10.39         --          --          --
EQ/Enterprise Moderate Allocation           11.52       10.63       10.29        9.64        8.11
EQ/FI Mid Cap                               15.30         --          --          --          --
EQ/GAMCO Mergers and Acquisitions           12.76       11.57       11.26       10.87         --
EQ/GAMCO Small Company Value                17.56       15.03       14.65       12.33        9.12
EQ/Government Securities                    10.54       10.35       10.39       10.42       10.42
EQ/JP Morgan Core Bond                      13.22         --          --          --          --
EQ/Long Term Bond                           12.31       12.26       12.11       11.41       11.07
EQ/Lord Abbett Growth and Income            13.85         --          --          --          --
EQ/Lord Abbett Mid Cap Value                15.51         --          --          --          --
EQ/Mercury Basic Value Equity               12.12       10.20         --          --          --
EQ/Money Market                             10.36       10.06         --          --          --
EQ/Montag & Caldwell Growth                 10.03        9.46        9.12        8.92        7.75
EQ/PIMCO Real Return                        11.04       11.18       11.29       10.96       10.55
EQ/Short Duration Bond                      10.18        9.96        9.99        9.99         --
EQ/Small Company Growth                     12.24       11.29       10.68        9.65        7.98
EQ/UBS Growth and Income                    12.98       11.57       10.80        9.70        7.73
EQ/Van Kampen Emerging Markets Equity       26.72         --          --          --          --
Franklin Income Securities                  15.34       13.20       13.21       11.80         --
Franklin Rising Dividends Securities        15.17       13.18       12.96       11.87         --
Franklin Zero Coupon 2010                    9.79        9.72        9.76        9.50         --
Janus Aspen Series Flexible Bond            11.70       11.45       11.45       11.23       10.75
Janus Aspen Series Forty                    14.43       13.45       12.16       10.48        8.87
Janus Aspen Series International Growth     22.89       15.87       12.24       10.49        7.93
MFS(R) Mid Cap Growth                       10.27       10.18       10.04        8.92        6.62
MFS(R) New Discovery                        11.56       10.39       10.04        9.59        7.29
MFS(R) Total Return                         13.23       12.03       11.90       10.87        9.51
MFS(R) Utilities                            21.62       16.75       14.58       11.39        8.53
Old Mutual Select Value                     11.23        9.08        8.84        8.74        7.52
Oppenheimer Global Securities               21.03       18.23       16.25       13.91         --
Oppenheimer Main Street(R)                  14.14       12.53       12.05       11.23         --
PIMCO Global Bond (Unhedged)                13.68       13.30       14.48       13.32       11.84
PIMCO StocksPLUS Growth and Income          13.09       11.60       11.40       10.46        8.16
ProFund VP Bear                              6.87        7.56        7.79        8.84         --
ProFund VP Rising Rates Opportunity          9.14        8.44        9.32       10.64         --
ProFund VP Ultra Bull                       17.09       14.12       14.00       12.15         --
Van Kampen UIF Global Value Equity          14.03       11.77       11.32       10.14        7.99
Van Kampen UIF U.S. Real Estate             26.24       19.33       16.80       12.53        9.26
-------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                                              Units Outstanding
-------------------------------------------------------------------------------------------------------------
                                            Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                   Option 2                   2006        2005        2004        2003       2002
-------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value                        288,240     287,627     289,021     108,525          --
AIM V.I. Financial Services                  79,115      85,675      86,053      75,930      41,101
AIM V.I. Global Health Care                 146,760     155,532     165,621     140,052      91,838
AIM V.I. Mid Cap Core Equity                125,597     134,748     133,227      46,343          --
AIM V.I. Technology                          48,598      46,447      52,034      33,467      24,267
Alger American Balanced                     282,250     311,838     327,427     281,313     150,123
Alger American MidCap Growth                412,990     441,170     445,851     284,929     122,693
AXA Premier High Yield                      424,180          --          --          --          --
Dreyfus IP Small Cap Stock Index            186,733     195,881     177,761      58,894          --
EQ/Boston Advisors Equity Income            503,174     530,146     468,935     268,992     114,840
EQ/Calvert Socially Responsible              39,749      39,883          --          --          --
EQ/Enterprise Moderate Allocation           588,516     639,152     630,072     522,037     225,750
EQ/FI Mid Cap                               568,855          --          --          --          --
EQ/GAMCO Mergers and Acquisitions           158,142     132,522     109,352      39,335          --
EQ/GAMCO Small Company Value              1,036,914   1,167,441   1,150,083     900,245     527,141
EQ/Government Securities                    990,250   1,203,877   1,268,310   1,161,315     641,947
EQ/JP Morgan Core Bond                    1,186,120          --          --          --          --
EQ/Long Term Bond                           377,892     445,512     470,451     455,388     266,754
EQ/Lord Abbett Growth and Income            977,862          --          --          --          --
EQ/Lord Abbett Mid Cap Value                822,716          --          --          --          --
EQ/Mercury Basic Value Equity                59,749      62,761          --          --          --
EQ/Money Market                             584,835     792,861          --          --          --
EQ/Montag & Caldwell Growth               1,424,361   1,660,838   1,564,074   1,219,870     488,730
EQ/PIMCO Real Return                        520,580     703,323     728,549     622,933     267,405
EQ/Short Duration Bond                      170,067     183,543     159,172      88,255          --
EQ/Small Company Growth                     525,434     540,197     538,881     430,208     249,366
EQ/UBS Growth and Income                    344,841     355,846     344,413     294,667     180,021
EQ/Van Kampen Emerging Markets Equity       178,447          --          --          --          --
Franklin Income Securities                  474,042     372,282     305,097     127,569          --
Franklin Rising Dividends Securities        208,165     182,562     171,242      72,994          --
Franklin Zero Coupon 2010                   113,966      77,346      50,780      36,056          --
Janus Aspen Series Flexible Bond            455,955     536,868     586,364     470,162     201,349
Janus Aspen Series Forty                    244,138     229,728     203,433     140,717      57,811
Janus Aspen Series International Growth     626,622     639,223     657,169     467,730     231,583
MFS(R) Mid Cap Growth                       122,598     154,377     159,580     109,186      50,657
MFS(R) New Discovery                        146,606     169,246     201,422     196,908     143,555
MFS(R) Total Return                         687,644     798,311     819,405     675,500     315,209
MFS(R) Utilities                            167,461     176,163     137,465      79,773      37,190
Old Mutual Select Value                     203,709     222,032     238,395     223,445     104,484
Oppenheimer Global Securities               395,586     377,484     313,678     112,568          --
Oppenheimer Main Street(R)                  136,183     129,284     114,791      59,734          --
PIMCO Global Bond (Unhedged)                374,179     409,365     412,145     303,678      99,887
PIMCO StocksPLUS Growth and Income        1,070,862   1,141,027   1,163,909     831,746     385,722
ProFund VP Bear                               3,098       4,277       4,994       1,052          --
ProFund VP Rising Rates Opportunity          98,446     116,343     135,919      85,507          --
ProFund VP Ultra Bull                        94,866     116,832     118,709      66,123          --
Van Kampen UIF Global Value Equity          200,547     242,058     239,554     181,040      67,913
Van Kampen UIF U.S. Real Estate             386,090     406,198     369,435     246,120     111,162
-------------------------------------------------------------------------------------------------------------



                                 Appendix B: Condensed financial information B-2

-------------------------------------------------------------------------------------------------------------
                                                                  Unit Value
-------------------------------------------------------------------------------------------------------------
                                            Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                   Option 3                   2006        2005        2004        2003        2002
-------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value                        15.45       13.97       13.53       12.47         --
AIM V.I. Financial Services                 13.68       12.02       11.63       10.95        8.65
AIM V.I. Global Health Care                 11.35       11.04       10.45        9.94        7.96
AIM V.I. Mid Cap Core Equity                15.00       13.81       13.13       11.81         --
AIM V.I. Technology                          9.74        9.03        9.04        8.65        6.59
Alger American Balanced                     11.34       11.09       10.47       10.25        8.81
Alger American MidCap Growth                13.86       12.88       12.00       10.87        7.53
AXA Premier High Yield                      13.62         --          --          --          --
Dreyfus IP Small Cap Stock Index            17.23       15.42       14.72       12.36         --
EQ/Boston Advisors Equity Income            13.29       11.73       11.30        9.82        7.93
EQ/Calvert Socially Responsible             10.66       10.37         --          --          --
EQ/Enterprise Moderate Allocation           11.26       10.46       10.19        9.60        8.13
EQ/FI Mid Cap                               15.00         --          --          --          --
EQ/GAMCO Mergers and Acquisitions           11.98       10.93       10.71       10.40         --
EQ/GAMCO Small Company Value                17.21       14.83       14.55       12.32        9.18
EQ/Government Securities                    10.21       10.09       10.20       10.30       10.37
EQ/JP Morgan Core Bond                      12.76         --          --          --          --
EQ/Long Term Bond                           12.16       12.20       12.12       11.50       11.23
EQ/Lord Abbett Growth and Income            13.08         --          --          --          --
EQ/Lord Abbett Mid Cap Value                14.43         --          --          --          --
EQ/Mercury Basic Value Equity               12.02       10.18         --          --          --
EQ/Money Market                             10.27       10.04         --          --          --
EQ/Montag & Caldwell Growth                  9.77        9.27        9.00        8.85        7.74
EQ/PIMCO Real Return                        10.67       10.87       11.05       10.79       10.46
EQ/Short Duration Bond                       9.92        9.77        9.86        9.93         --
EQ/Small Company Growth                     11.72       10.88       10.35        9.42        7.84
EQ/UBS Growth and Income                    12.79       11.47       10.78        9.74        7.82
EQ/Van Kampen Emerging Markets Equity       26.37         --          --          --          --
Franklin Income Securities                  15.01       13.00       13.09       11.77         --
Franklin Rising Dividends Securities        14.39       12.58       12.45       11.49         --
Franklin Zero Coupon 2010                    9.77        9.76        9.86        9.67         --
Janus Aspen Series Flexible Bond            11.51       11.33       11.41       11.26       10.85
Janus Aspen Series Forty                    14.01       13.14       11.95       10.37        8.83
Janus Aspen Series International Growth     22.12       15.44       11.98       10.34        7.86
MFS(R) Mid Cap Growth                        9.22        9.20        9.14        8.17        6.10
MFS(R) New Discovery                        11.42       10.32       10.04        9.65        7.39
MFS(R) Total Return                         12.37       11.31       11.27       10.36        9.12
MFS(R) Utilities                            19.63       15.31       13.41       10.55        7.94
Old Mutual Select Value                     11.35        9.24        9.05        9.01        7.80
Oppenheimer Global Securities               18.31       15.87       14.33       12.34         --
Oppenheimer Main Street(R)                  13.67       12.19       11.80       11.07         --
PIMCO Global Bond (Unhedged)                13.39       13.10       14.36       13.29       11.89
PIMCO StocksPLUS Growth and Income          12.84       11.45       11.33       10.46        8.21
ProFund VP Bear                              6.13        6.78        7.04        8.03         --
ProFund VP Rising Rates Opportunity          8.91        8.28        9.20       10.57         --
ProFund VP Ultra Bull                       18.95       15.77       15.73       13.74         --
Van Kampen UIF Global Value Equity          13.54       11.43       11.06        9.98        7.92
Van Kampen UIF U.S. Real Estate             26.42       19.59       17.13       12.86        9.57
-------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                                              Units Outstanding
-------------------------------------------------------------------------------------------------------------
                                            Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                   Option 3                   2006        2005        2004        2003       2002
-------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value                        135,599     133,420     131,529      64,354          --
AIM V.I. Financial Services                  85,887      93,977      91,928      58,614      19,438
AIM V.I. Global Health Care                 141,522     160,443     165,597     117,180      31,890
AIM V.I. Mid Cap Core Equity                 90,049     107,891      79,961      32,571          --
AIM V.I. Technology                          60,685      61,622      68,906      40,774      15,037
Alger American Balanced                     256,073     301,092     321,464     182,838      50,115
Alger American MidCap Growth                251,494     265,922     294,310     217,369      63,904
AXA Premier High Yield                      247,892          --          --          --          --
Dreyfus IP Small Cap Stock Index            103,477     125,065     128,183      51,928          --
EQ/Boston Advisors Equity Income            393,271     450,085     443,355     210,340      85,624
EQ/Calvert Socially Responsible              25,282      27,434          --          --          --
EQ/Enterprise Moderate Allocation           279,059     304,351     329,211     264,065     130,971
EQ/FI Mid Cap                               478,745          --          --          --          --
EQ/GAMCO Mergers and Acquisitions           147,362     152,240     142,384      19,602          --
EQ/GAMCO Small Company Value                655,604     745,939     771,937     570,622     312,519
EQ/Government Securities                    680,996     777,581     828,111     590,395     262,000
EQ/JP Morgan Core Bond                      491,298          --          --          --          --
EQ/Long Term Bond                           227,964     260,871     285,396     210,470      71,683
EQ/Lord Abbett Growth and Income            547,148          --          --          --          --
EQ/Lord Abbett Mid Cap Value                367,021          --          --          --          --
EQ/Mercury Basic Value Equity                66,466      55,843          --          --          --
EQ/Money Market                             485,349     525,734          --          --          --
EQ/Montag & Caldwell Growth               1,028,742   1,254,424   1,231,095     903,450     322,138
EQ/PIMCO Real Return                        140,823     163,210     172,435     132,055      58,455
EQ/Short Duration Bond                       69,708      74,108      83,235      22,399          --
EQ/Small Company Growth                     428,335     462,017     484,221     381,741     174,101
EQ/UBS Growth and Income                    272,190     284,955     288,655     205,585     116,862
EQ/Van Kampen Emerging Markets Equity       158,960          --          --          --          --
Franklin Income Securities                  136,586     130,576     149,633      53,664          --
Franklin Rising Dividends Securities        150,943     129,608     127,851      25,163          --
Franklin Zero Coupon 2010                    27,646       6,858       9,328       1,181          --
Janus Aspen Series Flexible Bond            242,012     275,856     348,084     296,006     121,709
Janus Aspen Series Forty                    141,545     137,929     133,787     103,426      40,704
Janus Aspen Series International Growth     580,743     582,650     605,704     443,160     191,763
MFS(R) Mid Cap Growth                       145,022     186,154     198,742      99,090      25,763
MFS(R) New Discovery                        136,984     150,721     163,984     135,402      83,960
MFS(R) Total Return                         375,787     415,940     439,972     299,474     110,390
MFS(R) Utilities                            114,401     123,861     108,933      53,404      13,481
Old Mutual Select Value                     118,380     119,155     124,228     119,025      52,678
Oppenheimer Global Securities               193,323     212,652     206,632      53,888          --
Oppenheimer Main Street(R)                  127,233     123,076     127,670      42,819          --
PIMCO Global Bond (Unhedged)                195,938     229,087     267,365     194,076      50,418
PIMCO StocksPLUS Growth and Income          913,779   1,006,494   1,110,751     759,947     238,004
ProFund VP Bear                              10,309      12,635      12,064       5,843          --
ProFund VP Rising Rates Opportunity         106,074     120,988     155,028      47,641          --
ProFund VP Ultra Bull                       144,606     178,819     221,408     131,565          --
Van Kampen UIF Global Value Equity          142,928     137,508     138,208     107,025      96,503
Van Kampen UIF U.S. Real Estate             209,449     213,815     213,499     125,535      58,483
-------------------------------------------------------------------------------------------------------------


B-3 Appendix B: Condensed financial information

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

MAY 1, 2007




 Item                                                              Page
Additional information about the Company ........................ 2
About our independent registered public accounting firm ......... 2
Sale of the contracts ........................................... 2
Federal tax status .............................................. 2
Financial statements ............................................ 4


If you would like to receive a copy of the MONY America Variable Account A Statement of Additional Information, please return this request to:


MONY Life Insurance Company of America
Policyholder Services
100 Madison Street
Syracuse, New York 13202
1-800-487-6669


www.axaonline.com

Your name ------------------------------------------------------------------

Address --------------------------------------------------------------------

City --------------------------- State ---------------- Zip ----------------

Please send me a copy of the MONY Variable Account A Statement of Additional Information.








333-72632









                                                                           X1532

SUPPLEMENT DATED MAY 1, 2007 TO THE
PROSPECTUS DATED MAY 1, 2007 FOR

MONY VARIABLE ANNUITY

ISSUED BY:

MONY LIFE INSURANCE COMPANY OF AMERICA

This Supplement modifies certain information in the above-referenced Prospectus, Supplements to the Prospectus and Statement of Additional Information, dated May 1, 2007, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.

The purpose of this supplement is to provide you with information regarding certain Portfolio substitutions, name changes and sub-adviser changes. The Portfolios discussed below are not available in all contracts. As applicable to your contract, please note the following changes:


CHANGES TO PORTFOLIOS OF THE EQ ADVISORS TRUST


1. PORTFOLIO NAME AND ADVISER (AND SUB-ADVISER(S), AS APPLICABLE) CHANGE -- MAY 29, 2007

   Effective on or about May 29, 2007, subject to regulatory approval, the following Portfolio name change as listed below will occur. Accordingly, all references to the corresponding investment option in the Prospectus are also changed.



--------------------------------------------------------------------------------
   Existing Portfolio Name    New Portfolio Name
--------------------------------------------------------------------------------
   EQ/SMALL COMPANY GROWTH    MULTIMANAGER SMALL CAP GROWTH+
--------------------------------------------------------------------------------

   + This Portfolio will also be reorganized as a Portfolio of the AXA Premier VIP Trust ("VIP Trust"). AXA Equitable Life Insurance Company ("AXA Equitable") in its capacity as Investment Manager of the VIP Trust will manage the assets of the Portfolio.


   In addition to the name change shown in the table above, the following change to the Portfolio's objective and Investment Manager and/or Sub-Adviser(s) will also occur. The following is added under "The Funds" for the New Portfolio, replacing information shown in the Prospectus for the Existing Portfolio listed above:



--------------------------------- --------------------------------------------------------------------------
   AXA Premier VIP Trust                                         Investment Manager (or Sub-Adviser(s), as
   (New Trust)                     Objective                     applicable)
--------------------------------- --------------------------------------------------------------------------
  MULTIMANAGER SMALL CAP GROWTH   Long-term growth of capital.   o Bear Stearns Asset Management Inc.
                                                                 o Eagle Asset Management, Inc.
                                                                 o Wells Capital Management Inc.

2. PORTFOLIO SUBSTITUTIONS -- JULY 9, 2007 AND AUGUST 20, 2007

   Effective on or about July 9, 2007 and August 20, 2007, subject to regulatory approval, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. The table also shows the objective and the investment manager (and sub-adviser, as applicable) for each surviving option. We will move the assets from each replaced option into the applicable surviving option on the date of the substitution. The value of your interest in the surviving option will be the same as it was in the replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option. You may transfer your account value among the investment options, as usual. Any transfer fees that otherwise would apply will be waived on transfers out of either Portfolio that you make within 30 days before or after the substitution. These transfers will not count against the limit (if any) on the number of transfers permitted under your contract. However, we may impose restrictions on transfers to prevent or limit disruptive transfer and other "market timing" activities by contract owners or registered representatives as more fully described in "Detailed information about the contract" under "Disruptive transfer activity." Any account value remaining in the replaced option on the substitution date will be transferred to the corresponding surviving option. Please contact the Operations Center referenced in your Prospectus for more information about these substitutions and for information on how to transfer your account value.


                                                                          x01656

   The substitutions of the MFS Mid Cap Growth Series, MFS New Discovery Series, UIF U.S. Real Estate and UIF Global Value Equity Portfolios will occur on or about July 9, 2007. The substitutions of the AIM V.I. Basic Value Fund, AIM V.I. Mid Cap Core Equity Fund, Alger American MidCap Growth, Dreyfus IP Small Cap Stock Index, Janus Aspen Series Flexible Bond, Old Mutual Select Value, Oppenheimer Main Street Fund/VA, Alger American Balanced and MFS Total Return Portfolios will occur on or about August 20, 2007. The following is added under "The Funds" for the Surviving/New Portfolios, replacing information shown in the Prospectus for the Replaced (current) Portfolios listed below:

--------------------------------------------------------------------------------
Trust                          Trust/Share Class
Replaced (Current) Portfolio   Surviving/New Portfolio
--------------------------------------------------------------------------------
                               EQ Advisors Trust --
                               Class 1A Shares
--------------------------------------------------------------------------------
AIM V.I. MID CAP CORE EQUITY   EQ/FI MID CAP
 FUND (SERIES I)
--------------------------------------------------------------------------------
ALGER AMERICAN MID-CAP         EQ/VAN KAMPEN MID CAP
 GROWTH (CLASS O SHARES)       GROWTH
--------------------------------------------------------------------------------
DREYFUS INVESTMENT PORTFOLIO   EQ/SMALL COMPANY INDEX
 SMALL CAP STOCK INDEX
 PORTFOLIO (SERVICE SHARES)
--------------------------------------------------------------------------------
JANUS ASPEN SERIES FLEXIBLE    EQ/JPMORGAN CORE BOND
 BOND PORTFOLIO
 (INSTITUTIONAL AND SERVICE
 SHARES)
--------------------------------------------------------------------------------
MFS MID CAP GROWTH SERIES      EQ/VAN KAMPEN MID CAP
 (INITIAL CLASS)               GROWTH
--------------------------------------------------------------------------------
MFS NEW DISCOVERY SERIES       EQ/ALLIANCEBERNSTEIN SMALL
 (INITIAL CLASS)               CAP GROWTH
--------------------------------------------------------------------------------
OLD MUTUAL SELECT VALUE        EQ/ALLIANCEBERNSTEIN VALUE
 PORTFOLIO
--------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET        EQ/CAPITAL GUARDIAN
 FUND/VA (SERVICE CLASS)       RESEARCH
--------------------------------------------------------------------------------
UIF U.S. REAL ESTATE (SHARE    EQ/VAN KAMPEN REAL ESTATE
 CLASS I)
--------------------------------------------------------------------------------
                               EQ Advisors Trust --
                               Class 1B Shares
--------------------------------------------------------------------------------
 AIM V.I. BASIC VALUE FUND     EQ/BLACKROCK BASIC VALUE
  (SERIES I)                   EQUITY
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Trust                                                                Investment Manager (or
Replaced (Current) Portfolio    Objective                            Sub-Adviser(s), as applicable)
-----------------------------------------------------------------------------------------------------
AIM V.I. MID CAP CORE EQUITY   Seeks long-term growth of capital.    o Fidelity Management & Research
 FUND (SERIES I)                                                       Company
-----------------------------------------------------------------------------------------------------
ALGER AMERICAN MID-CAP         Capital growth.                       o Morgan Stanley Investment
 GROWTH (CLASS O SHARES)                                               Management Inc.
-----------------------------------------------------------------------------------------------------
DREYFUS INVESTMENT PORTFOLIO   Seeks to replicate as closely as      o AllianceBernstein L.P.
 SMALL CAP STOCK INDEX         possible (before the deduction of
 PORTFOLIO (SERVICE SHARES)    portfolio expenses) the total return
                               of the Russell 2000 Index.
-----------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FLEXIBLE    Seeks to provide a high total         o JPMorgan Investment
 BOND PORTFOLIO                return consistent with moderate         Management Inc.
 (INSTITUTIONAL AND SERVICE    risk to capital and maintenance of
 SHARES)                       liquidity.
-----------------------------------------------------------------------------------------------------
MFS MID CAP GROWTH SERIES      Capital growth.                       o Morgan Stanley Investment
 (INITIAL CLASS)                                                       Management Inc.
-----------------------------------------------------------------------------------------------------
MFS NEW DISCOVERY SERIES       Seeks to achieve long-term growth     o AllianceBernstein L.P.
 (INITIAL CLASS)               of capital.
-----------------------------------------------------------------------------------------------------
OLD MUTUAL SELECT VALUE        Seeks capital appreciation.           o AllianceBernstein L.P.
 PORTFOLIO
-----------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET        Seeks to achieve long-term growth     o Capital Guardian Trust Company
 FUND/VA (SERVICE CLASS)       of capital.
-----------------------------------------------------------------------------------------------------
UIF U.S. REAL ESTATE (SHARE    Seeks to provide above average        o Morgan Stanley Investment
 CLASS I)                      current income and long-term            Management, Inc.
                               capital appreciation.
-----------------------------------------------------------------------------------------------------
AIM V.I. BASIC VALUE FUND      Seeks capital appreciation and        o BlackRock Investment
 (SERIES I)                    secondarily, income.                    Management, LLC
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Trust                          Trust/Share Class                                                 Investment Manager (or
Replaced (Current) Portfolio   Surviving/New Portfolio        Objective                          Sub-Adviser(s), as applicable)
-----------------------------------------------------------------------------------------------------------------------------------
                               Franklin Templeton Variable
                               Insurance Products Trust --
                               Class 2 Shares
-----------------------------------------------------------------------------------------------------------------------------------
ALGER AMERICAN BALANCED        FRANKLIN INCOME SECURITIES    Seeks to maximize income while     o Franklin Advisers, Inc.
 PORTFOLIO (CLASS O SHARES)    FUND                          maintaining prospects for capital
                                                             appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
MFS TOTAL RETURN (INITIAL      FRANKLIN INCOME SECURITIES    Seeks to maximize income while     o Franklin Advisers, Inc.
 CLASS)                        FUND                          maintaining prospects for capital
                                                             appreciation.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                               Oppenheimer Variable Account
                               Funds -- Service Class
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Trust                          Trust/Share Class                                   Investment Manager (or
Replaced (Current) Portfolio   Surviving/New Portfolio    Objective                Sub-adviser(s), as applicable)
------------------------------------------------------------------------------------------------------------------
UIF GLOBAL VALUE EQUITY        OPPENHEIMER GLOBAL        Seeks long-term capital   o Oppenheimer Funds, Inc.
 (SHARE CLASS I)               SECURITIES FUND/VA        appreciation.
------------------------------------------------------------------------------------------------------------------

3. PORTFOLIO OPERATING FEES AND EXPENSES

A. The following is added under "Total Annual Fund Operating Expenses" in "Summary of the Contract" and under "Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington," replacing the information shown in the Prospectus:

------------------------------------------------------------------------------------------------------------------
 Total Annual Fund Operating Expenses                                                     Minimum     Maximum
------------------------------------------------------------------------------------------------------------------
Expenses that are deducted from portfolio company assets, including management fees,   0.42%       1.72%
distribution and/or services fees (12b-1 fees), and other expenses.

B. The following is added under "Example" in "Summary of the Contract" replacing the information shown in the Prospectus:

1. a. If you surrender your Contract at the end of the applicable time period (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $1,003       $1,672        $2,356        $3,880
  Option 2   $1,054       $1,821        $2,598        $4,347
  Option 3   $1,132       $2,045        $2,958        $5,015
--------------------------------------------------------------------------------

   b. If you surrender your Contract at the end of the applicable time period (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $  882        $1,311        $1,755        $2,656
  Option 2   $  933        $1,465        $2,015        $3,195
  Option 3   $1,012        $1,699        $2,401        $3,967
--------------------------------------------------------------------------------

2. a. If you do not surrender your Contract (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $364         $1,109        $1,873        $3,880
  Option 2   $419         $1,267        $2,129        $4,347
  Option 3   $502         $1,506        $2,509        $5,015
--------------------------------------------------------------------------------

   b. If you do not surrender your Contract (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------

  Option 1   $235         $  724        $1,240        $2,656
  Option 2   $290         $  889        $1,513        $3,195
  Option 3   $374         $1,138        $1,920        $3,967
--------------------------------------------------------------------------------

3. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $1,003       $1,109        $1,873        $3,880
  Option 2   $1,054       $1,267        $2,129        $4,347
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------

  Option 3   $1,132       $1,506        $2,509        $5,015
--------------------------------------------------------------------------------

   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $  882       $  724        $1,240        $2,656
  Option 2   $  933       $  889        $1,513        $3,195
  Option 3   $1,012       $1,138        $1,920        $3,967
--------------------------------------------------------------------------------

4. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $1,003       $1,672        $2,356        $3,880
  Option 2   $1,054       $1,821        $2,598        $4,347
  Option 3   $1,132       $2,045        $2,958        $5,015
--------------------------------------------------------------------------------

   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $  882       $1,311        $1,755        $2,656
  Option 2   $  933       $1,465        $2,015        $3,195
  Option 3   $1,012       $1,699        $2,401        $3,967
--------------------------------------------------------------------------------

For the purposes of the Fee Tables and the Example, we assume that the Contract is owned during the accumulation period. On and after the annuity starting date, different fees and charges will apply. (See "Charges and Deductions" in the Prospectus for more information.)

C. The following is added under "Example" in "Appendix A: Benefit option packages, table of fees, examples and charges and deductions for contracts issued in the State of Washington" replacing the information shown in the
   Prospectus:

1. a. If you surrender your Contract at the end of the applicable time period (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1      985       $1,618        $2,266        $3,703
  Option 2   $1,036       $1,767        $2,511        $4,181
--------------------------------------------------------------------------------

   b. If you surrender your Contract at the end of the applicable time period (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $863         $1,254        $1,659        $2,452
  Option 2   $915         $1,409        $1,921        $3,003
--------------------------------------------------------------------------------

2. a. If you do not surrender your Contract (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $345         $1,051        $1,779        $3,703
  Option 2   $399         $1,210        $2,037        $4,181
--------------------------------------------------------------------------------

   b. If you do not surrender your Contract (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $215         $664          $1,139        $2,452
  Option 2   $270         $829          $1,415        $3,003
--------------------------------------------------------------------------------

3. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------

  Option 1   $  985       $1,051        $1,779        $3,703
  Option 2   $1,036       $1,210        $2,037        $4,181
--------------------------------------------------------------------------------

   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $863         $664         $1,139        $2,452
  Option 2   $915         $829         $1,415        $3,003
--------------------------------------------------------------------------------

4. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming maximum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $  985       $1,618        $2,266        $3,703
  Option 2   $1,036       $1,767        $2,511        $4,181
--------------------------------------------------------------------------------

   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming minimum fees and expenses of any of the Fund portfolios):

--------------------------------------------------------------------------------
             1 year       3 years       5 years       10 years
--------------------------------------------------------------------------------
  Option 1   $863         $1,254        $1,659        $2,452
  Option 2   $915         $1,409        $1,921        $3,003
--------------------------------------------------------------------------------

For the purposes of the Fee Tables and the Example, we assume that the Contract is owned during the accumulation period. (See "Charges and Deductions" in the Prospectus for more information.) After the annuity payments start, different fees and charges will apply.


                     MONY Life Insurance Company of America
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 1-800-487-6669

Individual Flexible Payment Variable
Annuity Contract
Issued by MONY Life Insurance Company of America with variable investment options under MONY America's MONY America Variable Account A


PROSPECTUS DATED MAY 1, 2007


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, you should read the prospectuses for each Trust, which contain important information about their portfolios.
--------------------------------------------------------------------------------


MONY Life Insurance Company of America (the "Company") issues the flexible payment variable annuity contract described in this prospectus.

As of January 31, 2005, we no longer offer this contract. We will continue to accept Purchase Payments under existing Contracts. This prospectus is used with current contract owners only. You should note that your contract features and charges, and your investment options, may vary depending on your state and/or the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional and/or refer to your contract.

You can tell us what to do with your Purchase Payments. You can also tell us what to do with the fund value your contract may create for you resulting from those Purchase Payments.



You may allocate some or all of your Purchase Payments into the subaccounts. Each subaccount is a subaccount of Separate Account MONY America Variable Account A. Both the value of your contract before annuitization and the amount of income afterward will depend on the investment performance of the portfolios you select. You bear the investment risk of investing in the portfolios. The subaccounts invest in shares of the following portfolios of AIM Variable Insurance Funds, The Alger American Fund, Dreyfus Stock Index Fund, EQ Advisors Trust, Fidelity Insurance Products Fund (VIP), Franklin Templeton Variable Insurance Products Trust, Janus Aspen Series, Oppenheimer Variable Account Funds, PIMCO Variable Insurance Trust, ProFunds and The Universal Institutional Funds, Inc. (the "Funds").





--------------------------------------------------------------------------------
 Subaccounts
--------------------------------------------------------------------------------
o AIM V.I. Basic Value++                  o EQ/Money Market
o AIM V.I. Mid Cap Core Equity++          o EQ/PIMCO Real Return
o Alger American MidCap Growth++          o EQ/Short Duration Bond
o All Asset Allocation* +++               o EQ/Small Company Growth+
o AXA Aggressive Allocation(1)**          o EQ/TCW Equity+
o AXA Conservative Allocation(1)**        o EQ/UBS Growth and Income
o AXA Conservative-Plus Allocation(1)**   o Fidelity VIP Contrafund(R)
o AXA Moderate Allocation(1)**            o Fidelity VIP Growth++
o AXA Moderate-Plus Allocation(1)**       o Fidelity VIP Growth Opportunities++
o Dreyfus Stock Index                     o Franklin Income Securities
o EQ/BlackRock Basic Value Equity*        o Franklin Rising Dividends Securities
o EQ/Bond Index                           o  Franklin Zero Coupon 2010
o EQ/Boston Advisors Equity Income        o Janus Aspen Series Balanced
o EQ/Calvert Socially Responsible         o Janus Aspen Series Forty
o EQ/Caywood-Scholl High Yield            o Janus Aspen Series Mid Cap Growth
o EQ/GAMCO Mergers and Acquisitions       o Janus Aspen Series Worldwide Growth
o EQ/GAMCO Small Company Value            o Oppenheimer Global Securities
o EQ/Government Securities                  Fund/VA
o EQ/International Growth                 o Oppenheimer Main Street(R) Fund/VA++
o EQ/JPMorgan Core Bond                   o PIMCO Global Bond (Unhedged)
o EQ/Long Term Bond                       o ProFund VP Bear
o EQ/Lord Abbett Growth and Income        o ProFund VP Rising Rates Opportunity
o EQ/Lord Abbett Mid-Cap Value            o ProFund VP UltraBull
o EQ/Marsico Focus                        o UIF U.S. Real Estate++
o EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------




Not all of these portfolios may be available in all states or all markets.

(1)  The "AXA Allocation" portfolios.

*    This is the investment option's new name effective on or about
     May 29, 2007, or July 9, 2007 subject to regulatory approval. Please see "The Funds" later in this Prospectus for the investment option's former name.
** This investment option will be available on or about June 15, 2007, subject to regulatory approval.
+ This investment option's name, investment objective and/or sub-adviser will change on or about May 29, 2007 or July 9, 2007, subject to regulatory approval. See the supplement included with this Prospectus for more information.
++ Please see the supplement included with this Prospectus regarding the planned substitution or merger of this investment option.
+++ Please see the corresponding Fund prospectus for a change in investment strategy that will also occur on or about July 9, 2007, subject to regulatory approval.


You may also allocate some or all of your Purchase Payments and fund value into our Guaranteed Interest Account with Market Value Adjustment, which is discussed later in this Prospectus.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

o Guaranteed interest to be credited for specific periods (referred to as "Accumulation Periods").



o Three (3), five (5), seven (7), and ten (10) year Accumulation Periods are available. The one (1) year Accumulation Period is limited to the following states: Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas, and Washington.



o Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

o A market value adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

o Potential purchasers should carefully consider the factors described in "Risk Factors" (pages 2-3) as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.

--------------------------------------------------------------------------------
These are only some of the terms of the Guaranteed Interest Account with Market Value Adjustment. Please read this prospectus carefully for more complete details of the contract.

--------------------------------------------------------------------------------


A Statement of Additional Information dated May 1, 2007 containing additional information about the contract is incorporated herein by



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          x01536

                                                                          MLA-CM
reference. It has been filed with the Securities and Exchange Commission and is available from the Company without charge upon written request. You may request one by writing to our processing office located at MONY Life Insurance Company of America, Policyholder Services,100 Madison Street, Syracuse, New York 13202, or by telephoning 1-800-487-6669 or by accessing the SEC's website at www.sec.gov. The table of contents of the Statement of Additional Information can be found in the back of this prospectus.

Table of contents

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
1. SUMMARY OF THE CONTRACT                                                   1
--------------------------------------------------------------------------------
Definitions                                                                  1
Purpose of the contract                                                      1
Purchase Payments and fund value                                             1


Minimum Purchase Payments                                                    1


MONY America Variable Account A                                              1


Guaranteed Interest Account with Market Value Adjustment                     1
The Accumulation Periods                                                     2


Crediting of interest                                                        2


The Market Value Adjustment                                                  2

Transfer of fund value                                                       2
Contract loans                                                               3
Surrender                                                                    3
Charges and deductions                                                       3
Right to return contract provision                                           3


Death benefit                                                                3

Fee tables                                                                   3
Example                                                                      4
Other contracts                                                              5
Condensed financial information                                              5



--------------------------------------------------------------------------------
2. WHO IS MONY LIFE INSURANCE COMPANY OF AMERICA?                            6
--------------------------------------------------------------------------------
MONY Life Insurance Company of America                                       6



How to reach us                                                              6


MONY America Variable Account A                                              6



--------------------------------------------------------------------------------
3. THE FUNDS                                                                 8
--------------------------------------------------------------------------------


Purchase of portfolio shares by MONY America Variable
     Account A                                                              12



--------------------------------------------------------------------------------
4. DETAILED INFORMATION ABOUT THE CONTRACT                                  13
--------------------------------------------------------------------------------
Payment and allocation of Purchase Payments                                 13
Telephone/fax/web transactions                                              16
Disruptive transfer activity                                                17
Termination of the contract                                                 18



                                                            Table of contents  i

--------------------------------------------------------------------------------
5. DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET
   VALUE ADJUSTMENT                                                         19
--------------------------------------------------------------------------------
General                                                                     19



Guaranteed Interest Account with Market Value Adjustment                    19


Allocations to the Guaranteed Interest Account with
     Market Value Adjustment                                                19
Specified interest rates and the accumulation periods                       19


Surrenders, transfers or loans                                              21
The Market Value Adjustment                                                 21
Investments                                                                 22




--------------------------------------------------------------------------------
6. SURRENDERS                                                               23
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
7. LOANS                                                                    24
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
8. DEATH BENEFIT                                                            25
--------------------------------------------------------------------------------
Death benefit provided by the contract                                      25
Enhanced death benefit options                                              25
Election and effective date of election                                     26
Payment of death benefit                                                    26



--------------------------------------------------------------------------------
9. CHARGES AND DEDUCTIONS                                                   27
--------------------------------------------------------------------------------
Deductions from Purchase Payments                                           27
Charges against fund value                                                  27
Deductions from fund value                                                  28



--------------------------------------------------------------------------------
10. ANNUITY PROVISIONS                                                      30
--------------------------------------------------------------------------------
Annuity payments                                                            30
Election and change of settlement option                                    30
Settlement options                                                          30
Frequency of annuity payments                                               31
Additional provisions                                                       31
Guaranteed Interest Account at annuitization                                31



--------------------------------------------------------------------------------
11. OTHER PROVISIONS                                                        32
--------------------------------------------------------------------------------
Ownership                                                                   32
Provision required by Section 72(s) of the Code                             32
Provision required by Section 401(a)(9) of the Code                         32
Secondary annuitant                                                         33
Assignment                                                                  33
Change of beneficiary                                                       33
Substitution of securities                                                  33
Changes to Contracts                                                        33
Change in operation of MONY America Variable Account A                      33

--------------------------------------------------------------------------------
12. VOTING RIGHTS                                                           35
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
13. DISTRIBUTION OF THE CONTRACTS                                           36
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
14. FEDERAL TAX STATUS                                                      38
--------------------------------------------------------------------------------
Introduction                                                                38
Taxation of annuities in general                                            38
Retirement plans                                                            39
Tax treatment of the company                                                39



--------------------------------------------------------------------------------
15. ADDITIONAL INFORMATION AND INCORPORATION OF
     CERTAIN INFORMATION BY REFERENCE                                       40
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
16. LEGAL PROCEEDINGS                                                       41
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
17. FINANCIAL STATEMENTS                                                    42
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
APPENDIX
--------------------------------------------------------------------------------
A -- Condensed financial information                                       A-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------


ii  Table of contents

1. Summary of the contract

--------------------------------------------------------------------------------

This summary provides you with a brief overview of the more important aspects of your Contract, including the Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this summary and in your Contract. See applicable Fund prospectuses for more detailed information about the portfolios offered by the Funds.


DEFINITIONS

--------------------------------------------------------------------------------
Specialized terms will be defined on the page where they first appear enclosed in a box.

--------------------------------------------------------------------------------
PURPOSE OF THE CONTRACT

The Contract is an Individual Flexible Payment Variable Annuity Contract (the "Contract" or "Contracts").

The Contract is designed to allow an owner to make Purchase Payments to the Company under the Contract. Those Purchase Payments are allocated at the owner's choice among the subaccounts of MONY America Variable Account A and the Guaranteed Interest Account with Market Value Adjustment. Those Purchase Payments can accumulate for a period of time and create fund value for the owner. The owner can choose the length of time that such Purchase Payments may accumulate. The owner may choose at some point in the future to receive annuity benefits based upon that accumulated fund value.

An owner may use the Contract's design to accumulate fund value for various purposes including retirement or to supplement other retirement programs. Some of these retirement programs (the "Qualified Plans") may qualify for federal income tax advantages available under certain Sections of the Internal Revenue Code (the "Code"), Sections 401, 403 (other than Section 403(b)), 408, 408A and 457, for example. We no longer offer contracts to fund plans intended to be qualified under Sections 403 or 457 of the Code, but may accept Purchase Payments under existing contracts.

--------------------------------------------------------------------------------
QUALIFIED PLANS -- Retirement plans that may receive favorable tax treatment under certain Sections of the Internal Revenue Code.

QUALIFIED CONTRACTS -- Contracts issued under Qualified Plans.

NON-QUALIFIED CONTRACTS -- Contracts not issued under Qualified Plans.

--------------------------------------------------------------------

The Contract is also designed to allow the owner to request payments of part or all of the accumulated fund value before the owner begins to receive annuity benefits. This payment may result in the imposition of a surrender charge and a market value adjustment. The market value adjustment will not apply to Contracts issued in certain states. It may also be subject to income and other taxes.

As of January 31, 2005, we no longer offer this Contract. We will continue to accept Purchase Payments under existing Contracts.

PURCHASE PAYMENTS AND FUND VALUE



You may allocate your Purchase Payments to one or more of the subaccounts of MONY America Variable Account A that are available under the Contract and/or to the Guaranteed Interest Account with Market Value Adjustment. The Purchase Payments you allocate among the various subaccounts of MONY America Variable Account A may increase or decrease in value on any day depending on the investment experience of the subaccounts you select. There is no guarantee that the value of the Purchase Payments you allocate to any of the subaccounts of MONY America Variable Account A will increase or that the Purchase Payments you make will not lose value.

MINIMUM PURCHASE PAYMENTS

The minimum Purchase Payment for individuals varies depending upon the purchaser of the contract and the method of paying the Purchase Payments. See "Payment and allocation of Purchase Payments."

Additional Purchase Payments may be made at any time. However, for certain automatic payment plans, the smallest additional payment is $50. (See "Issuance of the Contract.") The Company may change this requirement in the future.



MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A is a separate investment account of MONY Life Insurance Company of America (the "Company"). MONY America Variable Account A's assets are owned by the Company, but are not chargeable with liabilities arising from any other business the Company conducts.

The subaccounts of MONY America Variable Account A invest in shares of the Funds at their net asset value. (See "The Funds.") Owners bear the entire investment risk for all amounts allocated to MONY America Variable Account A subaccounts.

--------------------------------------------------------------------------------
FUND -- Any open-end management investment company or unit investment trust in which a subaccount invests.

OWNER -- The person so designated in the application to whom all rights, benefits, options and privileges apply while the Annuitant is living. If a Contract has been absolutely assigned, the assignee becomes the Owner.

PURCHASE PAYMENT -- An amount paid to the Company by the Owner or on the Owner's behalf as consideration for the benefits provided by the Contract.

NET PURCHASE PAYMENT -- Purchase Payment less any applicable tax charges.

--------------------------------------------------------------------------------

GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is part of the Company's General Account. It consists of all the Compa-


                                                      Summary of the contract  1
ny's assets other than assets allocated to segregated investment accounts of the Company. Net Purchase Payments allocated to the Guaranteed Interest Account with Market Value Adjustment will be credited with interest at rates guaranteed by the Company for specified periods. (See "Description of the Guaranteed Interest Account with Market Value Adjustment.")

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation Period.



The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply a market value adjustment ("MVA"). This adjustment may be positive, negative, or zero.

THE ACCUMULATION PERIODS

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period, and a 10-year Accumulation Period. Certain states limit contracts to a 1-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See "Allocations to the Guaranteed Interest Account with Market Value Adjustment.")



Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the "Maturity Date"). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See "Specified interest rates and the accumulation periods.")

CREDITING OF INTEREST

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the Specified Interest Rate. It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See "Specified interest rates and the accumulation periods.")

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See "Specified interest rates and the accumulation periods.")

THE MARKET VALUE ADJUSTMENT



Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon payment of a death benefit upon the death of the annuitant. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.

A market value adjustment will be imposed on transfers or surrenders (partial or full) from the Guaranteed Interest Account with Market Value Adjustment in most states. A market value adjustment will not be imposed on contracts issued in the states of Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington; however, restrictions on transfers apply in these States. The adjustment can be either a positive or negative adjustment. No adjustment is made for the amount withdrawn or transferred within 30 days before the end of the accumulation period.



--------------------------------------------------------------------------------
FUND VALUE -- The aggregate dollar value as of any Business Day of all amounts accumulated under each of the subaccounts, the Guaranteed Interest Account with Market Value Adjustment, and the Loan Account of the Contract. If the term Fund Value is preceded or followed by the terms subaccount(s), the Guaranteed Interest Account with Market Value Adjustment, and the Loan Account, or any one or more of those terms, Fund Value means only the Fund Value of the subaccount, the Guaranteed Interest Account with Market Value Adjustment or the Loan Account, as the context requires.



BUSINESS DAY -- Each day that the New York Stock Exchange is open for regular trading. A Business Day ends at 4:00 p.m. Eastern Time.

MONTHLY CONTRACT ANNIVERSARY -- The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract's Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

--------------------------------------------------------------------------------


TRANSFER OF FUND VALUE


You may transfer Fund Value among the subaccounts and to or from the Guaranteed Interest Account with Market Value Adjustment.

2  Summary of the contract

Transfers from the Guaranteed Interest Account with Market Value Adjustment may be subject to a Market Value Adjustment for contracts issued in certain states. Transfers may be made by telephone, facsimile or via the web if the proper form has been completed, signed, and received by the Company at its Operations Center. See the cover page for how to contact the Operations Center. (See "Transfers.")

CONTRACT LOANS

Under certain qualified contracts, you may borrow up to 50% of your Contract's Fund Value from the Company. Your Contract will be the only security required for the loan. Contracts issued to 401(k) plans are generally the only Contracts which permit loans. An amount equal to the amount of the loan is transferred to the loan account as security for the loan. The loan account is part of the Company's General Account.

We will charge you interest on the amount borrowed. If you do not pay the interest when due, the amount due will be borrowed from the Contract's Fund Value.

SURRENDER

You may surrender all or part of the Contract at any time and receive its cash value while the Annuitant is alive prior to the annuity starting date. We may impose a surrender charge and market value adjustment (if applicable). The amounts you receive upon surrender may be subject to income taxes and a 10% penalty tax if you are younger than 591/2 at the time of surrender. (See "Federal tax status.")

CHARGES AND DEDUCTIONS

The Contract provides for the deduction of various charges and expenses from the Fund Value of the Contract.

RIGHT TO RETURN CONTRACT PROVISION

This information is no longer applicable, as these contracts are no longer available to new purchasers.

You have the right to examine the Contract when you receive it. You may return the Contract for any reason during the "right to return contract period" (usually within ten days from the day you receive it. You will receive a refund of the Purchase Payments received by the Company, less any partial surrender you made. During the right to return contract period, Purchase Payments will be retained in the Company's General Account and will earn interest at a rate not less than 3.50% per year. If you have not returned the Contract at the end of the right to return contract period, we transfer the Net Purchase Payments with interest to the subaccounts and/or the Guaranteed Interest Account.

DEATH BENEFIT

If the Annuitant (and the Secondary Annuitant, if any) dies before the annuity starting date a death benefit will be payable to the Beneficiary. Under certain circumstances, an enhanced death benefit may be payable. If the Annuitant dies after annuity payments start, no death benefit is payable except as may be payable under the settlement option selected. (See "Death benefit" and "Enhanced death benefit.")

--------------------------------------------------------------------------------
ANNUITANT -- The person upon whose continuation of life any annuity payment depends.

SECONDARY ANNUITANT -- The party designated by the Owner to become the Annuitant, subject to certain conditions, on the death of the Annuitant.

BENEFICIARY -- The party entitled to receive benefits payable at the death of the Annuitant or (if applicable) the Secondary Annuitant.



ANNUITY STARTING DATE -- Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.
--------------------------------------------------------------------------------


FEE TABLES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, transfer Fund Value between investment options, or for Contracts funding 401(k) plans only, take a loan. A charge for taxes may also be deducted.

--------------------------------------------------------------------------------
Owner Transaction Expenses:
--------------------------------------------------------------------------------
Maximum deferred sales load (surrender charge)
(as a percentage of Purchase Payments surrendered)      7.00%(1)
--------------------------------------------------------------------------------
Loan interest spread (effective annual rate)            2.50%(2)
--------------------------------------------------------------------------------
Maximum transfer charge                                 $ 25(3)
--------------------------------------------------------------------------------

The next table describes the fees and expense that you will pay periodically during the time that you own the Contract, not including Fund portfolio company fees and expenses.
--------------------------------------------------------------------------------
Maximum annual contract charge                          $ 50(4)
--------------------------------------------------------------------------------
Separate Account Annual Expenses (as a percentage of average Fund Value in MONY America Variable Account A):
--------------------------------------------------------------------------------
Maximum mortality and expense risk fees                 1.35%(5)
--------------------------------------------------------------------------------
Total separate account annual expenses                  1.35%(5)
--------------------------------------------------------------------------------

(1) The surrender charge percentage, which reduces to zero, is determined under a surrender charge schedule. (See "Deductions from fund value -- Amount of surrender charge.) "The surrender charge may be reduced under certain circumstances which include reduction in order to guarantee that certain amounts may be received free of surrender charge.
    (See "Charges against fund value -- Free partial surrender amount.")

                                                       Summary of the contract 3

(2) The loan interest spread is the difference between the amount of interest we charge on loans and the amount of interest we credit to amounts held in the loan account to secure loans.

(3) The transfer charge currently is $0. However, the Company has reserved the right to impose a charge for each transfer, which will not exceed $25 (except for Contracts issued in the states of South Carolina and Texas where it will not exceed $10). (See "Charges against fund value --
    Transfer charge.")

(4) The annual contract charge is currently $0. However, the Company may in the future change the amount of the charge to an amount not exceeding $50 per contract year (except for contracts issued in the states of Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington where the charge may not exceed $30). (See "Charges against fund value -- Annual contract charge.")

(5) The mortality and expense risk charge is deducted daily equivalent to a current annual rate of 1.35% (and is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.35%) from the value of the net assets of MONY America Variable Account A.



The next item shows the minimum and maximum total operating expenses charged by the portfolio companies for the year ended December 31, 2006. You may pay portfolio company operating expenses periodically during the time that you own the Contract. Certain variable investment options invest in a corresponding portfolio of one of the Trusts or other unaffiliated investment companies. Each portfolio, in turn, invests in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). More detail concerning each Fund portfolio company's fees and expenses is contained in the prospectus for each portfolio.





-----------------------------------------------------------------------------------------------------------
Total Annual Fund Portfolio Operating Expenses                                      Minimum        Maximum
-----------------------------------------------------------------------------------------------------------
(expenses that are deducted from portfolio company assets, including manage-         0.27%          1.72%
ment fees, distributions and/or services fees (12b-1 fees), and other expenses)




EXAMPLE



This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include Owner transaction expenses, contract fees, separate account annual expenses, and Fund fees and expenses for the year ended December 31, 2006.



The example assumes that you invest $10,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. The example assumes the maximum contract charges and annual expenses of any of the Fund portfolios (before expense limitations) set forth in the previous charts. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

1. a. If you surrender your Contract at the end of the applicable time period (assuming maximum fees and expenses of any of the Fund portfolios):


       -------------------------------------------------------------------------
               1 year       3 years       5 years       10 years
       -------------------------------------------------------------------------
               $  999       $1,659        $2,334        $3,836
       -------------------------------------------------------------------------


   b. If you surrender your Contract at the end of the applicable time period (assuming minimum fees and expenses of any of the Fund portfolios):



       -------------------------------------------------------------------------
               1 year       3 years       5 years       10 years
       -------------------------------------------------------------------------
               $  863       $1,254        $1,659        $2,452
       -------------------------------------------------------------------------


2. a. If you do not surrender your Contract (assuming maximum fees and expenses of any of the Fund portfolios):


       -------------------------------------------------------------------------
               1 year       3 years       5 years       10 years
       -------------------------------------------------------------------------
               $  360       $1,094        $1,850        $3,836
       -------------------------------------------------------------------------


   b. If you do not surrender your Contract (assuming minimum fees and expenses of any of the Fund portfolios):


       -------------------------------------------------------------------------
               1 year       3 years       5 years       10 years
       -------------------------------------------------------------------------
               $  215       $  664        $1,139        $2,452


3. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming maximum fees and expenses of any of the Fund portfolios):


4 Summary of the contract

       -------------------------------------------------------------------------
               1 year       3 years       5 years       10 years
       -------------------------------------------------------------------------
               $  999       $1,094        $1,850        $3,836


   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming\ minimum fees and expenses of any of the Fund portfolios):


       -------------------------------------------------------------------------
               1 year       3 years       5 years       10 years
       -------------------------------------------------------------------------
               $  863       $  664        $1,139        $2,452


4. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming maximum fees and expenses of any of the Fund portfolios):


       -------------------------------------------------------------------------
               1 year       3 years       5 years       10 years
       -------------------------------------------------------------------------
               $  999       $1,659        $2,334        $3,836


   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming minimum fees and expenses of any of the Fund portfolios):



       -------------------------------------------------------------------------
               1 year       3 years       5 years       10 years
       -------------------------------------------------------------------------
               $  863       $1,254        $1,659        $2,452


For the purposes of the Fee Tables and the Example, we assume that the Contract is owned during the accumulation period. (See "Charges and deductions".) On and after the annuity starting date, different fees and charges will apply.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other annuity contracts that he or she distributes. You can also contact us to find out more about any of MONY Life Insurance Company of America annuity contracts.

CONDENSED FINANCIAL INFORMATION



Please see Appendix A at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2006.



                                                       Summary of the contract 5

2. Who is MONY Life Insurance Company of America?

--------------------------------------------------------------------------------

MONY LIFE INSURANCE COMPANY OF AMERICA

We are MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. The Company is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, and under its other arrangements with the Company and parent, AXA exercises significant influence over the operations and capital structure of the Company and its parent. AXA holds its interest in the Company through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and MONY Holdings, LLC, and MONY Life Insurance Company, a life insurance company. The Company is obligated to pay all amounts that are promised to be paid under the contracts. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the contracts.

Our general account supports all of our policy and contract guarantees, including those that apply to the Guaranteed Interest Account with Market Value Adjustment, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of Arizona and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by the Company and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



AXA Financial, Inc. and its consolidated subsidiaries managed approximately $795 billion in assets as of December 31, 2006. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New York), the District of Columbia, and Puerto Rico. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

HOW TO REACH US

To obtain (1) any forms you need for communicating with us, (2) unit values and other values under your policy, and (3) any other information or materials that we provide in connection with your contract or the Portfolios, you may communicate with our processing office as listed below for the purposes described. Please refer to "Telephone/ Fax/Web Transactions" for effective dates for processing telephone, Internet, and facsimile requests, later in this prospectus. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our fax service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.





--------------------------------------------------------------------------------
 BY MAIL:
--------------------------------------------------------------------------------
For contract owner inquiries, write our Operations Center:
MONY Life Insurance Company
Policyholder Services
100 Madison Street
Syracuse, New York 13202

--------------------------------------------------------------------------------
BY TOLL-FREE PHONE:
--------------------------------------------------------------------------------
Our automated voice response system is normally available seven days a week, 24 hours a day at 1-800-487-6669. Customer service representatives are available weekdays from 9AM to 5PM, Eastern Time.

BY INTERNET:
--------------------------------------------------------------------------------
If you are an AXA Advisors client, our Website is www.axaonline.com. All other clients may access EQAccess by visiting our other Website at www.axa-equitable.com. Our Websites provide access to account information and customer service. After enrolling and setting up a password, you can view account details, perform certain transactions, print customer service forms and find answers to Frequently Asked Questions (FAQs).

You can also change your allocation percentages, transfer among investment options, make a payment, and/or change your address (1) by toll-free phone, (2) over the Internet, through EQAccess, or (3) by writing our Operations Center. For more information about the transaction requests you can make by phone, fax or internet, see "Telephone/fax/web transactions" later in this prospectus.



MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A is a separate investment account of the Company. Presently, only Purchase Payments for individual flexible payment variable annuity contracts are permitted to be allocated to MONY America Variable Account
A. The assets in MONY America Variable Account A are kept separate from the General Account assets and other separate accounts of the Company.

The Company owns the assets in MONY America Variable Account A. The Company is required to keep assets in MONY America Variable Account A that equal the total market value of the contract liabilities

6  Who is MONY Life Insurance Company of America?

funded by MONY America Variable Account A. Realized or unrealized income gains or losses of MONY America Variable Account A are credited or charged against MONY America Variable Account A assets without regard to the other income, gains or losses of the Company. Reserves and other liabilities under the contracts are assets of MONY America Variable Account A. MONY America Variable Account A assets are not chargeable with liabilities of the Company's other businesses. The assets of MONY America Variable Account A are, however, available to cover the liabilities of the Company's General Account to the extent that the assets of MONY America Variable Account A exceed the liabilities of the Contracts supported by it. The amount of some of our obligations under the Contracts is based on the assets in MONY America Variable Account A. However, the obligations themselves are obligations of the Company.

MONY America Variable Account A was authorized by the Board of Directors of the Company and established under Arizona law on March 27, 1987. MONY America Variable Account A is registered under the Investment Company Act of 1940 (the "1940 Act") and is registered and classified under that act as a "unit investment trust". The SEC, however, does not manage or supervise the Company or MONY America Variable Account A. Although MONY America Variable Account A is registered, the Securities and Exchange Commission (the "SEC") does not monitor the activity of MONY America Variable Account A on a daily basis. The Company is not required to register, and is not registered, as an investment company under the "1940 Act". A unit investment trust is a type of investment company. For state law purposes, MONY America Variable Account A is treated as a part or division of the Company.

MONY America Variable Account A is divided into subdivisions called subaccounts. Each subaccount invests only in shares of a designated portfolio of the Funds. For example, the EQ/Long Term Bond Subaccount invests solely in shares of the EQ Advisors Trust EQ/Long Term Bond Portfolio. These portfolios serve only as the underlying investment for variable annuity and variable life insurance contracts issued through separate accounts of the Company or other life insurance companies. The portfolios may also be available to certain pension accounts. The portfolios are not available directly to individual investors. In the future, we reserve the right, in compliance with the laws that apply, to establish additional subaccounts; eliminate subaccounts; combine any two or more subaccounts; transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any subaccount to another subaccount; restrict or eliminate any voting rights as to the MONY America Variable Account A; and cause one or more subaccounts to invest some or all of their assets in one or more other trusts or investment companies of MONY America Variable Account A if marketing needs, tax conditions, or investment conditions warrant. Future subaccounts may invest in other portfolios of the Funds or in other securities, as permitted by applicable law. Any new subaccounts may be made available to existing Contracts on a basis to be determined by us. If any of these changes are made, we may, by appropriate endorsement, change the Contract to reflect the change.

                               Who is MONY Life Insurance Company of America?  7

3. The Funds

--------------------------------------------------------------------------------

Each available subaccount of MONY America Variable Account A will invest only in the shares of the Funds. The Funds are registered with the SEC under the 1940 Act. The Funds, or any of them, may withdraw from sale any or all the respective portfolios as allowed by applicable law. Not all Funds may be available in all states or in all markets.

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include fees; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



The AXA Allocation Portfolios offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios than certain other portfolios available to you under your contract. In addition, the AXA Allocation Portfolios may enable the Company to more efficiently manage the Company's financial risks associated with certain guaranteed features. Please see "Payment and allocation of Purchase Payments" in "Detailed information about the Contract" for more information about your role in managing your allocations.

AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate of the Company, serves as the investment manager of the portfolios of the AXA Premier VIP Trust and EQ Advisors Trust. For some portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the investment manager or sub-adviser(s), as applicable, for each portfolio.





------------------------------------------------------------------------------------------------------------------------------------
                                                                                Investment Manager (or Sub-Adviser(s), as
Portfolio Name                      Objective                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-- SERIES I SHARES
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. BASIC VALUE FUND(++)       Long-term growth of capital.                 o A I M Advisors, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. MID CAP CORE EQUITY        Long-term growth of capital.                 o A I M Advisors, Inc.
 FUND(++)
------------------------------------------------------------------------------------------------------------------------------------
 THE ALGER AMERICAN FUND
 -- CLASS O
------------------------------------------------------------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP               Seeks long-term capital appreciation.        o Fred Alger Management, Inc.
 GROWTH PORTFOLIO(++)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
PORTFOLIO NAME --
CLASS B SHARES
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION(+)        Seeks long-term capital appreciation.         o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION(+)      Seeks a high level of current income.         o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS ALLOCATION+   Seeks current income and growth of capital,   o AXA Equitable
                                    with a greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION(+)          Seeks long-term capital appreciation and      o AXA Equitable
                                    current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS ALLOCATION       Seeks long-term capital appreciation and       o AXA Equitable
 ALLOCATION(+)                     current income with a greater emphasis on
                                   capital appreciation
------------------------------------------------------------------------------------------------------------------------------------



8 The Funds


------------------------------------------------------------------------------------------------------------------------------------
                                                                                Investment Manager (or Sub-Adviser(s), as
Portfolio Name                      Objective                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
DREYFUS STOCK INDEX FUND, INC.
 -- INITIAL SHARES
------------------------------------------------------------------------------------------------------------------------------------
DREYFUS STOCK INDEX FUND, INC       Seeks to match the total return of the S&P   o The Dreyfus Corporation (the index manager
                                    500 Composite Stock Price Index.               is Mellon Equity Associates LLP)
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST(*)
------------------------------------------------------------------------------------------------------------------------------------
ALL ASSET ALLOCATION(1)(+++)        Seeks long-term capital appreciation and     o AXA Equitable
                                    current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE            Seeks capital appreciation and secondarily,  o BlackRock Investment Management, LLC
EQUITY(2)                           income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOND INDEX                       Seeks a total return before expenses that    o Standish Mellon Asset Management
                                    approximates the total return performance       Company, LLC
                                    of the Lehman Brothers Aggregate Bond Index,
                                    including reinvestment of coupon payments,
                                    at a risk level consistent with that of the
                                    Lehman Brothers Aggregate Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY INCOME    Seeks a combination of growth and income to  o Boston Advisors, LLC achieve an above-average and consistent
                                    total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY                 Seeks long-term capital appreciation.        o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                     o Bridgeway Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH              Seeks to maximize current income.            o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND                Seeks to achieve capital appreciation.       o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY VALUE        Seeks to maximize capital appreciation.      o GAMCO Asset Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GOVERNMENT SECURITIES            Seeks to maximize income and capital         o BlackRock Financial Management, Inc.
                                    appreciation through investment in the
                                    highest credit quality debt obligations.

------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH             Seeks to achieve capital appreciation.       o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND               Seeks to provide a high total return         o J.P. Morgan Investment Management Inc.
                                    consistent with moderate risk to capital
                                    and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND                   Seeks to maximize income and capital         o BlackRock Financial Management, Inc.
                                    appreciation through investment in
                                    long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND INCOME    Seeks capital appreciation and growth of     o Lord, Abbett & Co., LLC
                                    income without excessive fluctuation in
                                    market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE        Capital appreciation.                        o Lord, Abbett & Co., LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS                    Seeks long-term growth of capital.           o Marisco Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL                Seeks to achieve capital appreciation.       o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                     Seeks to obtain a high level of current      o The Dreyfus Corporation
                                    income, preserve its assets and maintain
                                    liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN                Seeks maximum real return consistent         o Pacific Investment Management Company,
                                    with preservation of real capital and          LLC
                                    prudent investment management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND              Seeks current income with reduced volatility o BlackRock Financial Management, Inc.
                                    of principal.
------------------------------------------------------------------------------------------------------------------------------------


                                                                     The Funds 9



------------------------------------------------------------------------------------------------------------------------------------
                                                                                Investment Manager (or Sub-Adviser(s), as
Portfolio Name                      Objective                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST(*)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ SMALL COMPANY GROWTH(**)        Seeks to achieve capital appreciation.       o Bear Stearns Asset Management, Inc.
                                                                                 o Eagle Asset Management, Inc.
                                                                                 o Wells Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY(**)                   Seeks to achieve long-term capital           o TCW Investment Management Company
                                    appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME            Seeks to achieve total return through        o UBS Global Asset Management (Americas) Inc.
                                    capital appreciation with income as a
                                    secondary consideration.
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE
PRODUCTS (VIP) -- SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------------
CONTRAFUND(R) PORTFOLIO             Seeks long-term capital appreciation.        o Fidelity Management Research Company
                                                                                   (subadvised by FMR Co., Inc., Fidelity
                                                                                   Management & Research (U.K.), Inc., Fidelity
                                                                                   Investments Japan Limited and Fidelity Man-
                                                                                   agement & Research Far East Inc.)
------------------------------------------------------------------------------------------------------------------------------------
GROWTH OPPORTUNITIES                Seeks to provide capital growth.              o Fidelity Management & Research Company
 PORTFOLIO(++)
------------------------------------------------------------------------------------------------------------------------------------
GROWTH PORTFOLIO(++)                Seeks to achieve capital appreciation.        o Fidelity Management & Research Company
                                                                                    (subadvised by FMR Co., Inc.)
------------------------------------------------------------------------------------------------------------------------------------
 FRANKLIN TEMPLETON VARIABLE
 INSURANCE PRODUCTS TRUST
 -- CLASS 2
------------------------------------------------------------------------------------------------------------------------------------
FRANKLIN INCOME SECURITIES          Seeks to maximize income while maintaining    o Franklin Advisers, Inc.
 FUND                               prospects for capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
FRANKLIN RISING DIVIDENDS           Seeks long-term capital appreciation, with    o Franklin Advisory Services, LLC
SECURITIES FUND                     preservation of capital as an important
                                    consideration.
------------------------------------------------------------------------------------------------------------------------------------
FRANKLIN ZERO COUPON FUND           Seeks as high an investment return as is
 2010                               consistent with capital preservation.         o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES --
SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------------
BALANCED PORTFOLIO                   Seeks long-term growth, consistent           o Janus Capital Management
                                     with preservation of capital and balanced
                                     by current income.
------------------------------------------------------------------------------------------------------------------------------------
FORTY PORTFOLIO(***)                 Seeks long-term growth of capital by         o Janus Capital Management
                                     investing in a core group of 20-40 common
                                     stocks.
------------------------------------------------------------------------------------------------------------------------------------
MID CAP GROWTH PORTFOLIO             Seeks long-term growth of capital.           o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
WORLDWIDE GROWTH PORTFOLIO           Seeks long-term growth of                    o Janus Capital Management LLC
                                     capital in a manner consistent with the
                                     preservation of capital.
------------------------------------------------------------------------------------------------------------------------------------
 OPPENHEIMER VARIABLE ACCOUNT
 FUNDS -- SERVICE CLASS
------------------------------------------------------------------------------------------------------------------------------------
OPPENHEIMER GLOBAL                   Seeks long-term capital appreciation by      o OppenheimerFunds, Inc.
 SECURITIES FUND/VA                  investing a substantial portion of its
                                     assets in securities of foreign issuers,
                                     "growth-type" companies, cyclical
                                     industries and special situations that are
                                     considered to have appreciation
                                     possibilities.
------------------------------------------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET              Seeks high total return (which includes      o OppenheimerFunds, Inc.
 FUND(R)/VA(++)                      growth in the value of its shares as well
                                     as current income) from equity and debt
                                     securities.
------------------------------------------------------------------------------------------------------------------------------------



10 The Funds



------------------------------------------------------------------------------------------------------------------------------------
                                                                                Investment Manager (or Sub-Adviser(s), as
Portfolio Name                      Objective                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
 PIMCO VARIABLE INSURANCE
 TRUST -- ADMINISTRATIVE CLASS
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL BOND PORTFOLIO               Seeks to maximize total return, consistent   o Pacific Investment Management Company, LLC
 (UNHEDGED)                         with preservation of capital and prudent
                                    investment management.
------------------------------------------------------------------------------------------------------------------------------------
 PROFUNDS -- INSURANCE
 SHARES
------------------------------------------------------------------------------------------------------------------------------------
PROFUND VP BEAR                     Seeks daily investment results, before       o ProFund Advisors
                                    fees and expenses that correspond to the
                                    inverse (opposite) of the daily performance
                                    of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
PROFUND VP RISING RATES             Seeks daily investment results, before fees  o ProFund Advisors
OPPORTUNITY                         and expenses, that correspond to one and
                                    one-quarter times (125%) the inverse
                                    (opposite) of the daily price movement of
                                    the most recently issued 30-year U.S.
                                    Treasury Bond ("Long Bond").
------------------------------------------------------------------------------------------------------------------------------------
PROFUND VP ULTRABULL                Seeks daily investment results, before fees  o ProFund Advisors and expenses, that correspond to twice
                                    (200%) the daily performance of the S&P
                                    500 Index.
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL
 FUNDS, INC. -- SHARE CLASS I
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE PORTFOLIO(++)      Seeks to provide above average current       o Morgan Stanley Investment Management Inc., which
                                    income and long-term capital appreciation      does business in certain instances using the
                                    by investing primarily in equity securities    name "Van Kampen," is the investment adviser to
                                    of companies in the U.S. real estate           The Universal Institutional Funds, Inc.
                                    industry, including real estate investment
                                    trusts.
------------------------------------------------------------------------------------------------------------------------------------





(*) This portfolio information reflects the portfolio's name change effective on or about May 29, 2007 or July 9, 2007, subject to regulatory approval. The chart below reflects the portfolio's name in effect, until on or about
    May 29, 2007 or July 9, 2007. The number in the "FN" column corresponds with the number contained in the table above.




    -----------------------------------------------------------
             Portfolio Name until May 29, 2007 or July 9,
    FN       2007
    -----------------------------------------------------------
   (1) EQ/Enterprise Moderate Allocation (July 9, 2007)
    -----------------------------------------------------------
   (2) EQ/Mercury Basic Value Equity (May 29, 2007)
    -----------------------------------------------------------

(**) This investment option's name, investment objective and sub-adviser(s) will change on or about May 29, 2007 or July 9, 2007, subject to regulatory approval. See the supplement included with this prospectus for more information.

(***) Unlike the other Funds, the Janus Aspen Series Forty Portfolio is a non-diversified, open-end management investment company. A nondiversified Fund may hold a larger position in a smaller number of securities than a diversified Fund. This means that a single security's increase or decrease in value may have a greater impact on the return and net asset value of a non-diversified Fund than a diversified Fund.

(+) This investment option will be available on or about June 15, 2007, subject to regulatory approval.

(++) Please see the supplement included with this prospectus regarding the planned substitution or merger of this investment option, subject to regulatory approval.

(+++) Please see the corresponding Fund prospectus for a change in investment strategy that will also occur on or about July 9, 2007, subject to regulatory approval.

You should consider the investment objectives, risks and charges and expenses of the portfolios carefully before investing. Share classes, where applicable, are defined in the corresponding Fund prospectus. The prospectuses for the Fund contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Fund prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1-800-487-6669.

Each Owner should periodically review their allocation of Purchase Payments and Fund Value among the subaccounts and the Guaranteed Interest Account with Market Value Adjustment in light of their current objectives, the current market conditions, and the risks of investing in each of the Funds' various portfolios. A full description of the objectives, policies, restrictions, risks and expenses for each of the Funds' portfolios can be found in the prospectus for each of the Funds.



                                                                    The Funds 11

PURCHASE OF PORTFOLIO SHARES BY MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A will buy and redeem shares from the Funds at net asset value. Shares will be redeemed when needed for the Company to:

o collect charges under the Contracts;

o pay Cash Value on full surrenders of the Contract;

o fund partial surrenders;

o provide benefits under the Contracts; and

o transfer assets from one subaccount to another or between one or more subaccounts of MONY America Variable Account A and the Guaranteed Interest Account with Market Value Adjustment as requested by Owners.

Any dividend or capital gain distribution received from a portfolio of a Fund will be:

o reinvested immediately at net asset value in shares of that portfolio; and

o kept as assets of the corresponding subaccount.

--------------------------------------------------------------------------------
CASH VALUE -- The Contract's Fund Value, less (1) any applicable surrender charge, (2) any outstanding debt, and (3) any applicable market value adjustment.

--------------------------------------------------------------------------------


Shares of the Funds are not sold directly to the general public. They are sold to the Company, and may be sold to other insurance companies that issue variable annuity and variable life insurance contracts. In addition, they may be sold to retirement plans.



When a Fund sells shares in any of its portfolios both to variable annuity and to variable life insurance company separate accounts, it engages in mixed funding. When a Fund sells shares in any of its portfolios to separate accounts of unaffiliated life insurance companies, it engages in shared funding. Each Fund may engage in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interests of various shareholders participating in a Fund could conflict.



The Board of Directors or Trustees of each of the Funds monitors the respective Fund for the existence of material irreconcilable conflict between the interests of variable annuity Owners and variable life insurance Owners. The Boards shall report any such conflict to the boards of the Company and its affiliates. The Boards of Directors of the Company and its affiliates have agreed to be responsible for reporting any potential or existing mixed and shared funding conflicts to the Directors and Trustees of each of the relevant Funds. The Boards of Directors of the Company and its affiliates will remedy any conflict at their own cost. The remedy may include establishing a new registered management investment company and segregating the assets underlying the variable annuity contracts and the variable life insurance contracts.


12  The Funds

4. Detailed information about the contract

--------------------------------------------------------------------------------

The Fund Value in MONY America Variable Account A and in the Guaranteed Interest Account with Market Value Adjustment provide many of the benefits of your Contract. The information in this section describes the benefits, features, charges and major provisions of the Contract and the extent to which those depend upon the Fund Value, particularly the Fund Value in MONY America Variable Account A. There may be differences in your Contract, such as differences in fees, charges and benefits because of the state where we issued your Contract. We will include any such differences in your Contract.

PAYMENT AND ALLOCATION OF PURCHASE PAYMENTS

ISSUANCE OF THE CONTRACT



The Contract is between you and the Company. The Contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under your Contract. In the absence of a specific written arrangement to the contrary, you as the owner of the Contract, have the sole authority to make investment allocations and other decisions under the Contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your Contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.



Disclosure regarding contract issuance and minimum initial Purchase Payments is for informational purposes only. This contract is no longer available to new purchasers as of January 31, 2005.

Individuals who want to buy a Contract must:

(1) Complete an application;

(2) Personally deliver the application to

   (a) a licensed agent of the Company who is also a registered representative of AXA Advisors, LLC or AXA Distributors, LLC (together, the "Distributors") who act as the principal underwriters for the Contracts, or

   (b) a licensed agent who is also a registered representative of a broker dealer which had been authorized by the Distributors to sell the Contract; and

(3) Pay the minimum initial Purchase Payment.

If we receive a completed application and all other information necessary for processing a purchase order at our Operations Center, we will apply your initial Purchase Payment no later than two Business Days after we receive the order. While attempting to finish an incomplete application, we may hold your initial Purchase Payment for no more than five Business Days. If an incomplete application cannot be completed within those five days, we will inform you of the reasons, and will return your Purchase Payment immediately (unless you specifically authorize us to keep it until the application is complete). Once you complete your application, we must apply the initial Purchase Payment within two Business Days. We will apply any additional Purchase Payments you make on the Business Day we receive them at our Operations Center.

The Contract may be used with certain tax qualified plans. The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the Qualified Plan. Accordingly, if you are purchasing this Contract, you should purchase it for its death benefit, annuity benefits, and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances in order to determine whether the Contract is an appropriate investment for you.

The minimum initial Purchase Payment for individuals varies depending upon the use of the Contract and the method of purchase. The chart below shows the minimum initial Purchase Payment for each situation.


------------------------------------------------------------------------------------------------------------------------------------
Use of Contract or Method of Making Purchase Payment                                    Minimum Initial Purchase Payment
-----------------------------------------------------------------------------------------------------------------------------------
Individual retirement accounts and annuities under Section 408 of the Code (other       $2,000
than Simplified Employee Pensions), including Roth IRAs under Section 408A of the
Code
-----------------------------------------------------------------------------------------------------------------------------------
Non-Qualified Contracts                                                                 $2,000
-----------------------------------------------------------------------------------------------------------------------------------
H.R. 10 plans(self-employed individuals' retirement plans under Section 401 of the
Code), certain corporate or association retirement plans, and Simplified Employee
Pensions under Section 408 of the Code                                                  $600
-----------------------------------------------------------------------------------------------------------------------------------

                                      Detailed information about the contract 13


------------------------------------------------------------------------------------------------------------------------------------
Use of Contract or Method of Making Purchase Payment                                    Minimum Initial Purchase Payment
-----------------------------------------------------------------------------------------------------------------------------------
Annuity purchase plans sponsored by certain tax-exempt organizations, governmental
entities and deferred compensation plans under Section 457 of the Code                  $600
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Annualized rate of $600 (i.e., $600 per
                                                                                        year, $300 semi-annually, $150 quarterly
Payroll deduction and automatic checking account withdrawal plans                       or $50 per month)
-----------------------------------------------------------------------------------------------------------------------------------
Government Allotment Plans                                                              $50 per month
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
GOVERNMENT ALLOTMENT PLANS -- Payroll deduction plans used for financial products by government employees.
--------------------------------------------------------------------------------
Additional Purchase Payments may be made at any time before the Annuity starting date as long as the Annuitant is living. However, for certain automatic payment plans, the smallest additional payment is $50. The Company reserves the right to revise its rules from time to time to specify different minimum Purchase Payments for such plans. In addition, the prior approval of the Company is needed before it will accept a Purchase Payment if, with that Payment, that would cause Cumulative Purchase Payments, less any partial surrenders and their surrender charges and market value adjustment, to exceed $1,500,000.

The Company reserves the right to reject an application for any reason permitted by law.

Net Purchase Payments received before the Effective Date will be held in the Company's General Account and will be credited with interest at not less than 3.50% per year if:

(1) the Contract is issued by the Company, and

(2) the Contract is delivered to the Owner.

No interest will be paid if the Contract is not issued or if it is declined by the Owner.

These amounts will be held in the General Account pending end of the right to return contract period. (See below.)

--------------------------------------------------------------------------------
EFFECTIVE DATE -- The date the contract begins as shown in the Contract.
--------------------------------------------------------------------------------

TAX-FREE "SECTION 1035" EXCHANGES

The Owner can generally exchange one annuity contract for another in a "tax-free exchange" under Section 1035 of the Internal Revenue Code. Similar rules may apply to changing the funding vehicle in a Qualified Plan. Before making the exchange, the Owner should compare both contracts carefully. Remember that if you exchange another contract for the one described in this prospectus, you might have to pay a surrender charge on the old contract. There will be a new surrender charge period for this Contract and other charges may be higher (or lower) and the benefits may be different. If the exchange does not qualify for
Section 1035 treatment, the Owner may have to pay federal income tax, and penalty taxes on the exchange. The Owner should not exchange another contract for this one unless he or she determines, after knowing all the facts, that the exchange is in the Owner's best interest and not just better for the person trying to sell the Owner this Contract (that person will generally earn a commission if the Owner buys this Contract through an exchange or otherwise).

RIGHT TO RETURN CONTRACT PROVISION

This information is no longer applicable, as these contracts are no longer available to new purchasers.

The Owner may return the Contract during the right to return contract period (usually within 10 days of the delivery date). The Contract must be returned to the Company or any agent of the Company. When the Company receives the Contract, it will be voided as if it were never in effect. The amount to be refunded is equal to the Purchase Payments received by the Company less any partial surrender you made. During the right to return contract period, Purchase Payments will be retained in the Company's General Account and will earn interest at a rate not less than 3.50% per year. If you have not returned the Contract at the end of the right to return contract period, we transfer the Net Purchase Payments with interest to the subaccounts and/or the Guaranteed Interest Account.

For contracts issued in the State of Washington, an additional 10% penalty will be added to any Purchase Payment refund due that is not paid within 30 days of return of the Contract to the Company. For contracts issued in the State of Oklahoma, if payment is delayed more than 30 days, the Company will pay interest on the proceeds at a rate required by Oklahoma law.

ALLOCATION OF PURCHASE PAYMENTS AND FUND VALUE

ALLOCATION OF PAYMENTS. On the application, the Owner may allocate Net Purchase Payments to any of the available subaccounts of MONY America Variable Account A or to the Guaranteed Interest Account with Market Value Adjustment. Net Purchase Payments (and any interest thereon) are held in the General Account if they are received before the end of the right to return Contract period. The Net Purchase Payments will earn interest at a rate not less than 3.50% per year beginning on the later of:

(1) the Effective Date of the Contract, or

(2) the date the Payment is received at the Company's Operations Center.

Net Purchase Payments will continue to earn 3.50% annual interest until the right to return Contract period expires. (See "Right to return contract provision" above.) After the right to return Contract period has expired, the Contract's Fund Value will automatically be transferred to MONY America Variable Account A subaccount(s) or to the Guaranteed Interest Account with Market Value Adjustment according to the Owner's allocation instructions.

After the right to return Contract period ends, under a non-automatic payment plan, if the Owner does not:

(1) specify the amount to be allocated among subaccounts, or

(2) specify the percentage to be allocated among subaccounts, or

14  Detailed information about the contract

(3) the amount or percentage specified is incorrect or incomplete,

the Net Purchase Payments will be allocated under the Owner's most recent instructions on record with the Company. The percentage specified must not be less than 10% of the Net Purchase Payment. For automatic payment plans, Net Purchase Payments will be allocated according to the Owner's most recent instructions on record.

The Owner may change the specified allocation formula for future Net Purchase Payments at any time without charge by sending written notification to the Company at the Operations Center. Prior allocation instructions may also be changed by telephone, facsimile or via the Web subject to the rules of the Company and its right to terminate or modify telephone, facsimile or via the Web allocation. The Company reserves the right to deny any telephone, facsimile or via the Web allocation request. (See "Telephone/fax/web transactions.") Any such change, whether made in writing or by telephone, facsimile or via the Web, will be effective within 7 days of the date we receive notice of the change.

Net Purchase Payments may be allocated in whole percentages to any of the available subaccounts and to the Guaranteed Interest Account. Allocations must be in whole percentages, and no allocation may be for less than 10% of a Net Purchase Payment. Allocation percentages must total 100%. Contracts issued in the states of Maryland, New Jersey, Oklahoma, Oregon, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania must maintain a minimum fund value balance of $2,500 in the Guaranteed Interest Account when an allocation to said account is chosen.

CALCULATING UNIT VALUES FOR EACH SUBACCOUNT

When allocated Purchase Payments are received they are credited to subaccounts of MONY America Variable Account A in the form of units. The number of units is determined by dividing the dollar amount allocated to a particular subaccount by the unit value for that subaccount for the Business Day on which the Purchase Payment is received.

To determine the unit value of a subaccount on each Business Day, the Company takes the prior Business Day's unit value and multiplies it by the Net Investment Factor for the current Business Day. The Net Investment Factor is used to measure the investment performance of a subaccount from one Business Day to the next. The Net Investment Factor for each subaccount equals:

(1) the net asset value per share of each Fund held in the subaccount at the end of the current Business Day divided by

(2) the net asset value per share of each Fund held in the subaccount at the end of the prior Business day, minus

(3) the daily mortality and expense risk charge and any other applicable charges adjusted for the number of calendar days in the period.

The unit value of these subaccounts may increase, decrease or remain the same from Business Day to Business Day. The unit value depends on the investment performance of the portfolio of the Fund in which the subaccount invests and any expenses and charges deducted from MONY America Variable Account A. The Owner bears the entire investment risk. Owners should periodically review their allocations of payments and values in light of market conditions and overall financial planning requirements.

CALCULATION OF GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT FUND
VALUE

Net Purchase Payments to be allocated to the Guaranteed Interest Account with Market Value Adjustment will be credited to the Accumulation Period chosen by the Owner on:

(1)  the date received at the Operations Center, or

(2) if the day Net Purchase Payments are received is not a Business Day, then on the next Business Day.

Interest will be credited daily.

CALCULATION OF FUND VALUE

The Contract's Fund Value will reflect:

o The investment performance of the selected subaccount(s) of MONY America Variable Account A;

o Amounts credited (including interest) to the Guaranteed Interest Account with Market Value Adjustment;

o Any amount in the loan account;

o Any Net Purchase Payments;

o Any transfer charges;

o Any partial surrenders; and

o All contract charges (including surrender charges and market value adjustments) imposed.

There is no guaranteed minimum Fund Value, except to the extent Net Purchase Payments have been allocated to the Guaranteed Interest Account with Market Value Adjustment. Because a Contract's Fund Value at any future date will be dependent on a number of variables, it cannot be predetermined.

The Fund Value will be computed first on the Effective Date and thereafter on each Business Day. On the Effective Date, the Contract's Fund Value will be the Net Purchase Payments received plus any interest credited on those Payments during the period when Net Purchase Payments are held in the General Account. (See "Issuance of the contract.")

After amounts allocated to the subaccounts are transferred from the General Account to MONY America Variable Account A, on each Business Day, the Contract's Fund Value will be computed as follows:

(1) Determine the aggregate of the Fund Values attributable to the Contract in each of the subaccounts on that Business Day. This is done by multiplying the subaccount's unit value on that date by the number of subaccount units allocated to the Contract. The computation of the Contract's Fund Value in the subaccount is done before any other Contract transactions on that Business Day.

(2) Add any amount credited to the Guaranteed Interest Account with Market Value Adjustment before that Business Day. This amount is the aggregate of all Net Purchase Payments allocated to the Guaranteed Interest Account with Market Value Adjustment and:

                                     Detailed information about the contract  15

     o  The addition of any interest credited.

     o  Addition or subtraction of any amounts transferred.

     o  Subtraction of any partial surrenders.

     o Subtraction of any Contract charges, surrender charges, trans fer charges, and any Market Value Adjustments

(3) Add the value held in the loan account to secure Contract loans and interest credited on that day on that amount;

(4)  Add any Net Purchase Payment received on that Business Day;

(5) Subtract any partial surrender amount (reflecting any surrender charge and Market Value Adjustment) made on that Business Day;

(6) Subtract any annual contract charge and/or transfer charge deductible on that Business Day.

Regarding (1) above, for each subaccount we multiply the number of units credited to that subaccount by its unit value on that Business Day. The multiplication is done BEFORE the purchase or redemption of any units on that Business Day.

If a transaction would ordinarily require that the Contract's Fund Value be computed for a day that is not a Business Day, the next following Business Day will be used.

TRANSFERS. You may transfer the value of the Contract among the subaccounts after the right to return Contract period has expired by sending a proper written request to the Company's Operations Center. Transfers may be made by telephone, facsimile or via the web if you have proper authorization. (See "Telephone/fax/web transactions.") Transfers from a subaccount will be executed at the net asset value next calculated by the Company if the transfer instruction is received before 4:00 P.M. (Eastern Time) on a day on which the New York Stock Exchange is open for business. If the New York Stock Exchange is not open for business on the day of receipt, the transfer instruction will be executed at the net asset value calculated at the close of business on the first day thereafter on which the New York Stock Exchange is open for business. Such transfers are subject to the Company's rules and conditions for such privilege. Currently, there are no limitations on the number of transfers between subaccounts. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

Transfers among, to and from subaccounts may be postponed for any period during which:

(1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

(2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

(3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

A transfer charge is not currently imposed on transfers. (See "Charges against fund value -- Transfer charge.") However, the Company reserves the right to impose a charge which will not exceed $25 per transfer (except for contracts issued in the states of South Carolina and Texas where it will not exceed $10). If imposed the charge will be deducted from the first subaccount(s) or the Guaranteed Interest Account with Market Value Adjustment Accumulation Period you designate funds to be transferred from. This charge is in addition to the amount transferred. All transfers in a single request are treated as one transfer transaction. A transfer resulting from the first reallocation of Fund Value at the end of the right to return Contract period and transfers made at the end of an Accumulation Period of amounts allocated to the Guaranteed Interest Account with Market Value Adjustment (see below) will not be subject to a transfer charge. Under present law, transfers are not taxable transactions.

--------------------------------------------------------------------------------
EFFECTIVE DATE -- The date shown as the Effective Date of the Contract.
--------------------------------------------------------------------------------

TRANSFERS INVOLVING THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT. Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7, or 10 year accumulation period there will be a market value adjustment for contracts issued in most states. If the transfer request is received within 30 days before the end of the Accumulation Period, no market value adjustment will apply.

Contracts issued in Maryland, New Jersey, Oklahoma, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania, to the extent the Owner allocates investments to the Guaranteed Interest Account, must maintain a minimum Fund Value in the Guaranteed Interest Account of $2,500.

TRANSFERS BY THIRD PARTIES. As a convenience to Owners, the Company may allow an Owner to give certain third parties the right to effect transfers on the Owner's behalf. However, when the same third party possesses this ability on behalf of many Owners, the result can be simultaneous transfers involving large amounts of Fund Value. Such transfers can disrupt the orderly management of the portfolios underlying the Contract, can result in higher costs to Owners, and are generally not compatible with the long-range goals of Owners. The Company believes that such simultaneous transfers effected by such third parties are not in the best interests of all shareholders of the Funds underlying the Contracts, and the management of the Funds share this position. Therefore, the Company may limit or disallow transfers made by a third party. The Company will mail notification to the Owner within one Business Day if it does not execute a transfer. The limitations on transfers by third parties do not, however, prevent Owners from making their transfer requests, subject to the Company's disruptive transfer provisions. (See "Payment and allocation of Purchase Payments -- Disruptive transfer activity.")



Please see "Payment and allocation of Purchase Payments" earlier in this section for more information about your role in managing your allocations.



TELEPHONE/FAX/WEB TRANSACTIONS



Prior allocation instructions may be changed or transfers requested by telephone, fax or via the web subject to the Company's guidelines (which we believe to be reasonable) and the Company's right to modify or terminate the telephone/fax/web privilege. The Company reserves the right to deny any telephone, fax or web request.



If all telephone lines are busy or the internet is not available (for example, during periods of substantial market fluctuations), Owners

16 Detailed information about the contract may be unable to request telephone, fax or web allocation changes or transfers by telephone, fax or web. In such cases, an Owner would submit a written request.



We have adopted guidelines relating to changes of allocations and transfers by telephone, fax or the web which, among other things, outlines procedures designed to prevent unauthorized instructions. If the Owner does not follow these procedures:


(1) the Company shall not be liable for any loss as a result of following fraudulent telephone, fax or web instructions; and

(2) the Owner will, therefore, bear the entire risk of loss due to fraudulent telephone, fax or web instructions.



A copy of the guidelines and our form for electing telephone/facsimile transfer privileges is available from your financial professional or by calling us at 1-800-487-6669, Monday through Friday, 9AM to 5PM, Eastern Time. Web transfer privileges and a copy of the guidelines and forms are available online at www.axaonline.com. The telephone or fax allocation and transfer privileges may also be elected by completing the telephone or fax authorization. The Company's form or a Contract application with a completed telephone or fax authorization must be signed and received at the Company's Operations Center before telephone or fax allocation instructions will be accepted. To elect web allocation and transfer privileges, you must log on to www.AXAonline.com, and register for online account access. This online application must be electronically signed and received by the Company via the internet before web transaction instructions will be accepted.



SPECIAL NOTE ON RELIABILITY. Please note that the internet and our telephone system may not always be available. Any system, whether it is yours, your service provider's, or your registered representative's, can experience unscheduled outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you can make your transactions by writing our Operations Center.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the subaccounts invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all policy and contract owners.

We currently require that any transfer request of $250,000 or more must be submitted in writing to our customer service office by U.S. mail (first class). Overnight mail is not permitted for those transfer requests. We measure the $250,000 threshold on a daily basis and combine transfer activities for all contracts with the same or related owner. We do not permit exceptions to this policy. We may change this policy, and any new or revised policy will apply to all contract owners uniformly.



We offer subaccounts with underlying portfolios that are part of the AXA Premier VIP Trust and EQ Advisors Trust, as well as subaccounts with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with AXA Premier VIP Trust and EQ Advisors Trust, the "trusts"). The trust have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, a trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same subaccount within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an


                                     Detailed information about the contract  17
unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information. When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. The current and any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.



Contract owners should note that it is not always possible for us and the trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



TERMINATION OF THE CONTRACT

The Contract will remain in effect until the earlier of:

(1)  the date the Contract is surrendered in full,

(2)  the date annuity payments start,

(3) the Contract Anniversary on which, after deduction for any annual contract charge then due, no Fund Value in the subaccounts and the Guaranteed Interest Account with Market Value Adjustment remains in the Contract, or

(4)  the date the death benefit is payable under the Contract.

18  Detailed information about the contract

5. Description of the Guaranteed Interest Account with Market Value Adjustment


--------------------------------------------------------------------------------

GENERAL

The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under the Contract. The Guaranteed Interest Account with Market Value Adjustment may not be available in every state jurisdiction.

The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.



Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon annuitization under Settlement Option 3 or 3A.

Market Value Adjustments do not apply for partial or full surrenders or transfers requested within 30 days before the end of the Accumulation Period, nor to any benefits paid upon the death of the Annuitant. The Market Value Adjustment does apply to benefits paid upon death of the Owner. Market Value Adjustments also do not apply to contracts issued in certain states.

GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is a part of the Company's General Account and consists of all the Company's assets other than assets allocated to segregated investment accounts of the Company, including MONY America Variable Account A.

--------------------------------------------------------------------------------
MARKET VALUE ADJUSTMENT -- An amount added to or deducted from the amount surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment for Contracts issued in certain states.

ACCUMULATION PERIOD -- Currently 3, 5, 7 and 10 years. The Period starts on the Business Day that falls on, or next follows the date the Purchase Payment is transferred into the Guaranteed Interest Account with Market Value Adjustment and ends on the monthly contract anniversary immediately prior to the last day of that Period. (THE ACCUMULATION PERIOD IS LIMITED TO ONE YEAR FOR CONTRACTS ISSUED IN THE STATES OF MARYLAND, NEW JERSEY, OKLAHOMA, OREGON, SOUTH CAROLINA, TEXAS, WASHINGTON AND THE COMMONWEALTHS OF MASSACHUSETTS AND PENNSYLVANIA.)

CONTRACT YEAR -- Any period of twelve (12) months commencing with the Effective Date and each Contract Anniversary thereafter.

CONTRACT ANNIVERSARY -- An anniversary of the Effective Date of the Contract.

GENERAL ACCOUNT -- The General Account of the Company which consists of all of the Company's assets other than those assets allocated to the Company's separate accounts.

--------------------------------------------------------------------------------


ALLOCATIONS TO THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

(1) an initial Purchase Payment made under a Contract may be (1) wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

(2) a subsequent or additional Purchase Payment made under a Con(2) tract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

(3) amounts transferred from Subaccounts available under the Con(3) tract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.



There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The 1-year Accumulation Period (which is limited to certain states in which there is no Market Value Adjustment), requires the Guaranteed Interest Account to have a minimum Fund Value of $2,500 when an allocation to said account is chosen.



SPECIFIED INTEREST RATES AND THE
ACCUMULATION PERIODS

SPECIFIED INTEREST RATES

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the

 Description of the Guaranteed Interest Account with Market Value Adjustment  19

Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years). (The Accumulation Period is limited to one year for contracts issued in the states of Maryland, New Jersey, Oklahoma, Oregon, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania.)



The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. Owners bear the risk that the Specified Interest Rate will not exceed the guaranteed minimum rate.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the Investment Period. All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent of the Company who is also a registered representative of AXA Advisors, LLC or by calling the following toll free telephone number: (800) 487-6669.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred.



CREDITING OF INTEREST

The entire initial Purchase Payment always earns interest at a rate not less than 3.50% per year until the end of the right to return contract period. When the right to return contract period ends, the entire initial Purchase Payment plus interest earned is transferred to the selected subaccounts and/or Guaranteed Interest Account with Market Value Adjustment accumulation periods.

Any Net Purchase Payments you as Owner of the Contract allocate to the Guaranteed Interest Account with Market Value Adjustment will be credited with interest at the rate declared by the Company for the specified period selected. The Company guarantees that the rate credited will not be less than 3.50% annually (0.0094%, compounded daily). You bear the risk that we will not declare an annual interest rate in excess of 3.50% per year. If you allocate Purchase Payments (or transfer fund value) to the Guaranteed Interest Account with Market Value Adjustment, you will choose between Accumulation Periods of 3, 5, 7, or 10 years for Contracts issued in most states. The Accumulation Period is limited to one year for contracts issued in the states of Maryland, New Jersey, Oklahoma, Oregon, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania. Before the beginning of each calendar month, the Company will declare interest rates for each period, if those rates will be higher than the guaranteed rate. Each interest rate declared by the Company will be applicable for all Net Purchase Payments received or transfers from MONY America Variable Account A completed within the period during which it is effective. Amounts you allocate to the Accumulation Period you select will receive this interest rate for the entire Accumulation Period. Within 45 days, but not less than 15 days before the Accumulation Period expires, we will notify you of the new rates we are then declaring. When the period expires you can (1) elect a new Accumulation Period of 3, 5, 7, or 10 years (except in certain states where the Accumulation Period is limited to a one year period) or (2) you may elect to transfer the amounts allocated to the expiring Accumulation Period to MONY America Variable Account A. If you make no election within 30 days of the end of an Accumulation Period, the entire amount allocated to the expiring Accumulation Period will automatically be held for an Accumulation Period of the same length. If that period will extend beyond the annuity starting date or if that period is no longer offered, the money will be transferred into the Money Market subaccount.



ACCUMULATION PERIODS



For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years. (The Accumulation Period is limited to one year for contracts issued in the states of Maryland, New Jersey, Oklahoma, Oregon, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania.)



For example, if the Effective Date of a Contract is August 10, 2000 and an allocation is made to a 10 year Accumulation Period on August 15,

20  Description of the Guaranteed Interest Account with Market Value Adjustment

2000 and the funds for a new Purchase Payment are received on that day, the Accumulation Period will begin on August 15, 2000 and end on August 10, 2010, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7, and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.



END OF ACCUMULATION PERIODS


At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

(1) During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

(2) During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.



(3) If the Owner does not make an election within thirty days follow ing the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty day period following the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.

SURRENDERS, TRANSFERS OR LOANS

When you as Owner request that Contract Fund Value from the Guaranteed Interest Account with Market Value Adjustment be transferred to MONY America Variable Account A, surrendered, loaned to you, or used to pay any charge imposed in accordance with the Contract, you should tell the Company the source by interest rate Accumulation Period of amounts you request be transferred, surrendered, loaned, or used to pay charges. If you do not specify an Accumulation Period, your transaction will be processed using the Accumulation Periods in which money was most recently allocated.



THE MARKET VALUE ADJUSTMENT


GENERAL INFORMATION REGARDING THE MVA



A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that particular Accumulation Period, will be subject to a Market Value Adjustment. A Market Value Adjustment will not apply upon annuitization under Settlement Option 3 or 3A, or upon payment of a death benefit. The Market Value Adjustment is determined by the multiplication of an MVA Factor by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our administrative office within 30 days before the end of the applicable Accumulation Period.



The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.



A market value adjustment can increase or decrease the amounts surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment depending on current interest rate fluctuations.



If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

 Description of the Guaranteed Interest Account with Market Value Adjustment  21

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.

THE MVA FACTOR

The formula for determining the MVA Factor is:

                 [(1+a)/(1+b)]((n-t)/12) - 1

Where:

     a = the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or loan is to be taken;

     b = the Specified Interest Rate declared at the time a surrender or transfer is requested for an Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the Owner for a Loan) is requested, plus 0.25%;

     n   = the Accumulation Period from which the surrender or transfer occurs in months; and

     t   = the number of elapsed months (or portion thereof) in the Accumulation
           Period from which the surrender or transfer occurs.



If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next available Accumulation Period.



If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.



The MVA Factor will be multiplied by that portion of the Specified Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.

INVESTMENTS

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company's management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.



22  Description of the Guaranteed Interest Account with Market Value Adjustment

6. Surrenders

--------------------------------------------------------------------------------

The Owner may elect to make a surrender of all or part of the Contract's Fund Value provided it is:

o on or before the annuity payments start, and

o during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center.

The amount of the surrender may be equal to the Contract's Cash Value, which is its Fund Value less:

(1) any applicable surrender charge,

(2) any applicable Market Value Adjustment, and

(3) any outstanding debt.

The Surrender may also be for a lesser amount (a "partial surrender"). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any surrender charge or any applicable market value adjustment will be in addition to the amount requested by the Owner.

A surrender will result in the cancellation of units and the withdrawal of amounts credited to the Guaranteed Interest Account Accumulation Periods as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any surrender charge and any applicable market value adjustment. For a partial surrender, the Company will cancel Units of the particular subaccounts and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation Period under the allocation specified by the Owner. The unit value will be calculated as of the Business Day the surrender request is received. Allocations may be by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). At least 10% of the partial surrender must be allocated to any subaccount or an Accumulation Period in the Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

o there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a subaccount to provide for the requested allocation against it, or

o the request is incomplete or incorrect.

Any surrender charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in the States of Maryland, New Jersey, Oklahoma, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania, to the extent the Owner allocates investments to the Guaranteed Interest Account, must maintain a minimum Fund Value in the Guaranteed Interest Account of $2,500.

The amount of any surrender or transfer payable from MONY America Variable Account A will be paid in accordance with the requirements of state insurance departments and the 1940 Act. However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

(1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

(2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

(3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the Company. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a market value adjustment, in addition to a surrender charge. The Owner may elect to have the amount of a surrender settled under one of the settlement options of the Contract. (See "Annuity provisions".)

Contracts offered by this prospectus may be issued in connection with retirement plans meeting the requirements of certain sections of the Internal Revenue Code. Owners should refer to the terms of their particular retirement plan for any limitations or restrictions on cash surrenders.

The tax results of a surrender should be carefully considered. (See "Federal tax status".)

Please note: if mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner's account and thereby refuse to honor any request for transfers, partial surrenders, loans, or death benefits until instructions are secured from the appropriate regulator. We may be required to provide additional information about your account to government regulators.

                                                                  Surrenders  23

7. Loans

--------------------------------------------------------------------------------

Qualified Contracts issued under an Internal Revenue Code Section 401(k) plan will have a loan provision (except in the case of Contracts issued in Vermont) under which a loan can be taken using the Contract as collateral for the loan. All of the following conditions apply in order for the amount to be considered a loan, rather than a (taxable) partial surrender:

o The term of the loan must be 5 years or less.

o Repayments are required at least quarterly and must be substantially level.

o The loan amount is limited to certain dollar amounts as specified by the IRS.

The Owner (Plan Trustee) must certify that these conditions are satisfied.

In any event, the maximum outstanding loan on a Contract is 50% of the Fund Value in the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return Contract period. In requesting a loan, the Owner must specify the subaccounts from which Fund Value equal to the amount of the loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the subaccounts is exhausted. If Fund Value must be taken from the Guaranteed Interest Account with Market Value Adjustment in order to provide the Owner with the amount of the loan requested, the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify subaccounts and Accumulation Periods, the request for a loan will be returned to the Owner.

Values are transferred to a loan account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding loan amounts will be 6%. If interest is not repaid each year, it will be added to the principal of the loan.

Loan repayments must be specifically earmarked as loan repayment and will be allocated to the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a Net Purchase Payment.

--------------------------------------------------------------------------------
LOAN -- Available under a Contract issued under Section 401(k) of the Code; subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

LOAN ACCOUNT -- A part of the General Account where Fund Value is held as collateral for a loan. An Owner may transfer Fund Value in the Subaccounts, and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

--------------------------------------------------------------------------------


24  Loans

8. Death benefit

--------------------------------------------------------------------------------

DEATH BENEFIT PROVIDED BY THE CONTRACT

The Company will pay a death benefit to the Beneficiary if:

(1) the Annuitant dies, and

(2) the death occurs before the annuity payments start.

The amount of the death benefit will be the greater of:

(1) the Fund Value less any outstanding debt on the date of the Annuitant's death;

(2) the Purchase Payments paid, less any partial surrenders and their surrender charges and market value adjustment and less any outstanding debt; or

(3) an enhanced death benefit.

If there are funds allocated to the Guaranteed Interest Account with market value adjustment at the time of death, any applicable market value adjustment will be waived. If the death of the Annuitant occurs on or after the annuity payments start, no death benefit will be payable except as may be provided under the settlement option elected.

In general, on the death of an Owner who is not the Annuitant, amounts must be distributed from the Contract. (See "Provisions required by Section 72(s) of the Code" later in this prospectus.) We will impose applicable surrender charges. (See "Charges and deductions" later in this prospectus.)

ENHANCED DEATH BENEFIT OPTIONS

Your Contract provides a choice of two enhanced death benefit options when it is issued. If the Annuitant is age 0-75, the Owner may choose either enhanced death benefit -- 5 Year or enhanced death benefit -- 1 Year described below. If the Annuitant does not choose an option when the Contract is issued, the Annuitant will automatically receive the enhanced death benefit -- 5 Year. If your Contract was issued on or before August 16, 2000, you may have elected the enhanced death benefit -- 1 Year during the period from August 16, 2000 to September 22, 2000. Owners with these Contracts not making the election will retain the enhanced death benefit -- 5 Year.

ENHANCED DEATH BENEFIT -- 5 YEAR

On the 5th Contract anniversary and each subsequent 5th Contract anniversary prior to the Annuitant's 71st birthday, the enhanced death benefit may be increased. If the Annuitant is age 65 or over on the date of issue, the enhanced death benefit will be recalculated once on the 5th Contract anniversary. Thereafter the enhanced death benefit remains at its last value.

ENHANCED DEATH BENEFIT -- 1 YEAR

On the first Contract anniversary and each subsequent Contract anniversary prior to the Annuitant's 80th birthday, the enhanced death benefit may be increased. After the Annuitant reaches age 80, this enhanced death benefit provision expires. This option may not be currently available in all states.

AMOUNT OF THE ENHANCED DEATH BENEFIT PAYABLE ON DEATH UNDER ENHANCED DEATH BENEFIT OPTIONS

The recalculated enhanced death benefit is equal to the greater of:

(1) the Fund Value on the date the enhanced death benefit is to be recalculated; and

(2) the current enhanced death benefit proportionately reduced by any partial surrenders including surrender charges and any applicable market value adjustments assessed since the last recalculation of the enhanced death benefit.

The enhanced death benefit payable under both enhanced death benefit options is the enhanced death benefit on the date of death of the Annuitant, reduced proportionately for each partial surrender (including surrender charges and market value adjustments, if applicable) since the last recalculation date and less any outstanding debt.

In no event will the enhanced death benefit payable on death exceed 200% of:

o the total Purchase Payments reduced proportionately for each partial surrender (including surrender charges and applicable market value adjustments,), and less

o   any outstanding debt.

The proportionate reduction for each partial surrender will be equal to:

(1) the amount of that partial surrender (including any surrender charges and applicable Market Value Adjustment assessed), divided by

(2)  the Fund Value immediately before that partial surrender, multiplied by,

(3)  the enhanced death benefit immediately before the surrender.

Once the last value is set for the enhanced death benefit, it will not be recalculated. The last value is set for the 5 Year option prior to the Annuitant's 71st birthday or on the first 5th anniversary if the Contract is purchased on or after the Annuitant's age 65. The last value is set for the 1 Year option on the Contract anniversary prior to the Annuitant's age 80. After the Annuitant reaches age 80, this enhanced death benefit provision expires.

All other basic death benefits as described in this prospectus continue to apply. The largest death benefit under any of these provisions will be paid.

The cost of an enhanced death benefit option is reflected in the mortality and expense risk charge.

                                                               Death benefit  25

ELECTION AND EFFECTIVE DATE OF ELECTION

The Owner may elect to have the death benefit of the Contract applied under one of four settlement options to effect an annuity for the Beneficiary as payee after the death of the Annuitant. The election must take place:

(1) during the lifetime of the Annuitant, and

(2) before the annuity payments start.

If no election of a settlement option for the death benefit is in effect on the date when proceeds become payable, the Beneficiary may elect:

(1) to receive the death benefit in the form of a lump sum payment; or

(2) to have the death benefit applied under one of the settlement options.

(See "Settlement options.") If an election by the payee is not received by the Company within one month following the date proceeds become payable, the payee will be considered to have elected a lump sum payment. Either election described above may be made by filing a written election with the Company in such form as it may require. Any proper election of a method of settlement of the death benefit by the Owner will become effective on the date it is signed. However, any election will be subject to any payment made or action taken by the Company before receipt of the notice at the Company's Operations Center.

Settlement option availability may be restricted by the terms of any applicable retirement plan and any applicable legislation for any limitations or restrictions on the election of a method of settlement and payment of the death benefit.

PAYMENT OF DEATH BENEFIT

If the death benefit is to be paid in one sum to the Beneficiary, payment will be made within seven (7) days of the date:

(1) the election becomes effective, or

(2) the election is considered to become effective, and

(3) due proof of death of the Annuitant is received.

The Company may be permitted to postpone such payment from amounts payable from MONY America Variable Account A under the 1940 Act. If the death benefit is to be paid in one sum to the Successor Beneficiary, or to the estate of the deceased Annuitant, payment will be made within seven (7) days of the date due proof of the death of the Annuitant and the Beneficiary is received by the Company. Unless another election is made, the death benefit proceeds will be transferred to an interest bearing checking account. The Beneficiary may make partial or full withdrawals from such account through a checkbook provided to the Beneficiary.

26  Death benefit

9. Charges and deductions

--------------------------------------------------------------------------------

The following table summarizes the charges and deductions under the Contract (See "Summary of the Contract -- Fee tables" for more detailed information):


------------------------------------------------------------------------------------------------------------------------------------
 Deductions from Purchase Payments
------------------------------------------------------------------------------------------------------------------------------------
Tax charge                                                 Range for State and local -- 0% -- 3.50%(1).
                                                           Federal -- Currently 0% (Company reserves the right to charge in the future.)
------------------------------------------------------------------------------------------------------------------------------------
 Daily Deductions from MONY America Variable Account A
------------------------------------------------------------------------------------------------------------------------------------
Mortality & expense risk charge                            Maximum daily rate -- 0.003699%
Annual Rate deducted daily from average daily net assets   Maximum Annual rate -- 1.35%
------------------------------------------------------------------------------------------------------------------------------------
 Deductions from Fund Value
------------------------------------------------------------------------------------------------------------------------------------
Annual contract charge                                     Maximum of $50 ($30 in some states) on 30 days written notice
Current charge is $0
------------------------------------------------------------------------------------------------------------------------------------
Transaction and other charges                              Transfer charge
Transfer charge                                            Maximum of $25
Current charge is $0
------------------------------------------------------------------------------------------------------------------------------------
Surrender charge                                           See grading schedule and "Charges and deductions -- Charges
Grades from 7% to 0% of Fund Value surrendered             against fund value" for details of how it is computed.
based on a schedule.
------------------------------------------------------------------------------------------------------------------------------------
Loan interest spread                                       2.50%
------------------------------------------------------------------------------------------------------------------------------------

(1) Company currently assumes responsibility; current charge to Owner 0%.

The following provides additional details of the charges and deductions under the Contract.

The amount of the charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, the surrender charge we collect may not fully cover all of the sales and distribution expenses we actually incur. We also may realize a profit on one or more of the charges. We may use such profits for any corporate purpose, including the payment of sales expenses.

DEDUCTIONS FROM PURCHASE PAYMENTS

Deductions may be made from Purchase Payments for a charge for state and local premium or similar taxes prior to allocation of any Net Purchase Payment among the subaccounts. Currently, the Company makes no deduction, but may do so with respect to future Purchase Payments. If the Company is going to make deductions for such tax from future Purchase Payments, it will give 30 days notice to each affected Owner.

CHARGES AGAINST FUND VALUE


DAILY DEDUCTION FROM MONY AMERICA VARIABLE ACCOUNT A



MORTALITY AND EXPENSE RISK CHARGE. The Company assumes mortality and expense risks. A charge for assuming such risks is deducted daily from the net assets of MONY America Variable Account A. This daily charge from MONY America Variable Account A is deducted at a current daily rate equivalent to an annual rate of 1.35% from the value of the net assets of MONY America Variable Account A. The rate is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.35% from the value of the net assets of MONY America Variable Account A. The charge is deducted from MONY America Variable Account A, and therefore the subaccounts, on each Business Day. The mortality and expense risk charges will not be deducted from the Guaranteed Interest Account with Market Value Adjustment. Where the previous day (or days) was not a Business Day, the deduction currently on the next Business Day will be 0.003699% (guaranteed not to exceed 0.003699%) multiplied by the number of days since the last Business Day.



The Company believes that this level of charge is within the range of industry practice for comparable individual flexible payment variable annuity contracts.



The mortality risk assumed by the Company is that Annuitants may live for a longer time than projected. If that occurs, an aggregate amount of annuity benefits greater than that projected will be payable. In making this projection, the Company has used the mortality rates from the 1983 Table "a" (discrete functions without projections for future mortality), with 3.50% interest. The expense risk assumed is that expenses incurred in issuing and administering the Contracts will exceed the administrative charges provided in the Contracts.



                                                      Charges and deductions  27

If the amount of the charge exceeds the amount needed, the excess will be kept by the Company in its General Account. If the amount of the charge is inadequate, the Company will pay the difference out of its General Account.

DEDUCTIONS FROM FUND VALUE

ANNUAL CONTRACT CHARGE. The Company has primary responsibility for the administration of the Contract and MONY America Variable Account A. An annual contract charge helps to reimburse the Company for administrative expenses related to the maintenance of the Contract. Ordinary administrative expenses expected to be incurred include premium collection, recordkeeping, processing death benefit claims and surrenders, preparing and mailing reports, and overhead costs. In addition, the Company expects to incur certain additional administrative expenses in connection with the issuance of the Contract, including the review of applications and the establishment of Contract records.

The Company intends to administer the Contract itself through an arrangement whereby it may buy some administrative services from AXA Equitable and such other sources as may be available.

Currently, there is no annual contract charge. The Company may in the future impose an annual contract charge. The charge will never, however, exceed $50. The Owner will receive a written notice 30 days in advance of any change in the charge. Any applicable charge will be assessed once per year on the contract anniversary, starting on the first contract anniversary.

If imposed, the annual contract charge is deducted from the Fund Value on each Contract Anniversary before the date annuity payments start.

The amount of the charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount of MONY America Variable Account A in the same proportion that the Fund Value in those accounts bears to the Fund Value of the Contract. The Company does not expect to make any profit from the annual contract charge.

TRANSFER CHARGE. Contract value may be transferred among the subaccounts or to or from the Guaranteed Interest Account with Market Value Adjustment and one or more of the subaccounts (including transfers made by telephone, if permitted by the Company). The Company reserves the right to impose a transfer charge for each transfer instructed by the Owner in a Contract year. The transfer charge compensates the Company for the costs of effecting the transfer. The transfer charge will not exceed $25 (except for contracts issued in the states of South Carolina and Texas where it will not exceed $10). The Company does not expect to make a profit from the transfer charge. If imposed, the transfer charge will be deducted from the Contract's Fund Value held in the subaccount(s) or from the Guaranteed Interest Account with Market Value Adjustment from which the first transfer is made.

SURRENDER CHARGE. A contingent deferred sales charge (called a "surrender charge") will be imposed when a full or partial surrender is requested or at the start of annuity benefits if it is during the first eight years of the contract.

The surrender charge will never exceed 7% of total Fund Value. The surrender charge is intended to reimburse the Company for expenses incurred in distributing the Contract. To the extent such charge is insufficient to cover all distribution costs, the Company will make up the difference. The Company will use funds from its General Account, which may contain funds deducted from MONY America Variable Account A to cover mortality and expense risks borne by the Company. (See "Charges against fund value -- Mortality and expense risk charge.")

We impose a surrender charge when a full or partial surrender is made during the first eight contract years, except as provided below.

A surrender charge will not be imposed:

(1)  Against Fund Value surrendered after the eighth Contract Year.

(2) To the extent necessary to permit the Owner to obtain an amount equal to the free partial surrender amount (See "Free partial surrender amount").

(3) If the Contract is surrendered after the third Contract Year and the surrender proceeds are paid under either Settlement Option 3 or Settlement Option 3A (See "Settlement options"). The elimination of a Surrender Charge in this situation does not apply to contracts issued in the State of Texas.

In no event will the aggregate surrender charge exceed 7% of the Fund Value. Further, in no event will the surrender charges imposed, when added to any surrender charges previously paid on the Contract, exceed 9% of aggregate Purchase Payments made to date for the Contract.



The Owner may specify whether he/she wants the surrender charge to be deducted from the amount requested for surrender or the Fund Value remaining. If not specified or if the Fund Value remaining is not sufficient, then the surrender charge will be deducted from the amount requested for surrender. If it is specified that the surrender charge will come from the remaining Fund Value and it is sufficient, then the Company will determine the appropriate amount to be surrendered in order to pay the surrender charge. Any surrender charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount of MONY America Variable Account A in the same proportion that the amount of the partial surrender allocated against those accounts bears to the total amount of the partial surrender.



If any surrender from the Guaranteed Interest Account with Market Value Adjustment occurs prior to the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges.

No surrender charge will be deducted from Death Benefits except as described in "Death benefit."

If a MONY Master variable annuity contract issued by MONY Life Insurance Company of America has been exchanged for this Contract, a separate effective date was assigned to this Contract by endorsement for purposes of determining the amount of any surrender charge. The surrender charge effective date of this Contract with the endorse-

28  Charges and deductions
ment is the effective date of the MONY Master variable annuity contract. Your agent can provide further details.

A separate surrender charge effective date does not apply in states where the endorsement has not been approved. We reserve the right to disallow exchanges for this Contract at any time.

AMOUNT OF SURRENDER CHARGE. The amount of the surrender charge is equal to a varying percentage of Fund Value during the first 8 Contract Years. The percentage is determined by multiplying the surrender charge percentage for the Contract Year by the amount of Fund Value requested as follows:

------------------------------------------------------
 Surrender Charge Percentage Table
------------------------------------------------------
Contract Year                Surrender Charge (as a
                             percentage of Fund Value
                             surrendered)
------------------------------------------------------
1                            7%
------------------------------------------------------
2                            7
------------------------------------------------------
3                            6
------------------------------------------------------
4                            6
------------------------------------------------------
5                            5
------------------------------------------------------
6                            4
------------------------------------------------------
7                            3
------------------------------------------------------
8                            2
------------------------------------------------------
9 (or more)                  0
------------------------------------------------------

The amount of the surrender charge is in addition to any applicable Market Value Adjustment that may be made if the surrender is made from Fund Value in the Guaranteed Interest Account with Market Value Adjustment. (See "Guaranteed Interest Account with Market Value Adjustment -- Surrenders" for further details.)

FREE PARTIAL SURRENDER AMOUNT. The surrender charge may be reduced by using the free partial surrender amount provided for in the Contract. The surrender charge will not be deducted in the following circumstances:

(1) For Qualified Contracts, (other than Contracts issued for IRA and SEP-IRA), an amount each Contract Year up to the greater of:



    (a) $10,000 (but not more than the Contract's Fund Value), or

    (b) 10% of the Contract's Fund Value at the beginning of the Contract Year (except, if the surrender is requested during the first Contract Year, then 10% of the Contract's Fund Value at the time the first surrender is requested).

(2) For Non-Qualified Contracts (and Contracts issued for IRA and SEP-IRA), an amount up to 10% of the Fund Value at the beginning of the Contract Year (except, if the surrender is requested during the first Contract Year, then 10% of the Contract's Fund Value at the time the first surrender is requested) may be received in each Contract Year without a surrender charge.



Free partial surrenders may only be made to the extent Cash Value in the subaccounts and/or Guaranteed Interest Account is available. For example, the Fund Value in MONY America Variable Account A could decrease (due to unfavorable investment experience) after part of the 10% was withdrawn. In that case it is possible that there may not be enough Cash Value to provide the remaining part of the 10% free partial surrender amount.

Contract Fund Value here means the Fund Value in the subaccounts (and the Guaranteed Interest Account with Market Value Adjustment not the Loan Account). This reduction of surrender charge does not affect any applicable Market Value Adjustment that may be made if the surrender is made from Fund Value in the Guaranteed Interest Account with Market Value Adjustment. (See "Guaranteed Interest Account with Market Value Adjustment -- Surrenders" and the prospectus for the Guaranteed Interest Account with Market Value Adjustment which accompanies this prospectus for further details.)

TAXES

Currently, no charge will be made against MONY America Variable Account A for federal income taxes. However, the Company may make such a charge in the future if income or gains within MONY America Variable Account A will incur any federal income tax liability. Charges for other taxes, if any, attributable to MONY America Variable Account A may also be made. (See "Federal tax status".)

INVESTMENT ADVISORY FEE



Each portfolio in which the MONY America Variable Account A invests incurs certain fees and charges. To pay for these fees and charges, the portfolio makes deductions from its assets. Certain portfolios available under the contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. The portfolio expenses are described more fully in each Fund prospectus.



We sell the Contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of the Company. We pay commissions to the broker-dealers for selling the Contracts. You do not directly pay these commissions, we do. We intend to recover commissions, marketing, administrative and other expenses and the cost of Contract benefits through the fees and charges imposed under the Contracts. (See "Distribution of the contracts" for more information.)

                                                      Charges and deductions  29

10. Annuity provisions

--------------------------------------------------------------------------------

ANNUITY PAYMENTS

Annuity payments under a Contract will begin on the date that is selected by the Owner when the Contract is applied for. The date chosen for the start of annuity payments may be:

(1) no earlier than the 10th Contract Anniversary, and

(2) no later than the Contract Anniversary after the Annuitant's 95th birthday.

The minimum number of years from the Effective Date to the start of annuity payments is 10. The date when annuity payments start may be:

(1) Advanced to a date that is not earlier than the 10th Contract Anniversary.

(2) Deferred from time to time by the Owner by written notice to the Company.

The date when annuity payments start will be advanced or deferred if:

(1) Notice of the advance or deferral is received by the Company prior to the current date for the start of annuity payments.

(2) The new start date for annuity payments is a date which is not later than the Contract Anniversary after the Annuitant's 95th birthday.

A particular retirement plan may contain other restrictions.

When annuity payments begin, unless Settlement Option 3 or 3A is elected, the Contract's Cash Value, less any tax charge which may be imposed, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. If Settlement Option 3 or 3A is elected, the Contract's Fund Value (less any state taxes imposed when annuity payments begin) will be applied to provide an annuity.

A supplementary contract will be issued when proceeds are applied to a settlement option. That contract will describe the terms of the settlement. No payments may be requested under the Contract's surrender provisions after annuity payments start. No surrender will be permitted except as may be available under the settlement option elected.

For Contracts issued in connection with retirement plans, reference should be made to the terms of the particular retirement plan for any limitations or restrictions on when annuity payments start.

ELECTION AND CHANGE OF SETTLEMENT OPTION

During the lifetime of the Annuitant and prior to the start of annuity payments, the Owner may elect:

o one or more of the settlement options described below, or

o another settlement option as may be agreed to by the Company.

The Owner may also change any election if written notice of the change is received by the Company at its Operation Center prior to the start of annuity payments. If no election is in effect when annuity payments start, a lump sum payment will be considered to have been elected. For contracts issued in the State of Texas, if no election is in effect when annuity payments start, Settlement Option 3 with a period certain of 10 years will be considered to have been elected.



Settlement options may also be elected by the Owner or the Beneficiary as provided in the "Death benefit" and "Surrenders" sections of this prospectus. (See "Death benefit" and "Surrenders").



Where applicable, reference should be made to the terms of a particular retirement plan and any applicable legislation for any limitations or restrictions on the options that may be elected.

SETTLEMENT OPTIONS

Proceeds settled under the settlement options listed below or otherwise currently available will not participate in the investment experience of the MONY America Variable Account A. Unless you select Settlement Option 1, the settlement option may not be changed once payments begin.

SETTLEMENT OPTION 1 -- INTEREST INCOME: Interest on the proceeds at a rate (not less than 2.75% per year) set by the Company each year. The Option will continue until the earlier of the date that the payee dies or the date you elect another settlement option. Under certain contracts, this option is not available if the Annuitant is the payee.

SETTLEMENT OPTION 2 -- INCOME FOR SPECIFIED PERIOD: Fixed monthly payments for a specified period of time, as elected. The payments may, at the Company's option, be increased by additional interest each year.

SETTLEMENT OPTION 3 -- SINGLE LIFE INCOME: Payments for the life of the payee and for a period certain. The period certain may be (a) 0 years, 10 years, or 20 years, or (b) the period required for the total income payments to equal the proceeds (refund period certain). The amount of the income will be determined by the Company on the date the proceeds become payable.

SETTLEMENT OPTION 3A -- JOINT LIFE INCOME: Payments during the joint lifetime of the payee and one other person, and during the lifetime of the survivor. The survivor's monthly income may be equal to either (a) the income payable during the joint lifetime or (b) two-thirds of that income. If a person for whom this option is chosen dies before the first monthly payment is made, the survivor will receive proceeds instead under Settlement Option 3, with 10 years certain.

SETTLEMENT OPTION 4 -- INCOME OF SPECIFIED AMOUNT: Income, of an amount chosen, for as long as the proceeds and interest last. The amount chosen to be received as income in each year may not be less than 10 percent of the proceeds settled. Interest will be credited annually on the amount remaining unpaid at a rate determined annually by the Company. This rate will not be less than 2.75% per year.

The Contract contains annuity payment rates for Settlement Options 3 and 3A described in this Prospectus. The rates show, for each $1,000

30  Annuity provisions
applied, the dollar amount of the monthly fixed annuity payment, when this payment is based on minimum guaranteed interest as described in the Contract.

The annuity payment rates may vary according to the Settlement Option elected and the age of the payee. The mortality table used in determining the annuity payment rates for Settlement Options 3 and 3A is the 1983 Table "a" (discrete functions, without projections for future mortality), with 3.50% interest per year.

Under Settlement Option 3, if income based on the period certain elected is the same as the income provided by another available period or periods certain, the Company will consider the election to have been made of the longest period certain.

In Qualified Plans, settlement options available to Owners may be restricted by the terms of the plans.

FREQUENCY OF ANNUITY PAYMENTS

At the time the settlement option is chosen, the payee may request that it be paid:

o Quarterly:

o Semiannually: or

o Annually

If the payee does not request a particular installment payment schedule, the payments will be made in monthly installments. However, if the net amount available to apply under any settlement option is less than $1,000, the Company has the right to pay such amount in one lump sum. In addition, if the payments provided for would be less than $25, the Company shall have the right to change the frequency of the payments to result in payments of at least $25.

ADDITIONAL PROVISIONS

The Company may require proof of the age of the Annuitant before making any life annuity payment under the Contract. If the Annuitant's age has been misstated, the amount payable will be the amount that would have been provided under the settlement option at the correct age. Once life income payments begin, any underpayments will be made up in one sum with the next annuity payment. Overpayments will be deducted from the future annuity payments until the total is repaid.

For contracts issued in the State of Washington, any underpayment by the Company will be paid in a single sum after the correction of the misstatement.

The Contract must be returned to the Company upon any settlement. Prior to any settlement of a death claim, proof of the Annuitant's death must be submitted to the Company.

Where any benefits under the Contract are contingent upon the recipient's being alive on a given date, the Company requires proof satisfactory to it that such condition has been met.

The Contracts described in this prospectus contain annuity payment rates that distinguish between men and women. On July 6, 1983, the Supreme Court held in Arizona Governing Committee v. Norris that optional annuity benefits provided under an employer's deferred compensation plan could not, under Title VII of the Civil Rights Act of 1964, vary between men and women on the basis of sex. Because of this decision, the annuity payment rates that apply to Contracts purchased under an employment-related insurance or benefit program may in some cases not vary on the basis of the Annuitant's sex. Unisex rates to be provided by the Company will apply for Qualified Plans.

Employers and employee organizations should consider, in consultation with legal counsel, the impact of Norris, and Title VII, generally and any comparable state laws that may apply, on any employment-related plan for which a Contract may be purchased.

The Contract is incontestable from its date of issue.

GUARANTEED INTEREST ACCOUNT AT ANNUITIZATION



On the Annuity Starting Date, the Contract's Cash Value, including the Cash Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. No Market Value Adjustment will apply at annuitization if the owner elects Settlement Option 3 or 3A. For more information about annuitization and annuity options, please refer to the Contract.



                                                          Annuity provisions  31

11. Other provisions

--------------------------------------------------------------------------------

OWNERSHIP

The Owner has all rights and may receive all benefits under the Contract. During the lifetime of the Annuitant (and Secondary Annuitant if one has been named), the Owner is the person so designated in the application, unless:

(1) a change in Owner is requested, or

(2) a Successor Owner becomes the Owner.

The Owner may name a Successor Owner or a new Owner at any time. If the Owner dies, the Successor Owner, if living, becomes the Owner. Any request for change must be:

(1) made in writing, and

(2) received at the Company.

The change will become effective as of the date the written request is signed. A new choice of Owner or Successor Owner will apply to any payment made or action taken by the Company after the request for the change is received. Owners should consult a competent tax adviser prior to changing Owners.

--------------------------------------------------------------------------------
SUCCESSOR OWNER -- The living person who, at the death of the Owner, becomes the new Owner.

--------------------------------------------------------------------------------


PROVISION REQUIRED BY SECTION 72(S) OF THE CODE

The interest under a Non-Qualified Contract must be distributed within five years after the Owner's death if:

(1) the Owner dies

    (a) before the start of annuity payments, and

    (b) while the Annuitant is living; and

(2) that Owner's spouse is not the Successor Owner as of the date of the Owner's death.

Satisfactory proof of death must be provided to the Company.

The surrender proceeds may be paid over the life of the Successor Owner if:

(1) the Successor Owner is the Beneficiary, and

(2) the Successor Owner chooses that option.

Payments must begin no later than one year after the date of death. If the Successor Owner is a surviving spouse, then the surviving spouse will be treated as the new Owner of the Contract. Under such circumstances, it is not necessary to surrender the Contract.

However, under the terms of the Contract, if the spouse is not the Successor
Owner:

(1) the Contract will be surrendered as of the date of death, and

(2) the proceeds will be paid to the Beneficiary.

This provision shall not extend the term of the Contract beyond the date when death proceeds become payable.

If the Owner dies on or after annuity payments start, any remaining portion of the proceeds will be distributed using a method that is at least as quick as the one used as of the date of the Owner's death.

PROVISION REQUIRED BY SECTION 401(A)(9) OF THE CODE

The entire interest of a Qualified Plan participant in the Contract generally will begin to be distributed no later than the required beginning date. For this purpose "Qualified Plans" include those intended to qualify under Sections 401 and 408 of the Code. Distribution will occur either by or beginning not later than April 1 of the calendar year following the calendar year the Qualified Plan Participant attains age 70-1/2. The interest is distributed:

(1) over the life of such Participant, or

(2) the lives of such Participant and designated Beneficiary.

If (i) required minimum distributions have begun, and (ii) the Participant dies before the Owner's entire interest has been distributed to him/her, the remaining distributions will be made using a method that is at least as rapid as that used as of the date of the Participant's death. The Contract generally will be surrendered as of the Participant's death if:

(1) the Participant dies before the start of such distributions, and

(2) there is no designated Beneficiary.

The surrender proceeds generally must be distributed within 5 years after the date of death. But, the surrender proceeds may be paid over the life of any designated Beneficiary at his/her option. In such case, distributions will begin not later than one year after the December 31 following the Participant's death. If the designated Beneficiary is the surviving spouse of the Participant, distributions will begin not earlier than the December 31 following the date on which the Participant would have attained age 70-1/2. If the surviving spouse dies before distributions to him/her begin, the provisions of this paragraph shall be applied as if the surviving spouse were the Participant. If the Plan is an IRA under Section 408 of the Code, the surviving spouse may elect to forgo distribution and treat the IRA as his/her own plan. Although the lifetime required minimum distribution rules do not apply to Roth IRAs under Section 408A of the Code, the post-death distribution rules apply.

It is the Owner's responsibility to assure that distribution rules imposed by the Code will be met. The Owner should consider the effect of recent revisions to the distribution rules which could increase the minimum distribution amount required from annuity contracts funding Qualified Plans where certain additional benefits are purchased under the contract, such as enhanced death benefits. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits.

32  Other provisions

The Owner may want to consult a tax advisor concerning the potential application of these complex rules before purchasing this annuity contract or purchasing additional features under this annuity contract.

SECONDARY ANNUITANT

Except where the Contract is issued in connection with a Qualified Plan, a Secondary Annuitant may be designated by the Owner. Such designation may be made once before annuity payments begin, either:

(1)  in the application for the Contract, or

(2) after the Contract is issued, by written notice to the Company at its Operations Center.

The Secondary Annuitant may be deleted by written notice to the Company at its Operations Center. A designation or deletion of a Secondary Annuitant will take effect as of the date the written election was signed. The Company, however, must first accept and record the change at its Operations Center. The change will be subject to:

(1)  any payment made by the Company, or

(2) action taken by the Company before the receipt of the notice at the Company's Operations Center.

You cannot change the Secondary Annuitant, but you can delete the Secondary Annuitant.

The Secondary Annuitant will be deleted from the Contract automatically by the Company as of the Contract Anniversary following the Secondary Annuitant's 95th birthday.

On the death of the Annuitant, the Secondary Annuitant will become the Annuitant, under the following conditions:

(1) the death of the Annuitant must have occurred before the Annuity starting date;

(2)  the Secondary Annuitant is living on the date of the Annuitant's death;

(3) if the Annuitant was the Owner on the date of death, the Successor Owner must have been the Annuitant's spouse; and

(4) if the date annuity payments start is later than the Contract Anniversary nearest the Secondary Annuitant's 95th birthday, the date annuity payments start will be automatically advanced to that Contract Anniversary.

EFFECT OF SECONDARY ANNUITANT'S BECOMING THE ANNUITANT. If the Secondary Annuitant becomes the Annuitant, the Death Benefit proceeds will be paid to the Beneficiary only on the death of the Secondary Annuitant. If the Secondary Annuitant was the Beneficiary on the Annuitant's death, the Beneficiary will be automatically changed to the person who was the successor Beneficiary on the date of death. If there was no successor Beneficiary, then the Secondary Annuitant's executors or administrators, unless the Owner directed otherwise, will become the Beneficiary. All other rights and benefits under the Contract will continue in effect during the lifetime of the Secondary Annuitant as if the Secondary Annuitant were the Annuitant.

ASSIGNMENT

The Owner may assign the Contract. However, the Company will not be bound by any assignment until the assignment (or a copy) is received by the Company at its Administrative Office. The Company is not responsible for determining the validity or effect of any assignment. The Company shall not be liable for any payment or other settlement made by the Company before receipt of the assignment.

If the Contract is issued under certain retirement plans, then it may not be assigned, pledged or otherwise transferred except under conditions allowed under applicable law.

Because an assignment may be a taxable event, a Owner should consult a competent tax adviser before assigning the Contract.

CHANGE OF BENEFICIARY

So long as the Contract is in effect the Owner may change the Beneficiary or successor Beneficiary. A change is made by submitting a written request to the Company at its Operations Center. The form of the request must be acceptable to the Company. The Contract need not be returned unless requested by the Company. The change will take effect as of the date the request is signed. The Company will not, however, be liable for any payment made or action taken before receipt and acknowledgement of the request at its Operations Center.

SUBSTITUTION OF SECURITIES

The Company may substitute shares of another mutual fund for shares of the Funds already purchased or to be purchased in the future by Contract Purchase Payments if:

(1) the shares of any portfolio of the Funds is no longer available for investment by MONY America Variable Account A, or

(2) in the judgment of the Company's Board of Directors, further investment in shares of one or more of the portfolios of the Funds is inappropriate based on the purposes of the Contract.

The new portfolios may have higher fees and charges than the ones they replaced, and not all portfolios may be available to all classes of Contracts. We will notify you before we substitute securities in any subaccount, and, to the extent required by law, we will obtain prior approval from the Securities and Exchange Commission and the Arizona Insurance Department. We also will obtain any other required approvals (See "Who is MONY Life Insurance Company of America -- MONY America Variable Account A" for more information about changes we may make to the subaccounts).

CHANGES TO CONTRACTS

The Company reserves the right, subject to compliance with laws that apply, to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.

CHANGE IN OPERATION OF MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A may be operated as a management company under the 1940 Act or it may be deregistered under the

                                                            Other provisions  33

1940 Act in the event the registration is no longer required, or MONY America Variable Account A may be combined with any of other subaccounts.

Deregistration of MONY America Variable Account A requires an order by the Securities and Exchange Commission. If there is a change in the operation of MONY America Variable Account A under this provision, the Company may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

34  Other provisions

12. Voting rights

--------------------------------------------------------------------------------

All of the assets held in the subaccounts of MONY America Variable Account A will be invested in shares of the designated portfolios of the Funds. The Company is the legal holder of these shares.

To the extent required by law, the Company will vote the shares of each of the Funds held in MONY America Variable Account A (whether or not attributable to Contract holders). We will determine the number of votes which you have the right to cast by applying your percentage interest in a subaccount to the total number of votes attributable to that subaccount. In determining the number of votes, we will recognize fractional shares.

We will vote portfolio shares of a class held in a subaccount for which we received no timely instructions in proportion to the voting instructions which we received for all Contracts participating in that subaccount. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the number of votes eligible to be cast.

Whenever a Fund calls a shareholder's meeting, each person having a voting interest in a subaccount will receive proxy voting material, reports, and other materials relating to the relevant portfolio. Since each Fund may engage in shared funding, other persons or entities besides the Company may vote Fund shares.

                                                               Voting rights  35

13. Distribution of the Contracts


--------------------------------------------------------------------------------



The Contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of the securities issued with respect to MONY America Variable Account A.+ The offering of the Contracts is intended to be continuous.

AXA Advisors, and AXA Distributors are affiliates of the Company and are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other of the company's life and annuity products. As of June 6, 2005, registered representatives of MONY Securities Corporation became registered representatives of AXA Advisors.

The Contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

The Company pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from the Company to individual financial professionals or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial professionals as commissions related to the sale of the Contracts.

Sales compensation paid by the Company to the Distributors will generally not exceed 6.50% of the total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the Fund Value of the Contracts. The Distributors, in turn, may pay their financial professionals and/or Selling broker-dealers either all or a portion of the sales compensation that they receive. The sales compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company and/or its products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or Purchase Payments attributable to Contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company's products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of particular products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the Contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of the Company's products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensa- tion of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of the Company's products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you


----------------------


+ Prior to June 6, 2005, MONY Securities Corporation served as both the distributor and principal underwriter of the Contracts.



36  Distribution of the Contracts
products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products, which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although the Company takes all of its costs into account in establishing the level of fees and expenses in its products, any sales compensation paid by the Company to the Distributors will not result in any separate charge to you under your Contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



                                               Distribution of the Contracts  37

14. Federal tax status

--------------------------------------------------------------------------------

INTRODUCTION

The Contract described in this prospectus is designed for use in connection with certain types of Qualified Plans and on a nonqualified basis. The ultimate effect of federal income taxes on

o the value of the Contract's Fund Value,

o annuity payments,

o death benefit, and

o economic benefit to the Owner, Annuitant, and the Beneficiary may depend upon

o the type of retirement plan for which the Contract is purchased, and

o the tax and employment status of the individual concerned.



The following discussion of the treatment of the Contract and of the Company under the federal income tax laws is general in nature. The discussion is based on the Company's understanding of current federal income tax laws, and is not intended as tax advice. These federal income tax laws may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a Contract. We cannot predict what, if any legislation will actually be proposed or enacted. Any person considering the purchase of a Contract should consult a qualified tax adviser. Additional information of the treatment of the Contract under federal income tax laws is contained in the Statement of Additional Information. The Company does not make any guarantee regarding any tax status, federal, state, or local, of any Contract or any transaction involving the Contract.



TAXATION OF ANNUITIES IN GENERAL

The Contract described in this prospectus is designed for use in connection with Qualified Plans and on a nonqualified basis. All or a portion of the contributions to such plans will be used to make Purchase Payments under the Contract. In general, contributions to Qualified Plans and income earned on contributions to all plans are tax-deferred until distributed to plan participants or their beneficiaries. Such tax deferral is not, however, available for Non-Qualified Contracts if the Owner is other than a natural person unless the contract is held as an agent for a natural person. Annuity payments made under a Contract are generally taxable to the Annuitant as ordinary income except to the extent of:

o Participant after-tax contributions (in the case of Qualified Plans), or

o Owner contributions (in the case of Non-Qualified Contracts).

Owners, Annuitants, and Beneficiaries should seek advice from their own tax advisers about the tax consequences of distributions, withdrawals and payments under Non-Qualified Contracts and under any Qualified Plan in connection with which the Contract is purchased. For Qualified Contracts, among other things individuals should discuss with their tax advisors are the "required minimum distribution rules" which generally require distributions to be made after age 70-1/2 and after death, including requirements applicable to the calculation of such required distributions from annuity contracts funding Qualified Plans.

Federal tax law imposes requirements for determining the amount includable in gross income with respect to distributions not received as an annuity. Distributions include, but are not limited to, transfers, including gratuitous transfers, and pledges of the contract are treated the same as distributions. Distributions from all annuity contracts issued during any calendar year by the same company (or an affiliate) to the Owner (other than those issued to qualified retirement plans) in the same year will be treated as distributed from one annuity contract. The IRS is given power to prescribe additional rules to prevent avoidance of this rule through serial purchases of contracts or otherwise. None of these rules affects Qualified Plans.

The Company will withhold and remit to the United States Government and, where applicable, to state and local governments, part of the taxable portion of each distribution made under a Contract unless the Owner or Annuitant

(1) provides his or her taxpayer identification number to the Company, and

(2) notifies the Company that he or she chooses not to have amounts withheld.

Distributions of plan benefits from qualified retirement plans, other than traditional individual retirement arrangements ("traditional IRAs"), generally will be subject to mandatory federal income tax withholding unless they either are:

(1) Part of a series of substantially equal periodic payments (at least annually) for

    (a) the participant's life or life expectancy,

    (b) the joint lives or life expectancies of the participant and his/ her beneficiary,

    (c) or a period certain of not less than 10 years;

(2) Required minimum distributions; or

(3) Qualifying hardship distributions.

The withholding can be avoided if the participant's interest is directly rolled over by the old plan to another eligible retirement plan, including an IRA. A direct rollover transfer to the new plan can be made only in accordance with the terms of the old plan.

Under the generation skipping transfer tax, the Company may be liable for payment of this tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the death benefit proceeds.

38  Federal tax status

RETIREMENT PLANS

Aside from Contracts purchased on a nonqualified basis the Contract described in this prospectus currently is designed for use with the following types of retirement plans:

(1) Pension and Profit Sharing Plans established by business employers and certain associations, as permitted by Sections 401(a) and 401(k) of the Code, including those purchasers who would have been covered under the rules governing H.R. 10 (Keogh) Plans;

(2) Individual Retirement Annuities permitted by Section 408(b) of the Code, including Simplified Employee Pensions established by employers pursuant to
     Section 408(k);

(3)  Roth IRAs permitted by Section 408A of the Code; and

(4) Deferred compensation plans provided by certain governmental entities and tax-exempt organizations under Section 457.

The tax rules applicable to participants in such retirement plans vary according to the type of plan and its terms and conditions. Therefore, no attempt is made here to provide more than general information about the use of the Contract with the various types of retirement plans. Participants in such plans as well as Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under these plans are subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The Company will provide purchasers of Contracts used in connection with Individual Retirement Annuities with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency. Any person contemplating the purchase of a Contract should consult a qualified tax adviser.

TAX TREATMENT OF THE COMPANY

Under existing federal income tax laws, the income of MONY America Variable Account A, to the extent that it is applied to increase reserves under the Contract, is substantially nontaxable to the Company.

                                                          Federal tax status  39

15. Additional information and incorporation of certain information by reference

--------------------------------------------------------------------------------



This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The omitted information may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission, or by accessing the SEC's website at www.sec.gov.



For further information with respect to the Company and the Contracts offered by this prospectus, including the Statement of Additional Information (which includes applicable financial statements), Owners and prospective investors may also contact the Company at its address or phone number set forth on the cover of this prospectus for requesting such statement. The Statement of Additional Information is available from the Company without charge.



The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Guaranteed Interest Account with Market Value Adjustment (the "Registration Statement"). This prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement. Please see the Registration Statement for additional information concerning the Guaranteed Interest Account with Market Value Adjustment.

The Company's annual report on Form 10-K for the year ended December 31, 2006 is hereby incorporated into this prospectus by reference. Please refer to Form 10-K for a description of the Company and its business, including financial statements. The Company intends to send Owners account statements and other such legally-required reports. The Company does not anticipate such reports will include periodic financial statements or information concerning the Company.

The Company's Annual Report on Form 10-K for the year ended December 31, 2006 is considered to be a part of this prospectus because it is incorporated by reference.



Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.



We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000835357. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.



Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to MONY Life Insurance Company of America, 1290 Avenue of the Americas, New York, New York 10104, Attention: Corporate Secretary (telephone: (212) 554-1234). You can also find our annual report on Form 10-K on our website at www.axa-financial.com.

40 Additional information and incorporation of certain information by reference

16. Legal proceedings

--------------------------------------------------------------------------------

MONY Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to an Owner's interest in MONY America Variable Account A, nor would any of these proceedings be likely to have a material adverse effect upon MONY America Variable Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

                                                           Legal proceedings  41

17. Financial statements

--------------------------------------------------------------------------------

The audited financial statements of MONY America Variable Account A and the Company are set forth in the Statement of Additional Information.



These financial statements have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The financial statements of the Company should be considered only as bearing upon the ability of the Company to meet its obligations under the Contracts. You should not consider the financial statements of the Company as affecting investment performance of assets in the Variable Account. PricewaterhouseCoopers LLP also provides independent audit services and certain other non-audit services to the Company as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.



42  Financial statements

Appendix A -- Condensed financial information

--------------------------------------------------------------------------------

                     MONY LIFE INSURANCE COMPANY OF AMERICA
                         MONY AMERICA VARIABLE ACCOUNT A
                            ACCUMULATION UNIT VALUES


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                        Dec 31,    Dec. 31,   Dec. 31,      Dec 31,    Dec. 31,    Dec. 31,    Dec 31,    Dec. 31,
              Subaccount                 2006       2005       2004          2003       2002        2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value                   $16.09     $14.40      $13.80        $12.60     $  --       $  --       $  --       $  --
AIM V.I. Mid Cap Core Equity            15.99      14.57       13.72         12.22        --          --          --          --
Alger American Mid Cap Growth           14.60      13.43       12.40         11.11       7.62         --          --          --
Dreyfus Stock Index Fund, Inc.          10.30       9.04        8.75          8.01       6.33        8.26        8.68       10.66
EQ/Bond Index                           12.70      12.40       12.45         12.42      12.19       11.30       10.63        9.90
EQ/Boston Advisors Equity Income        14.51      12.68       12.10         10.41       8.33        9.90       10.77       10.70
EQ/Calvert Socially Responsible          7.80         --          --            --        --          --          --          --
EQ/Caywood-Scholl High Yield            14.58      13.69       13.51         12.48      10.32       10.30        9.81       10.25
EQ/Enterprise Moderate Allocation       10.57       9.73        9.37          8.75       7.34        9.44       10.42       10.75
EQ/GAMCO Mergers and Acquisitions       12.93      11.69       11.33         10.90        --          --          --          --
EQ/GAMCO Small Company Value            23.75      20.26       19.68         16.50      12.17       13.59        9.98       12.94
EQ/Government Securities                12.19      11.92       11.93         11.93      11.89       11.30       10.71        9.92
EQ/International Growth                 12.69      10.24        9.18          8.84       6.85        8.61        9.31       14.82
EQ/JP Morgan Core Bond                  13.06         --          --            --        --          --          --          --
EQ/Long Term Bond                       13.78      13.68       13.46         12.64      12.22       10.86       10.86        9.07
EQ/Lord Abbett Growth and Income        13.86         --          --            --        --          --          --          --
EQ/Lord Abbett Mid Cap Value            15.19         --          --            --        --          --          --          --
EQ/Marsico Focus                        11.42      10.58          --            --        --          --          --          --
EQ/Mercury Basic Value Equity           12.21      10.24          --            --        --          --          --          --
EQ/Money Market                         10.40      10.07          --            --        --          --          --          --
EQ/Montag & Caldwell Growth             10.10       9.49        9.12          8.88       7.69       10.15        9.30       12.94
EQ/PIMCO Real Return                    11.14      11.25       11.31         10.94      10.50         --          --          --
EQ/Short Duration Bond                  10.31      10.05       10.05         10.02        --          --          --          --
EQ/Small Company Growth                 18.57      17.07       16.08         14.49      11.93       15.92        8.96       16.69
EQ/TCW Equity                            9.75      10.30       10.04          8.96       5.94        8.53        9.28       11.39
EQ/UBS Growth and Income                13.06      11.60       10.79          9.66       7.67       10.50        9.73       12.13
Fidelity VIP Contrafund(R)              14.29      12.98       11.26          9.90       7.81        8.74        8.83       10.99
Fidelity VIP Growth                      8.20       7.79        7.47          7.33       5.60        8.13        9.22       11.42
Fidelity VIP Growth Opportunity          7.86       7.57        7.05          6.67       5.22        6.77        8.05        9.82
Franklin Income Securities              15.78      13.53       13.49         12.01        --          --          --          --
Franklin Rising Dividends Securities    15.51      13.42       13.15         12.01        --          --          --          --
Franklin Zero Coupon 2010               10.06       9.96        9.97          9.67        --          --          --          --
Janus Aspen Series Balanced             12.91      11.82       11.10         10.37       9.21        9.98       10.01       11.00
Janus Aspen Series Forty                11.14      10.32        9.27          7.95       6.68        8.03        8.32       12.89
Janus Aspen Series Mid-Cap Growth        9.11       8.13        7.33          6.16       4.62        6.50        7.33       16.22
Janus Aspen Series Worldwide Growth     10.02       8.59        8.22          7.95       6.50        8.85        7.51       13.91
Oppenheimer Global Securities           20.98      18.12       16.10         13.73        --          --          --          --
Oppenheimer Main Street(R)              15.17      13.40       12.85         11.93        --          --          --          --
PIMCO Global Bond (Unhedged)            13.46      13.04       14.15         12.97      11.49         --          --          --
ProFund VP Bear                          6.36       6.97        7.16          8.09        --          --          --          --
ProFund VP Rising Rates Opportunity      8.46       7.79        8.57          9.75        --          --          --          --
ProFund VP Ultra Bull                   19.84      16.34       16.14         13.96        --          --          --          --
Van Kampen UIF U.S. Real Estate         25.80      18.94       16.40         12.19       8.98         --          --          --



                               Appendix A -- Condensed financial information A-1

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                    Dec 31,     Dec. 31,   Dec. 31,    Dec 31,   Dec. 31,     Dec. 31,    Dec 31,
              Subaccount             Dec. 31, 2006   2005        2004       2003        2002      2001         2000        1999
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value                     396,503     478,226      484,777     244,706          --         --          --          --
AIM V.I. Mid Cap Core Equity             197,228     246,914      232,091      81,406          --         --          --          --
Alger American Mid Cap Growth            666,643     805,466      876,791     714,418     142,409         --          --          --
Dreyfus Stock Index Fund, Inc.         5,268,532   6,734,123    8,132,629   9,138,583   9,933,628 10,780,679   1,815,979   4,223,029
EQ/Bond Index                          1,426,967   1,817,673    2,268,647   2,888,171   3,839,904  3,105,420     200,073     913,085
EQ/Boston Advisors Equity Income       2,493,147   3,121,754    3,207,756   2,990,192   3,454,574  3,446,564     232,503   2,472,972
EQ/Calvert Socially Responsible          491,154          --           --          --          --         --          --          --
EQ/Caywood-Scholl High Yield           2,250,501   2,807,118    3,307,890   3,877,955   3,895,307  3,955,659     195,361   1,520,029
EQ/Enterprise Moderate Allocation      7,300,951   9,232,209   11,109,364  13,202,566  15,109,160 18,385,691   1,901,068  11,932,847
EQ/GAMCO Mergers and Acquisitions        355,264     281,983      226,652     191,335          --         --          --          --
EQ/GAMCO Small Company Value           4,619,713   6,024,921    7,075,206   7,841,899   8,512,905  8,277,605     657,017   3,513,450
EQ/Government Securities               2,245,887   3,064,357    3,800,321   4,707,320   6,205,249  4,360,797     301,304   1,488,308
EQ/International Growth                1,619,060   1,680,543    1,911,713   2,103,075   2,031,440  2,239,322     370,601   1,074,763
EQ/JP Morgan Core Bond                 1,907,446          --           --          --          --         --          --          --
EQ/Long Term Bond                      1,685,374   2,161,426    2,671,355   3,301,483   4,384,800  4,192,071     317,823   1,406,502
EQ/Lord Abbett Growth and Income       1,582,779          --           --          --          --         --          --          --
EQ/Lord Abbett Mid Cap Value           1,581,256          --           --          --          --         --          --          --
EQ/Marsico Focus                       2,697,953   3,382,866           --          --          --         --          --          --
EQ/Mercury Basic Value Equity            162,707     138,603           --          --          --         --          --          --
EQ/Money Market                        3,783,141   4,407,396           --          --          --         --          --          --
EQ/Montag & Caldwell Growth           12,014,014  16,339,010   16,012,029  18,983,764  19,728,594 22,923,973   2,143,387  16,952,783
EQ/PIMCO Real Return                     607,070     800,622      925,861     915,521     593,890         --          --          --
EQ/Short Duration Bond                   228,924     262,948      321,143     208,924          --         --          --          --
EQ/Small Company Growth                2,003,547   2,557,971    3,066,363   3,596,274   3,994,202  4,211,857     896,084   1,281,793
EQ/TCW Equity                          4,266,241   5,964,804    7,351,694   8,435,080   8,681,637 10,502,862   2,379,095   2,348,518
EQ/UBS Growth and Income               5,288,888   6,768,008    8,081,277   9,561,842  11,273,375 13,764,821   1,399,799   7,122,762
Fidelity VIP Contrafund(R)             4,132,884   4,769,384    5,109,618   5,524,076   5,965,404  6,410,695     890,303   2,355,687
Fidelity VIP Growth                    2,490,777   3,313,005    4,068,605   4,846,906   5,543,224  6,473,866     885,987   1,948,202
Fidelity VIP Growth Opportunity          723,357     952,026    1,218,904   1,472,271   1,769,095  2,122,900     405,851     913,852
Franklin Income Securities             1,032,610     924,609      587,543     241,886          --         --          --          --
Franklin Rising Dividends Securities     418,715     347,075      333,759     216,239          --         --          --          --
Franklin Zero Coupon 2010                162,850      89,888       74,658      49,680          --         --          --          --
Janus Aspen Series Balanced            3,539,301   4,375,862    5,057,432   5,892,043   6,980,943  7,262,031   1,129,356   1,933,982
Janus Aspen Series Forty               2,485,058   3,187,808    3,832,050   4,588,875   5,496,952  6,781,107     724,626   2,955,486
Janus Aspen Series Mid-Cap Growth      2,826,266   3,502,925    4,107,171   4,901,662   5,654,695  7,138,296   1,548,721   2,153,830
Janus Aspen Series Worldwide Growth    2,964,196   3,890,586    4,838,805   5,937,772   7,157,869  8,403,354   1,979,529   1,775,017
Oppenheimer Global Securities          1,058,049     995,554      764,151     262,808          --         --          --          --
Oppenheimer Main Street(R)               175,157     182,645      234,389     174,075          --         --          --          --
PIMCO Global Bond (Unhedged)             568,823     672,896      649,315     539,620     410,504         --          --          --
ProFund VP Bear                           37,753      32,469       28,387      11,301          --         --          --          --
ProFund VP Rising Rates Opportunity      195,027     263,771      345,652     205,410          --         --          --          --
ProFund VP Ultra Bull                     93,443     123,690      157,450     125,726          --         --          --          --
Van Kampen UIF U.S. Real Estate          830,713     895,698      821,517     564,946     378,684         --          --          --
------------------------------------------------------------------------------------------------------------------------------------



A-2 Appendix A -- Condensed financial information

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

MAY 1, 2007



                                                                            Page



Additional information about the Company.....................................2

About our independent registered public accounting firm......................2

Sale of the contracts........................................................2

Federal tax status...........................................................2

Financial statements.........................................................4


If you would like to receive a copy of the MONY America Variable Account A
 Statement of Additional Information, please return this request to:



     MONY Life Insurance Company of America
     Policyholder Services
     100 Madison Street
     Syracuse, New York 13202
     1-800-487-6669
     www.axaonline.com


- - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me a copy of the MONY America Variable Account A Statement of Additional Information.


--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------
City           State    Zip



333-59717                                                                X1535

SUPPLEMENT DATED MAY 1, 2007 TO THE
PROSPECTUSES DATED MAY 1, 2007 FOR

MONY CUSTOM MASTER
THE MONYMASTER

ISSUED BY:

MONY LIFE INSURANCE COMPANY OF AMERICA

This Supplement modifies certain information in each above-referenced Prospectus, Supplements to the Prospectus and Statement of Additional Information, dated May 1, 2007, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.

The purpose of this supplement is to provide you with information regarding certain Portfolio substitutions, name changes and sub-adviser changes. The Portfolios discussed below are not available in all contracts. As applicable to your contract, please note the following changes:

For MONYMaster Contracts: Only those changes discussed in Section 1.B of this Supplement apply.


CHANGES TO PORTFOLIOS OF THE EQ ADVISORS TRUST


1. PORTFOLIO NAME AND ADVISER (AND SUB-ADVISER(S), AS APPLICABLE) CHANGE -- MAY 29, 2007 AND JULY 9, 2007

     A. Effective on or about May 29, 2007, subject to regulatory approval, the following Portfolio name change as listed below will occur. Accordingly, all references to the corresponding investment option in the Prospectus are also changed.


--------------------------------------------------------------------------------
  Existing Portfolio Name    New Portfolio Name
--------------------------------------------------------------------------------
  EQ/SMALL COMPANY GROWTH    MULTIMANAGER SMALL CAP GROWTH+
--------------------------------------------------------------------------------

+ This Portfolio will also be reorganized as a Portfolio of the AXA Premier VIP Trust ("VIP Trust"). AXA Equitable Life Insurance Company ("AXA Equitable") in its capacity as Investment Manager of the VIP Trust will manage the assets of the Portfolio.

  In addition to the name change shown in the table above, the following change to the Portfolio's objective and Investment Manager and/or Sub-Adviser(s) will also occur. The following is added under "The Funds" for the New Portfolio, replacing information shown in the Prospectus for the Existing Portfolio listed above:



------------------------------------------------------------------------------------------------------------
  AXA Premier VIP Trust                                         Investment Manager (or Sub-Adviser(s), as
  (New Trust)                     Objective                     applicable)
------------------------------------------------------------------------------------------------------------
  MULTIMANAGER SMALL CAP GROWTH   Long-term growth of capital.   o Bear Stearns Asset Management Inc.
                                                                 o Eagle Asset Management, Inc.
                                                                 o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------

     B. Effective on or about July 9, 2007, subject to regulatory approval, the following Portfolio name change as listed below will occur. Accordingly, all references to the corresponding investment option in the Prospectus are also changed.


--------------------------------------------------------------------------------
  Existing Portfolio Name    New Portfolio Name
--------------------------------------------------------------------------------
  EQ/TCW EQUITY              EQ/T.ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------

In addition to the name change shown in the table above, the following change to the Portfolio's Sub-Adviser will also occur. The following is added under "The Funds" for the New Portfolio, replacing information shown in the Prospectus for the Existing Portfolio listed above:


------------------------------------------------------------------------------------------------------------
                                                                      Investment Manager (or Sub-Adviser(s), as
   EQ ADVISORS TRUST              Objective                           applicable)
------------------------------------------------------------------------------------------------------------
  EQ/T.ROWE PRICE GROWTH STOCK   Seeks to achieve long-term capital   o T.Rowe Price Associates, Inc.
                                 appreciation.
------------------------------------------------------------------------------------------------------------

2.   PORTFOLIO SUBSTITUTIONS -- JULY 9, 2007 AND AUGUST 20, 2007

     Effective on or about July 9, 2007 and August 20, 2007, subject to regulatory approval, interests in certain investment options (the "surviving options") will replace interests in current investment options (the "replaced options"), as listed in the table below. The table also shows the objective and the investment manager (and sub-adviser, as applicable) for each surviving option. We will move the assets from each replaced option into the applicable surviving option on the date of the substitution. The value of your interest in the surviving option will be the same as it was in the replaced option. We will also automatically direct any contributions made to a replaced option to the applicable surviving option. Any allocation election to a replaced option will be considered as an allocation election to the applicable surviving option. You may transfer your account value among the investment options, as usual. Any transfer fees that otherwise would apply will be waived on transfers out of either Portfolio that you make within 30 days before or after the substitution. These transfers will not count against the limit (if any) on the number of transfers permitted under your contract. However, we may impose restrictions on transfers to prevent or limit disruptive transfer and other "market timing" activities by contract owners or registered representatives as more fully described in "Detailed information about the contract" under "Disruptive transfer activity." Any account value remaining in the replaced option on the substitution date will be transferred to the corresponding surviving option. Please contact the Operations Center referenced in your Prospectus for more information about these substitutions and for information on how to transfer your account value.

     The substitutions of the Fidelity VIP Growth and UIF U.S. Real Estate Portfolios will occur on or about July 9, 2007. The substitutions of the AIM V.I. Basic Value Fund, AIM V.I. Mid Cap Core Equity Fund, Alger American MidCap Growth, Fidelity VIP Growth Opportunities, and Oppenheimer Main Street Fund/VA will occur on or about August 20, 2007. The following is added under "The Funds" for the Surviving/New Portfolios, replacing information shown in the Prospectus for the Replaced (current) Portfolios listed below:

--------------------------------------------------------------------------------
Trust                           Trust/Share Class
Replaced (Current) Portfolio    Surviving/New Portfolio
--------------------------------------------------------------------------------
                                EQ Advisors Trust --
                                Class 1A Shares
--------------------------------------------------------------------------------
AIM V.I. MID CAP CORE EQUITY    EQ/FI MID CAP
 FUND (SERIES I)
--------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP           EQ/VAN KAMPEN MID CAP
 GROWTH (CLASS O SHARES)        GROWTH
--------------------------------------------------------------------------------
FIDELITY VIP GROWTH             EQ/CAPITAL GUARDIAN
 OPPORTUNITIES PORTFOLIO        RESEARCH
 (INITIAL AND SERVICE SHARES)
--------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET         EQ/CAPITAL GUARDIAN
 FUND/VA (SERVICE CLASS)        RESEARCH
--------------------------------------------------------------------------------
UIF U.S. REAL ESTATE (SHARE     EQ/VAN KAMPEN REAL ESTATE
 CLASS I)
--------------------------------------------------------------------------------
                                EQ Advisors Trust --
                                Class 1B Shares
--------------------------------------------------------------------------------
AIM V.I. BASIC VALUE FUND       EQ/BLACKROCK BASIC VALUE
 (SERIES I)                     EQUITY
--------------------------------------------------------------------------------
                                Fidelity Variable Insurance
                                Products (VIP) --
                                Service Shares
--------------------------------------------------------------------------------
FIDELITY VIP GROWTH PORTFOLIO   FIDELITY VIP CONTRAFUND
 (SERVICE SHARES)
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------
Trust                                                                Investment Manager (or
Replaced (Current) Portfolio     Objective                           Sub-Adviser(s), as applicable)
-------------------------------------------------------------------------------------------------------
AIM V.I. MID CAP CORE EQUITY    Seeks long-term growth of capital.   o Fidelity Management & Research
 FUND (SERIES I)                                                       Company
-------------------------------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP           Capital growth.                      o Morgan Stanley Investment
 GROWTH (CLASS O SHARES)                                               Management, Inc.
-------------------------------------------------------------------------------------------------------
FIDELITY VIP GROWTH             Seeks to achieve long-term growth    o Capital Guardian Trust Company
 OPPORTUNITIES PORTFOLIO        of capital.
 (INITIAL AND SERVICE SHARES)
-------------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET         Seeks to achieve long-term growth    o Capital Guardian Trust Company
 FUND/VA (SERVICE CLASS)        of capital.
-------------------------------------------------------------------------------------------------------
UIF U.S. REAL ESTATE (SHARE     Seeks to provide above average       o Morgan Stanley Investment
 CLASS I)                       current income and long-term           Management, Inc.
                                capital appreciation.
-------------------------------------------------------------------------------------------------------
AIM V.I. BASIC VALUE FUND       Seeks capital appreciation and       o BlackRock Investment
 (SERIES I)                     secondarily, income.                   Management, LLC
-------------------------------------------------------------------------------------------------------
FIDELITY VIP GROWTH PORTFOLIO   Seeks long-term capital              o Fidelity Management Research
 (SERVICE SHARES)               appreciation.                          Company (subadvised by FMR
                                                                       Co., Inc., Fidelity Management &
                                                                       Research (U.K.), Inc., Fidelity
                                                                       Investments Japan Limited and
                                                                       Fidelity Management & Research
                                                                       Far East Inc.)
-------------------------------------------------------------------------------------------------------

3.   PORTFOLIO OPERATING EXPENSES

     Details concerning each Fund portfolio company's fees and expenses is contained in the Prospectus for each Portfolio.





















                     MONY Life Insurance Company of America
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 1-800-487-6669

                                     PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



                                                                   ESTIMATED
ITEM OF EXPENSE                                                    EXPENSE
---------------------------------------------------------------    ---------

Registration fees                                                   $     0

Federal taxes                                                           N/A

State taxes and fees (based on 50 state average)                        N/A

Trustees' fees                                                          N/A

Transfer agents' fees                                                   N/A

Printing and filing fees                                            $50,000*

Legal fees                                                              N/A

Accounting fees                                                         N/A

Audit fees                                                          $20,000*

Engineering fees                                                        N/A

Directors and officers insurance premium paid by Registrant             N/A

-------------

*     Estimated expense.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:

                                   ARTICLE VI

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

         The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            (1) Form of Underwriting Agreement. Distribution Agreement among MONY Life Insurance Company of America, MONY Securities Corp., and AXA Distributors, LLC, incorporated herein by reference to Post Effective Amendment No. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

            (4) Form of Policy.

                (a) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Exhibit 4 to Registration Statement (File No. 333-59717) on Form N-4, filed on July 23, 1998.

                (b) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Exhibit 4 to Registration Statement (File No. 333-72632) on Form N-4, filed on January 9, 2002.

            (5) Opinion and consent of counsel regarding legality

                (a) Opinion and consent of David S. Waldman as to the legality of the securities being registered, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File
            No. 333-105089) filed on August 4, 2004.

                (b) Opinion and consent of Dodie Kent as to the legality of the securities being registered, incorporated herein by reference to Form S-1 (333-132810) filed on March 27, 2006 and filed herewith.

            (8) Opinion and consent of Robert Levy as to tax matters, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

            (10) Material Contracts.

                 (a) Services Agreement between The Mutual Life Insurance
            Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

                 (b) Amended and Restated Services Agreement between MONY Life
            Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.

            (13) Reports to Security Holders.

                 (a) Form 10-K for the fiscal year ended December 31, 2005 is incorporated herein by reference to Form 10-K (File No. 333-65423) filed on March 17, 2006 (accession nbr. 0000771726-06-000124).

            (23) Consents of Experts and Counsel.

                 (a) Consent of PricewaterhouseCoopers LLP, independent
            registered public accounting firm filed herewith.

                 (b) See Item (5) above.

            (24) Powers of Attorney.

                 (a)(i) Power of Attorney for Christopher M. Condron, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (ii) Power of Attorney for Stanley B. Tulin, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (iii) Power of Attorney for Alvin H. Fenichel, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (iv) Power of Attorney for Bruce W. Calvert, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (v) Power of Attorney for Henri de Castries, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (vi) Power of Attorney for Denis Duverne, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (vii) Power of Attorney for Mary R. Henderson, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (viii) Power of Attorney for James F. Higgins, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (ix) Power of Attorney for W. Edwin Jarmain, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (x) Power of Attorney for Christina Johnson Wolff, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (xi) Power of Attorney for Scott D. Miller, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (xii) Power of Attorney for Joseph H. Moglia, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                    (xiii) Power of Attorney for Peter J. Tobin, incorporated
            herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4, 2004.

                 (b) Powers of Attorney filed herewith.

ITEM 17. UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) to include any material information with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and State of New York, on this 27th day of April, 2007.




                                MONY Life Insurance Company of America
                                       (Registrant)


                                By: /s/ Dodie Kent
                                   ---------------------------------
                                   Dodie Kent
                                   Vice President and Associate General Counsel
                                   MONY Life Insurance Company of America



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                    Chairman of the Board, President and
                                           Chief Executive Officer, Director

PRINCIPAL FINANCIAL OFFICER:

*Richard S. Dziadzio                       Executive Vice President and
                                           Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                         Senior Vice President and Controller


*DIRECTORS:

Bruce W. Calvert            Anthony J. Hamilton          Joseph H. Moglia
Christopher M. Condron      Mary R. (Nina) Henderson     Lorie A. Slutsky
Henri de Castries           James F. Higgins             Ezra Suleiman
Denis Duverne               Scott D. Miller              Peter J. Tobin
Charlynn Goins




*By: /s/ Dodie Kent
     ------------------------
         Dodie Kent
         Attorney-in-Fact

April 27, 2007

                                  EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION                         TAG VALUE
-----------  ---------------------------------------------------    -----------
(5)(b)       Opinion and Consent of Dodie Kent                        Ex-99.5b
(23)(a)      Consent of PricewaterhouseCoopers LLP,
             independent registered public accounting firm            Ex-99.23a
(24)(b)      Powers of Attorney                                       Ex-99.24b